Filed with the Securities and Exchange Commission on April 6, 2001


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          ------------------------

                                  FORM S-4
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                          ------------------------

                              US AIRWAYS, INC.


    Delaware                        4512                  53 - 0218143
(State or other              (Primary Standard          (I.R.S. Employer
jurisdiction of            Industrial Classification    Identification Number)
incorporation or               Code Number)
organization)

                             2345 Crystal Drive
                         Arlington, Virginia 22227
                               (703) 872-7000
 (Address, including zip code, and telephone number, including area code, of
                 Registrant's principal executive offices)

                          ------------------------

       Thomas A. Mutryn                              Copies to:
    Senior Vice President -                        Lawrence M. Nagin
Finance and Chief Financial Officer            Executive Vice President -
       US Airways, Inc.                  Corporate Affairs and General Counsel
     2345 Crystal Drive                           US Airways, Inc.
 Arlington, Virginia 22227                      2345 Crystal Drive
      (703) 872-7000                          Arlington, Virginia 22227
(Name, address, including zip code, and          (703) 872-7000
telephone number, including area code,
     of agent for service)                        Seth E. Jacobson
                                           Skadden, Arps, Slate, Meagher &
                                             Flom (Illinois)
                                                 333 W. Wacker Dr.
                                              Chicago, Illinois 60606
                                                   (312) 407-0700

                          ------------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|


                                  CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                         PROPOSED MAXIMUM      PROPOSED MAXIMUM
       TITLE OF EACH CLASS                AMOUNT TO BE     OFFERING PRICE          AGGREGATE            AMOUNT OF
  OF SECURITIES TO BE REGISTERED           REGISTERED       PER UNIT (1)      OFFERING PRICE (1)    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
  Class C Pass Through
  Certificates, Series 1999-1             $121,517,000          100%              $121,517,000       $ 30,380 (2)
========================================================================================================================

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the registration fee.
(2) Pursuant to Rule 457(f)(2), the registration fee has been calculated using the book value of the securities being registered.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT WILL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT WILL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT WILL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



                              US AIRWAYS, INC.
                           CROSS REFERENCE SHEET


FORM S-4 ITEM                                                    LOCATION IN PROSPECTUS
-------------                                                    ----------------------

A. INFORMATION ABOUT THE TRANSACTION

Item 1:  Forepart of Registration Statement and Outside
         Front Cover Page of Prospectus........................  Outside Front Cover Page

Item 2:  Inside Front and Outside Back Cover Pages of
         Prospectus............................................  Inside Front Cover Page; Outside Back
                                                                 Cover Page
Item 3:  Risk Factors, Ratio of Earnings to Fixed Charges,
         and Other Information.................................  Inside Front Cover Page; Prospectus
                                                                 Summary; Risk Factors; Ratio of Earnings to
                                                                 Fixed Charges

Item 4:   Terms of the Transaction.............................  Prospectus Summary; The Exchange Offer;
                                                                 Description of the Certificates; Certain
                                                                 United States Federal Income Tax
                                                                 Consequences; Plan of Distribution

Item 5:  Pro Forma Financial Information.......................  Not Applicable

Item 6:  Material Contacts With the Company Being
         Acquired..............................................  Not Applicable

Item 7:  Additional Information Required For Reoffering by
         Persons and Parties Deemed to be
         Underwriters..........................................  Not Applicable

Item 8:  Interests of Named Experts and Counsel................  Not Applicable

Item 9:  Disclosure of Commission Position on
         Indemnification for Securities Act Liabilities........  Not Applicable

B.  INFORMATION ABOUT THE REGISTRANT

Item 10: Information With Respect to S-3                         Available Information; Incorporation of
         Registrants...........................................  Certain Documents by Reference

Item 11: Incorporation of Certain Information by                 Available Information; Incorporation of
         Reference.............................................  Certain Documents by Reference


Item 12: Information With Respect to S-2 or S-3
         Registrants...........................................  Not Applicable

Item 13: Incorporation of Certain Information by
         Reference.............................................  Not Applicable

Item 14: Information With Respect to Registrants
         Other Than S-3 or S-2 Registrants.....................  Not Applicable

C.  INFORMATION ABOUT THE COMPANY BEING ACQUIRED

Item 15: Information With Respect to S-3                         Not Applicable
         Companies.............................................

Item 16: Information With Respect to S-2 or S-3
         Companies.............................................  Not Applicable

Item 17: Information With Respect to Companies
         Other Than S-3 or S-2 Companies.......................  Not Applicable

D.  VOTING AND MANAGEMENT INFORMATION

Item 18: Information if Proxies, Consents or
         Authorizations Are to be Solicited....................  Not Applicable

Item 19: Information if Proxies, Consents or
         Authorizations Are Not to be Solicited or
         in an Exchange Offer..................................  Not Applicable


[FLAG]

The Information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.



                 Subject to Completion, dated April 6, 2001

PROSPECTUS

                                    LOGO
                              US AIRWAYS, INC.

                             EXCHANGE OFFER FOR
                     $121,517,000 ORIGINAL FACE AMOUNT
                  7.96% CLASS C PASS THROUGH CERTIFICATES,
                               SERIES 1999-1

                     PRINCIPAL TERMS OF EXCHANGE OFFER


o We are offering a total of $121,517,000 of original face amount of new class C pass through certificates, series 1999-1 in exchange for our outstanding class C pass through certificates, series 1999-1.

o As of the date of this offering, the new class C certificates represent an undivided interest in a trust that holds $121,340,643 of secured promissory notes.

o The terms of the new class C certificates, including the terms of their subordination, are substantially identical to the terms of the outstanding class C certificates, except for various transfer restrictions and registration rights relating to the outstanding class C certificates.

o The exchange of certificates will not be a taxable exchange for U.S. federal income tax purposes.

o The exchange offer expires at 5:00 p.m., New York City time, on , 2001, unless extended.

 YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 20 BEFORE
                    PARTICIPATING IN THE EXCHANGE OFFER.

                           ---------------------


     EACH BROKER-DEALER THAT RECEIVES NEW CLASS C CERTIFICATES FOR ITS OWN ACCOUNT PURSUANT TO THE EXCHANGE OFFER MUST ACKNOWLEDGE THAT IT WILL DELIVER A PROSPECTUS IN CONNECTION WITH ANY RESALE OF SUCH NEW CLASS C CERTIFICATES. THE LETTER OF TRANSMITTAL STATES THAT BY SO ACKNOWLEDGING AND DELIVERING A PROSPECTUS, A BROKER-DEALER WILL NOT BE DEEMED TO ADMIT THAT IT IS AN "UNDERWRITER" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933. THIS PROSPECTUS, AS IT MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, MAY BE USED BY A BROKER-DEALER IN CONNECTION WITH RESALES OF NEW CLASS C CERTIFICATES RECEIVED IN EXCHANGE FOR THE OUTSTANDING CLASS C CERTIFICATES WHERE SUCH OUTSTANDING CLASS C CERTIFICATES WERE ACQUIRED BY SUCH BROKER-DEALER AS A RESULT OF MARKET-MAKING ACTIVITIES OR OTHER TRADING ACTIVITIES. WE HAVE AGREED THAT, FOR A PERIOD OF ONE HUNDRED EIGHTY (180) DAYS AFTER THE EXPIRATION DATE OF THE EXCHANGE OFFER, WE WILL MAKE THIS PROSPECTUS AVAILABLE TO ANY BROKER-DEALER FOR USE IN CONNECTION WITH ANY SUCH RESALE.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------


                        _______________ ____, 2001.



                             TABLE OF CONTENTS

                                                                       Page

Presentation of Information.............................................3
Prospectus Summary......................................................4
  The Exchange Offer....................................................4
  Summary of Terms of Certificates......................................7
  Secured Promissory Notes and the Aircraft.............................9
  Loan to Aircraft Value Ratios.........................................9
  Cash Flow Structure..................................................11
  The Certificates.....................................................12
  US Airways...........................................................17
  Summary Financial and Operating Data.................................18
Risk Factors...........................................................20
  Risk Factors Relating to US Airways..................................20
  Risk Factors Relating to the Airline Industry........................24
  Risk Factors Relating to the Certificates ...........................26
  Risk Factors Relating to the Exchange Offer..........................28
Forward-Looking Statements.............................................29
Use of Proceeds........................................................30
Ratio of Earnings to Fixed Charges.....................................30
The Exchange Offer.....................................................31
  Purpose and Effect of Exchange Offer.................................31
  Terms of the Exchange Offer..........................................31
  Expiration Date; Extensions; Amendments Termination..................33
  Interest on the New Class C Certificates.............................33
  Procedures for Tendering.............................................33
  Acceptance of Outstanding Class C Certificates for
    Exchange; Delivery of New Class C Certificates.....................35
  Book-Entry Transfer..................................................36
  Guaranteed Delivery Procedures.......................................36
  Withdrawal of Tenders................................................37
  Conditions of the Exchange Offer.....................................37
  Exchange Agent.......................................................38
  Fees and Expenses....................................................38
Description of the Certificates........................................39
  General..............................................................39
  Payments and Distributions...........................................41
  Pool Factors.........................................................43
  Reports to Certificateholders........................................44
  Indenture Defaults and Certain Rights upon an Indenture Default......44
  Purchase Rights of Certificateholders................................47
  PTC Event of Default.................................................47
  Merger, Consolidation and Transfer of Assets.........................47
  Modifications of the Pass Through Trust Agreements and
    Certain Other Agreements...........................................48
  Purchase of Secured Promissory Notes.................................51
  Termination of the Pass Through Trust................................55
  The Pass Through Trustee.............................................55
  Book-Entry; Delivery and Form........................................55
Description of the Liquidity Facilities................................57
  General..............................................................57
  Drawings.............................................................58
  Reimbursement of Drawings............................................60
  Liquidity Events of Default..........................................61
  Liquidity Provider...................................................61
Description of the Intercreditor Agreement.............................62
  Intercreditor Rights.................................................62
  Priority of Distributions............................................63
  The Subordination Agent..............................................65
Description of the Aircraft and the Appraisals.........................65
  The Aircraft.........................................................65
  The Appraisals.......................................................66
Description of the Secured Promissory Notes............................67
  General..............................................................67
  Subordination........................................................68
  Principal and Interest Payments......................................68
  Redemption...........................................................69
  Security.............................................................70
  Loan to Value Ratios of Secured Promissory Notes.....................70
  Limitation of Liability for Leased Aircraft Notes....................71
  Liability for Owned Aircraft Notes...................................71
    Indenture Defaults, Notice and Waiver..............................71
  Remedies.............................................................73
  Modification of Indentures and Leases................................75
  Indemnification......................................................76
  The Leases and the Owned Aircraft Indentures.........................76
Certain United States Federal Income Tax Consequences..................82
ERISA Considerations...................................................83
  General..............................................................83
  Plan Assets Issues...................................................83
  Prohibited Transaction Exemptions....................................83
  Special Considerations Applicable to Insurance Company
    General Accounts.................................................. 84
Plan of Distribution.................................................. 84
Legal Matters......................................................... 85
Experts............................................................... 85
Available Information..................................................85
Reports to Certificateholders..........................................86
Incorporation of Certain Documents by Reference........................86
Glossary...............................................................87
Appraisal Letters..............................................Appendix I
Secured Promissory Note Principal Payments....................Appendix II
LTV Ratios.................................................. Appendix III




                        PRESENTATION OF INFORMATION

     For convenience, throughout this prospectus, the words "we," "us," "ours" or similar words refer to US Airways, Inc. and the word "parent" or other similar words refer to US Airways Group, Inc. In addition, for convenience, we refer to the new class C pass through certificates, series 1999-1 as the "new class C certificates " and the outstanding class C pass through certificates, series 1999-1 as the "outstanding class C certificates." The new class C certificates and the outstanding class C certificates may be referred to in general as the "class C certificates ". Also, we may refer to our class A pass through certificates, series 1999-1, class B pass through certificates, series 1999-1 or class C certificates in general as "certificates" and to the holder of a class A, class B or class C pass through certificate as a "certificateholder."

     We have given capitalized terms specific meanings for purposes of this prospectus. The capitalized terms and their meanings are in the "Glossary" attached to this prospectus.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS DOCUMENT MAY BE USED ONLY WHERE IT IS LEGAL TO SELL THESE SECURITIES. THE INFORMATION IN THIS DOCUMENT MAY BE ACCURATE ONLY ON THE DATE OF THIS DOCUMENT.


                             PROSPECTUS SUMMARY

     This summary highlights selected information from this prospectus and may not contain all of the information that is important to you. For more complete information about the class C certificates and US Airways, you should read this entire prospectus, as well as the materials filed with the Securities and Exchange Commission that are considered to be part of this prospectus. See "Incorporation of Certain Documents by Reference ."


                             THE EXCHANGE OFFER

The Certificates................... We are offering to exchange
                                    $121,517,000 of aggregate original face
                                    amount of new class C pass through
                                    certificates, series 1999-1 for
                                    $121,517,000 of aggregate original face
                                    amount of outstanding class C pass
                                    through certificates, series 1999-1.

                                    As of the date of this offering, the
                                    new class C certificates represent an
                                    undivided interest in a trust that
                                    holds $121,340,643 of secured
                                    promissory notes.

                                    On August 31, 1999, we completed a
                                    private offering of $121,517,000 of
                                    original face amount of the outstanding
                                    class C certificates. On the same date,
                                    we publicly sold an aggregate of
                                    $468,268,000 of original face amount of
                                    class A pass through certificates,
                                    series 1999-1 and class B pass through
                                    certificates, series 1999-1, which were
                                    registered under the Securities Act of
                                    1933. The proceeds from the issuance of
                                    each class of certificates were
                                    initially held as deposits in separate
                                    escrow accounts. We used most of the
                                    proceeds from the sale of the
                                    certificates to purchase secured
                                    promissory notes issued to finance our
                                    acquisition or lease of 20 new Airbus
                                    aircraft. Because the principal amount
                                    of the secured promissory notes
                                    purchased by the class C pass through
                                    trust did not equal the full original
                                    face amount of the class C
                                    certificates, a portion of the deposits
                                    relating to the class C certificates in
                                    the amount of $176,357 was returned to
                                    the class C certificateholders. As a
                                    result, the class C certificates
                                    represent a fractional undivided
                                    interest in trust property consisting
                                    of, among other things, $121,340,643 of
                                    secured promissory notes. The class C
                                    trust will not purchase any additional
                                    secured promissory notes.

Subordination...................... Under an intercreditor agreement, payments on the class C certificates
                                    are subordinated to payments on the
                                    class A and class B certificates.

Registration Agreement............. Under a registration agreement, we have agreed to exchange your outstanding
                                    class C certificates for registered new
                                    class C certificates with substantially
                                    identical terms. The exchange offer is
                                    intended to satisfy these rights. After
                                    you exchange your outstanding class C
                                    certificates, you will no longer be
                                    entitled to any exchange or
                                    registration rights with respect to
                                    your class C certificates.

The Exchange Offer................. We are offering new class C certificates in exchange for an equal
                                    face amount of outstanding class C
                                    certificates. The new class C
                                    certificates are substantially
                                    identical to the outstanding class C
                                    certificates, except certain transfer
                                    restrictions, registration rights and
                                    liquidated damages provisions relating
                                    to the outstanding class C certificates
                                    do not apply. See "The Exchange
                                    Offer--General."

                                    The class A and class B certificates
                                    are not being exchanged in the exchange
                                    offer. We anticipate that all of the
                                    class A and class B outstanding on the
                                    date of this prospectus will be
                                    outstanding following completion of the
                                    exchange offer.

Resale of New Class C
Certificates....................... We believe that you can offer for resale, resell and otherwise transfer
                                    the new class C certificates without
                                    complying with the registration and
                                    prospectus delivery requirements of the
                                    Securities Act if:

                                    o     you acquire the new class C
                                          certificates in the ordinary
                                          course of your business;

                                    o     you are not participating, do not
                                          intend to participate, and have
                                          no arrangement or understanding
                                          with any person to participate,
                                          in the distribution of the new
                                          class C certificates; and

                                    o     you are not our "affiliate ," as
                                          defined in Rule 405 of the
                                          Securities Act.

                                    If you transfer any new class C
                                    certificate without delivering a proper
                                    prospectus or without qualifying for a
                                    registration exemption and any of the
                                    conditions listed above are not
                                    satisfied, you may incur liability
                                    under the Securities Act. We do not
                                    assume or indemnify you against such
                                    liability.

Consequences of Failure to
Exchange........................... In general, the outstanding class C certificates may not be offered or sold
                                    unless they are offered or sold in a
                                    transaction registered under or exempt
                                    from the Securities Act. If you do not
                                    exchange your outstanding class C
                                    certificates for new class C
                                    certificates in the exchange offer,
                                    your outstanding class C certificates
                                    will continue to be subject to transfer
                                    restrictions. See "Risk Factors--Risk
                                    Factors Relating to the Certificates
                                    and the Offering--Consequences of
                                    Failure to Exchange" and "The Exchange
                                    Offer."

Expiration Date.................... The exchange offer expires at 5:00
                                    p.m., New York City time, ________ __,
                                    2001, unless we extend the expiration
                                    date.

Interest..........................  The new class C certificates will accrue interest at the rate of 7.96%
                                    per annum based on the outstanding pool
                                    balance of such certificates, payable
                                    on January 20 and July 20 of each year.

Conditions to the
Exchange Offer..................... The exchange offer is subject to the following customary conditions:

                                    o     you must properly tender the
                                          outstanding class C certificates;

                                    o     you must make certain customary
                                          representations regarding the
                                          exchange offer; and

                                    o     the exchange offer must not
                                          violate any applicable law,
                                          statute, rule or regulation, or
                                          any proposed, adopted or enacted
                                          law, statute, rule, regulation or
                                          interpretation of the Securities
                                          and Exchange Commission. See "The
                                          Exchange Offer-Conditions."

                                    We may waive any of the foregoing
                                    conditions.

Procedures for Tendering
Your Class C Certificates.......... If you wish to accept the exchange offer, you must complete, sign and date
                                    the letter of transmittal in accordance
                                    with the instructions, and deliver the
                                    letter of transmittal, along with your
                                    outstanding class C certificates and
                                    any other required documentation, to
                                    the exchange agent. By executing the
                                    letter of transmittal, you will
                                    represent to us that, among other
                                    things:

                                    o     any new class C certificates you
                                          receive will be acquired in the
                                          ordinary course of your business;

                                    o     you have no arrangement with any
                                          person to participate in the
                                          distribution of the new class C
                                          certificates; and

                                    o     you are not our affiliate or, if
                                          you are our affiliate, you will
                                          comply with the registration and
                                          prospectus delivery requirements
                                          of the Securities Act of 1933 to
                                          the extent applicable.

                                          If you hold outstanding class C
                                          certificates through the
                                          Depository Trust Company and wish
                                          to participate in the exchange
                                          offer, you may do so through the
                                          Depository Trust Company's
                                          Automated Tender Offer Program.
                                          By participating in the exchange
                                          offer, you will agree to be bound
                                          by the letter of transmittal as
                                          though you had executed such
                                          letter of transmittal.

Guaranteed Delivery
Procedures......................... If you wish to tender your outstanding class C certificates and:

                                    o     time will not permit your
                                          outstanding class C certificates
                                          or other required documents to
                                          reach the exchange agent before
                                          the expiration time, or

                                    o     the procedure for book-entry
                                          transfer cannot be completed on
                                          time, then you may tender
                                          outstanding class C certificates
                                          by completing a notice of
                                          guaranteed delivery and complying
                                          with the guaranteed delivery
                                          procedures. See "The Exchange
                                          Offer-Guaranteed Delivery
                                          Procedures."

Withdrawal Rights.................. You may withdraw the tender of your outstanding class C certificates, at
                                    any time before 5:00 p.m., New York
                                    City time, on the expiration date.

Acceptance of Outstanding
Class C Certificates and
Delivery of New Class C
Certificates....................... Subject to certain conditions, we will accept for exchange any and all
                                    outstanding class C certificates which
                                    are properly tendered and not validly
                                    withdrawn before the expiration time.
                                    We will deliver the new class C
                                    certificates promptly following the
                                    expiration time. See "The Exchange
                                    Offer."

Certain United States Federal
Income Tax Consequences............ The exchange of the outstanding class C certificates for the new class C
                                    certificates will be a taxable event
                                    for U.S. federal income tax purposes.
                                    See "Certain United States Federal
                                    Income Tax Consequences."

Exchange Agent..................... State Street Bank and Trust Company is
                                    serving as exchange agent in the
                                    exchange offer.

Use of Proceeds.................... We will not receive any cash proceeds from the exchange of the new class C
                                    certificates for the outstanding class
                                    C certificates.


                      SUMMARY OF TERMS OF CERTIFICATES


                                                  CLASS A                    CLASS B                    CLASS C
                                              CERTIFICATES                CERTIFICATES               CERTIFICATES
                                        --------------------------------------------------------------------------------

Original Aggregate Face Amount.........        $384,884,000                $83,384,000               $121,517,000

Current Pool Balance(1)................        $376,243,778                $80,802,302               $121,340,643

Current Pool Factors(1)................           0.9775511                  0.9690384                  0.9985487

Ratings:

     Moody's...........................            A3                        BAA2                        BA1

     Standard & Poor's.................            A+                         A-                        BBB-

Initial Loan to Aircraft Value
   (cumulative)(2).....................           40.73%                     49.57%                     62.45%

Expected Principal Distribution
   Windows (in years)(3)...............         0.9-19.4                   0.9-19.4                   6.9-18.4

Initial Average Life (in years from
   issuance date)......................           12.1                        9.4                       12.7

Regular Distribution Dates.............  January 20 and July 20     January 20 and July 20     January 20 and July 20

Final Expected Regular
   Distribution Date..................      January 20, 2019           January 20, 2019           January 20, 2018

Final Maturity Date...................        July 20, 2020              July 20, 2020              July 20, 2019

Minimum Denomination..................           $1,000                     $1,000                    $100,000

Section 1110 Protection...............             Yes                        Yes                        Yes

Liquidity Facility Coverage...........         3 semiannual               3 semiannual               3 semiannual
                                                 interest                   interest                   interest
                                                 payments                   payments                   payments



(1) Reflects $8,640,222 aggregate principal repayments on class A certificates, $2,581,698 aggregate principal repayments on class B certificates and a return of $176,357 of Deposits relating to the class C certificates.
(2) These percentages were calculated as of July 20, 2000, the first regular distribution date after all aircraft were delivered. Regular distribution dates are January 20 and July 20 of each year. In these calculations, we assumed that the aggregate appraised aircraft base value was $943,226,700 as of July 20, 2000. The appraised base value is only an estimate of aircraft value and may not reflect current market conditions. See "Description of the Aircraft and the Appraisals--The Appraisals."
(3) These time periods are calculated as of August 31, 1999, the original issuance date of the class A and class B certificates and of the outstanding class C certificates.


SECURED PROMISSORY NOTES AND THE AIRCRAFT

   The following chart provides information about the secured promissory notes which are held in the pass through trusts and about the aircraft that secure those promissory notes:


                                                                      Principal      Principal    Principal
                                                                      Amount of      Amount of    Amount of
                                                                      Series A       Series B      Series C
                                                                       Secured        Secured      Secured
                     Registration   Manufacturer's  Financing        Promissory     Promissory    Promissory       Appraised
   Aircraft Type        Number      Serial Number      Date             Notes          Notes        Notes        Base Value(1)
   -------------        ------      -------------      ----             -----          -----        -----       -------------

Airbus A319-100 . . .  N717UW       1069           September 15, 1999  $  15,843,630  $ 2,718,319  $ 5,760,605  $ 38,980,000
Airbus A319-100 . . .  N722US       1097           October 19, 1999       15,788,922    2,885,214    5,815,520    39,250,000
Airbus A319-100 . . .  N721UW       1095           October 20, 1999       15,788,922    2,885,214    5,815,520    39,250,000
Airbus A319-100 . . .  N724UW       1122           November 22, 1999      15,972,032    2,570,858    5,840,945    39,250,000
Airbus A319-100 . . .  N723UW       1109           December 6, 1999       15,924,216    2,471,143    5,815,520    39,250,000
Airbus A319-100 . . .  N725UW       1135           December 6, 1999       15,972,032    2,570,858    5,840,945    39,250,000
Airbus A320-200 . . .  N107US       1052           December 9, 1999       18,702,123    2,479,994    7,113,413    45,030,000
Airbus A320-200 . . .  N108UW       1061           December 9, 1999       18,702,123    2,479,994    7,113,413    45,030,000
Airbus A319-100 . . .  N718UW       1077           December 13, 1999      15,939,308    2,360,746    5,774,582    38,980,000
Airbus A319-100 . . .  N719US       1084           December 13, 1999      15,862,662    2,370,261    5,791,619    39,030,000
Airbus A320-200 . . .  N109UW       1065           December 15, 1999      18,603,314    2,484,412    7,130,856    45,030,000
Airbus A320-200 . . .  N110UW       1112           December 15, 1999      18,929,870    2,420,121    7,161,698    45,350,000
Airbus A319-100 . . .  N720US       1089           December 17, 1999      15,862,662    2,370,261    5,791,619    39,030,000
Airbus A319-100 . . .  N726US       1136           December 17, 1999      15,848,794    2,434,532    5,847,129    39,260,000
Airbus A320-200 . . .  N111US       1114           December 20, 1999      18,929,870    2,420,121    7,161,698    45,350,000
Airbus A319-100 . . .  N727UW       1147           December 20, 1999      15,997,257    2,154,151    5,847,129    39,260,000
Airbus A319-100 . . .  N728UW       1169           January 18, 2000       16,113,107    2,618,570    5,855,683    39,560,000
Airbus A319-100 . . .  N729US       1178           February 24, 2000      16,019,005    1,689,322    5,862,343    39,560,000
Airbus A330-300 . . .  N670UW       315            April 5, 2000          42,060,285   19,322,457    5,000,406   108,110,000
Airbus A330-300 . . .  N671UW       323            April 25, 2000         42,023,866   19,677,452    5,000,000   108,150,000


(1)      The appraised base value of each aircraft is the lesser of the mean and median base values of that aircraft as appraised by three independent appraisal and consulting firms at the time the outstanding class C certificates were issued. The appraised base values were projected values as of the date of the initial issuance of certificates for the month each aircraft were expected to be delivered by the manufacturer. The appraisals were based on assumptions that may not reflect current market conditions. An appraisal is only an estimate of value and should not be relied on as a measure of actual sales value at any time. See "Risk
         Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of
         Aircraft."


LOAN TO AIRCRAFT VALUE RATIOS

  The following table shows the aggregate loan to aircraft value (LTV) ratios for each class of certificates as of July 20, 2000 and as of each subsequent July 20. In a default situation, the LTV ratios for secured promissory notes issued to finance individual aircraft may be more relevant than the aggregate LTV ratios shown below. The LTV ratios for the secured promissory notes relating to each aircraft are set forth on Appendix III. See "Description of the Secured Promissory Notes--Loan to Value Ratios of Secured Promissory Notes." This is because any proceeds from the sale of an aircraft or other exercise of default remedies will not be used to cover any shortfalls on the secured promissory notes relating to any other aircraft. The table should not be considered a forecast or prediction of expected or likely LTV ratios but simply a mathematical calculation based on one set of assumptions. See "Risk Factors--Risk Factors Relating to the Certificates and the Offering--Appraisals and Realizable Value of Aircraft."


                   Assumed      Class A     Class B       Class C
    Regular       Aggregate  Certificates Certificates  Certificates    Class A      Class B      Class C
 Distribution     Aircraft       Pool         Pool         Pool       Certificates  Certificates Certificates
     Date         Value(1)    Balance(2)   Balance(2)   Balance(2)       LTV(3)       LTV(3)       LTV(3)
     ----       ----------  ------------   ----------   ----------      ------       ------        ------

July 20, 2000  $ 943,226,700 $384,199,222 $83,354,264 $121,340,643      40.73%       49.57%     62.43%
July 20, 2001    914,667,900  367,081,633  76,963,700  121,340,643      40.13%       48.55%     61.81%
July 20, 2002    886,109,100  354,623,087  70,787,966  121,340,643      40.02%       48.01%     61.70%
July 20, 2003    857,550,300  343,310,401  64,328,146  121,340,643      40.03%       47.54%     61.68%
July 20, 2004    828,991,500  331,630,735  59,558,623  121,340,643      40.00%       47.19%     61.83%
July 20, 2005    800,432,700  319,924,065  55,703,513  121,340,643      39.97%       46.93%     62.09%
July 20, 2006    771,873,900  307,468,780  47,381,342  120,340,237      39.83%       45.97%     61.56%
July 20, 2007    743,315,100  289,054,321  40,000,609  119,340,237      38.89%       44.27%     60.32%
July 20, 2008    714,756,300  274,720,721  33,920,336  117,352,230      38.44%       43.18%     59.60%
July 20, 2009    686,197,500  258,542,797  29,462,592  115,259,856      37.68%       41.97%     58.77%
July 20, 2010    657,638,700  242,246,020  26,510,510  112,681,623      36.84%       40.87%     58.00%
July 20, 2011    629,079,900  218,919,276  22,828,444  104,220,656      34.80%       38.43%     55.00%
July 20, 2012    600,521,100  200,259,388  19,841,403   35,138,499      33.35%       36.65%     42.50%
July 20, 2013    571,962,300  182,560,269  15,609,751    9,681,494      31.92%       34.65%     36.34%
July 20, 2014    543,403,500  138,606,508  15,609,751    5,493,362      25.51%       28.38%     29.39%
July 20, 2015    511,933,600  101,364,799  13,297,296    2,000,000      19.80%       22.40%     22.79%
July 20, 2016    473,855,200   79,856,582  11,289,086    2,000,000      16.85%       19.23%     19.66%
July 20, 2017    435,776,800   29,384,958   6,746,614    1,000,000       6.74%        8.29%      8.52%
July 20, 2018    166,111,600    4,708,718   2,124,007            0       2.83%        4.11%         NA
July 20, 2019              0            0           0            0         NA           NA          NA

------------------
 (1) We have assumed the initial appraised value of each aircraft, determined as described under "--Secured Promissory Notes and the
     Aircraft," declines by 3% per year for the first 15 years after the year of delivery of that aircraft, by 4% per year for the next 5 years and by approximately 5% per year after the first 20 years. Other depreciation assumptions would result in important differences in the
     LTV ratios. We have also assumed that the secured promissory notes relating to certain aircraft would be fully amortized prior to the final maturity date of the certificates and consequently the value of such aircraft would no longer be included in assumed aggregate aircraft value as set forth in the table.
(2)  The "pool balance" for each pass through trust or for the certificates issued by any pass through trust indicates, as of any date, the portion of the original aggregate face amount of the certificates issued by that pass through trust that has not been distributed to certificateholders.
(3)  The LTV ratios for each class of certificates were calculated by dividing (a) the expected outstanding pool balance of that class together with the expected outstanding pool balance of all other classes senior in right of payment to that class after giving effect to the distributions expected to be made on the applicable distribution date, by (b) the assumed value of all of the aircraft on that date based on the assumptions described above. The outstanding pool balances and LTV ratios may change if, among other things, the actual amortization of the secured promissory notes differs from the scheduled amortization of the secured promissory notes.


CASH FLOW STRUCTURE

     The following diagram illustrates the cash flow structure for payments on the certificates and on the secured promissory notes owned by the pass through trusts.

[Diagram omitted, which shows that we will pay to the loan trustee for leased aircraft and owned aircraft (a) the lease rental payments, which are assigned by the loan trustee, on leased aircraft and (b) the mortgage payments on owned aircraft. From those lease rental payments and mortgage payments, the loan trustee will make secured promissory note payments on the series A, series B and the series C secured promissory notes with respect to all aircraft to the subordination agent. Excess rental payments will be paid by the loan trustee to the lessors for leased aircraft. From those secured promissory note payments, the subordination agent will pay principal, premium, if any, and interest on the secured promissory notes to the pass through trustee for the class A trust, the class B trust and the class C trust, which in turn will pay this principal, premium, if any, and interest to the holders of class A certificates, class B certificates and the class C certificates, respectively. The subordination agent may also receive advances, if any, and pay reimbursements, if any, to the liquidity provider. ]

---------------
(1) The owner trustee has assigned to the loan trustee its right to receive these payments and we will make these payments directly to the loan trustee.

(2) Each aircraft leased to US Airways is subject to a separate lease and a related indenture. Each owned aircraft is subject to a separate indenture.

(3) These payments will be made from payments on the secured promissory notes as supplemented by the liquidity facilities.


                              THE CERTIFICATES

Certificates Offered............    New US Airways class C pass through
                                    certificates, series 1999-1

Use of Proceeds................     We will not receive any proceeds
                                    from the exchange offer. The class A,
                                    class B and class C pass through trusts
                                    used the proceeds from the sale of the
                                    class A, class B and outstanding class
                                    C certificates to purchase secured
                                    promissory notes issued to finance the
                                    acquisition or lease of 20 new Airbus
                                    aircraft that we currently operate.

Subordination Agent, Pass
Through Trustee and Loan
Trustee.......................      State Street Bank and Trust Company of
                                    Connecticut, National Association.

Liquidity Provider............      AIG Matched Funding Corp.

Trust Property................      The property of each pass through trust
                                    includes:

                                          o   Secured promissory notes.

                                          o   All rights under the
                                              applicable liquidity
                                              facility.

                                          o   Funds from time to time
                                              deposited with the pass
                                              through trustee in accounts
                                              relating to that pass through
                                              trust.

                                          o   Rights of the pass through
                                              trust under the intercreditor
                                              agreement described below
                                              under "--Intercreditor
                                              Agreement."

Regular Distribution Dates....      January 20 and July 20.

Record Dates..................      The fifteenth day preceding the related
                                    distribution date.

Distributions by Pass Through
Trustee.......................      Each pass through trustee will
                                    distribute all payments of principal,
                                    premium, if any, and interest received
                                    on the secured promissory notes held in
                                    that pass through trust to the holders
                                    of the certificates issued by that pass
                                    through trust.

                                    Each pass through trustee will
                                    distribute all scheduled payments of
                                    principal and interest made on the
                                    secured promissory notes on regular
                                    distribution dates.

                                    Each pass through trustee will
                                    distribute principal, premium, if any,
                                    and interest received on the secured
                                    promissory notes resulting from any
                                    early redemption or purchase of those
                                    secured promissory notes on a special
                                    distribution date. Each pass through
                                    trustee will provide the
                                    certificateholders with at least 15
                                    days' notice prior to any special
                                    distribution.

                                    Distributions by the subordination
                                    agent to a pass through trustee for the
                                    benefit of certificateholders generally
                                    are subject to the intercreditor
                                    agreement and subordination provisions
                                    described below.

Intercreditor Agreement.......      The pass through trustees, the
                                    subordination agent and the liquidity
                                    provider have entered into an
                                    intercreditor agreement that states how
                                    payments made on the secured promissory
                                    notes and payments made under the
                                    liquidity facilities will be shared and
                                    distributed among pass through trustees
                                    and the liquidity provider. The
                                    intercreditor agreement also sets forth
                                    agreements among the pass through
                                    trustees and the liquidity provider
                                    relating to who will control the
                                    exercise of remedies under the secured
                                    promissory notes and the indentures.

                                    There are no cross-default provisions
                                    in the indentures or in the leases.
                                    This means that if the secured
                                    promissory notes relating to an
                                    aircraft are in default, and the
                                    secured promissory notes issued with
                                    respect to the remaining aircraft are
                                    not in default, no remedies will be
                                    exercisable with respect to the
                                    remaining aircraft.

Subordination.................      By virtue of the intercreditor
                                    agreement, the secured promissory notes
                                    are cross-subordinated. This means that
                                    payments received on a junior class of
                                    secured promissory notes relating to
                                    one aircraft may be applied according
                                    to the priority of payment provisions
                                    in the intercreditor agreement to make
                                    payments relating to a more senior
                                    class of certificates. Under the
                                    intercreditor agreement, distributions
                                    on the certificates will be made in the
                                    following order:

                                    o     first, to reimburse the liquidity
                                          provider;

                                    o     second, to the holders of the
                                          class A certificates;

                                    o     third, to the holders of the
                                          class B certificates; and

                                    o     fourth, to the holders of the
                                          outstanding class C certificates
                                          or new class C certificates, as
                                          the case may be.

                                    The subordination provisions may permit
                                    distributions to junior
                                    certificateholders after a default on
                                    the secured promissory notes even if
                                    more senior certificateholders have not
                                    been repaid in full. The subordination
                                    provisions do not apply to payments
                                    received from the liquidity provider.

Control of Loan Trustee.......      As long as there is no continuing
                                    default under an indenture, the holders
                                    of a majority of the outstanding
                                    principal amount of secured promissory
                                    notes issued under that indenture will
                                    be entitled to direct the loan trustee
                                    in taking action under that indenture.
                                    If an indenture default is continuing,
                                    the controlling party may direct the
                                    loan trustee to exercise remedies,
                                    which may include accelerating the
                                    secured promissory notes under that
                                    indenture or foreclosing the lien on
                                    the aircraft securing those secured
                                    promissory notes. In exercising
                                    remedies during the nine months after
                                    the earlier of (a) the acceleration of
                                    the secured promissory notes issued
                                    under any indenture or (b) our
                                    bankruptcy, the controlling party may
                                    not sell the secured promissory notes
                                    or the aircraft subject to the lien of
                                    that indenture for less than certain
                                    specified minimums or modify lease
                                    rental payments for that aircraft below
                                    a specified threshold.

                                    The controlling party will be:

                                    o     The class A pass through trustee.

                                    o     Upon final distribution of the
                                          aggregate outstanding balance of
                                          the class A certificates,
                                          together with accrued and unpaid
                                          interest, to the holders of class
                                          A certificates, the class B pass
                                          through trustee.

                                    o     Upon final distribution of the
                                          aggregate outstanding balance of
                                          the class B certificates,
                                          together with accrued and unpaid
                                          interest, to the holders of class
                                          B certificates, the class C pass
                                          through trustee.

                                    Under certain circumstances, the
                                    liquidity provider may elect to act as
                                    the controlling party. See "Description
                                    of the Intercreditor
                                    Agreement--Intercreditor Rights."

Right to Buy Other
Classes of Certificates.......      If we are in bankruptcy or another
                                    triggering event has occurred, the
                                    certificateholders may have the right
                                    to buy the more senior classes of
                                    certificates. See "Description of the
                                    Certificates--Purchase Rights of
                                    Certificateholders." This right to buy
                                    is based on the following:

                                    o     The class B certificateholders
                                          will have the right to purchase
                                          all the class A certificates.

                                    o     The outstanding class C
                                          certificateholders or the new
                                          class C certificateholders, as
                                          the case may be, will have the
                                          right to purchase all the class A
                                          and class B certificates.

                                    The purchase price will be the
                                    outstanding balance of the applicable
                                    classes of certificates plus accrued
                                    and unpaid interest, plus any other
                                    amounts then due to the
                                    certificateholders of those classes.

Liquidity Facilities ..........     Under the liquidity facility for each
                                    pass through trust, the liquidity
                                    provider will, if necessary, make
                                    advances in an aggregate amount
                                    sufficient to pay interest on up to
                                    three successive semiannual regular
                                    distribution dates at the applicable
                                    interest rate for the certificates of
                                    that pass through trust. The liquidity
                                    facilities may not be used to pay any
                                    other amount relating to the
                                    certificates.

                                    The holders of the certificates to be
                                    issued by each pass through trust will
                                    be entitled to receive and keep the
                                    proceeds of advances under the
                                    liquidity facility for that pass
                                    through trust. This is because the
                                    subordination provisions do not apply
                                    to the proceeds of advances under the
                                    liquidity facilities.

                                    On receipt of each advance under any
                                    liquidity facility, the subordination
                                    agent will, to the extent of available
                                    funds, reimburse the liquidity provider
                                    for the amount of that advance. That
                                    reimbursement obligation and all
                                    interest, fees and other amounts owing
                                    to the liquidity provider will rank
                                    senior to all classes of certificates
                                    in right of payment.

Purchase of Secured
Promissory Notes..............      The class A, class B and class C pass
                                    through trustees have purchased the
                                    series A, series B and series C secured
                                    promissory notes, respectively, issued
                                    for each aircraft, pursuant to the note
                                    purchase agreement. We entered into a
                                    leveraged lease financings with respect
                                    to six of the aircraft financed with
                                    proceeds of the certificates. We
                                    entered into secured debt financings
                                    with respect to the remaining fourteen
                                    aircraft.

Secured Promissory Notes
(a) Issuer.....................     Leased Aircraft. First Security Bank,
                                    National Association, as owner trustee,
                                    issued the secured promissory notes for
                                    all leased aircraft financed in
                                    accordance with this prospectus. The
                                    secured promissory notes are not
                                    recourse to the owner trustee in its
                                    individual capacity, to the owner
                                    participant or to us. However, we have
                                    an obligation to provide funds under
                                    the related lease and related documents
                                    in amounts sufficient to pay scheduled
                                    payments on those secured promissory
                                    notes.

                                    Owned Aircraft. We issued the owned
                                    aircraft notes. The owned aircraft
                                    notes are full recourse obligations.

(b) Interest..................      The secured promissory notes held in
                                    the class A pass through trust, the
                                    class B pass through trust and the
                                    class C pass through trust accrue
                                    interest at the annual rates of 8.36%,
                                    9.01% and 7.96%, respectively. Interest
                                    on all secured promissory notes is
                                    payable on January 20 and July 20 of
                                    each year. Interest is calculated on
                                    the basis of a 360-day year consisting
                                    of twelve 30-day months.

(c) Principal..................     Principal payments on series C secured
                                    promissory notes are scheduled to begin
                                    on July 20, 2006. Principal payments
                                    have already begun on the series A and
                                    series B secured promissory notes. See
                                    Appendix II for an amortization schedule of all secured promissory notes.

(d) Redemption and Purchase...      Aircraft Event of Loss. If an aircraft
                                    under the related financing agreements
                                    is lost, destroyed or damaged beyond
                                    repair or other events of loss occur
                                    with respect to an aircraft, all the
                                    secured promissory notes issued for
                                    that aircraft will be redeemed, unless
                                    we replace the aircraft under the
                                    related financing agreements. This
                                    redemption price will be the unpaid
                                    principal amount of those secured
                                    promissory notes, together with accrued
                                    interest, but without any premium.

                                    Optional Redemption. The issuer of the
                                    secured promissory notes for an
                                    aircraft may elect to redeem the notes
                                    prior to maturity. This redemption
                                    price will be the unpaid principal
                                    amount of those secured promissory
                                    notes, together with accrued interest
                                    plus a premium. See "Description of the
                                    Secured Promissory Notes--Redemption."

                                    Purchase by Owner. If an event of
                                    default under a lease between us and an
                                    owner trustee occurs and is continuing,
                                    the applicable owner trustee or owner
                                    participant of an aircraft may elect to
                                    purchase all the secured promissory
                                    notes with respect to that aircraft,
                                    subject to the terms of the applicable
                                    leased aircraft indenture. The purchase
                                    price will be the unpaid principal
                                    amount of those secured promissory
                                    notes, together with accrued interest,
                                    but without any premium except under
                                    certain circumstances specified in the
                                    relevant leased aircraft indenture. In
                                    the case of an owned aircraft, we will
                                    have no comparable right to purchase
                                    the secured promissory notes.

(e) Security..................      The secured promissory notes issued for
                                    each aircraft are secured by a security
                                    interest in that aircraft and, in the
                                    case of each leased aircraft, in the
                                    related owner trustee's rights under
                                    the lease for that aircraft, subject to
                                    limited exceptions.

                                    The secured promissory notes are not
                                    cross-collateralized. This means that
                                    the secured promissory notes issued for
                                    an aircraft are not secured by any
                                    other aircraft or lease. Any proceeds
                                    from the sale of an aircraft or from
                                    the exercise of other default remedies
                                    for an aircraft will not be available
                                    to cover shortfalls with respect to any
                                    other aircraft.

                                    The secured promissory notes are
                                    cross-subordinated under the
                                    intercreditor agreement. This means
                                    that payments received on a junior
                                    class of secured promissory notes
                                    issued for one aircraft may be applied
                                    to make payments relating to a more
                                    senior class of certificates.

                                    There are no cross-default provisions
                                    in the indentures or in the leases.
                                    This means that if the secured
                                    promissory notes issued for one
                                    aircraft are in default and the secured
                                    promissory notes issued for the
                                    remaining aircraft are not in default,
                                    no remedies will be exercisable with
                                    respect to the remaining aircraft.

(f) Section 1110 Protection...      In connection with the closing of the
                                    financing of each aircraft, our outside
                                    counsel provided an opinion to the
                                    effect that the applicable loan trustee
                                    is entitled to the benefits of Section
                                    1110 of the U.S. Bankruptcy Code with
                                    respect to the relevant aircraft. See
                                    "Description of the Secured Promissory
                                    Notes--Remedies."

U.S. Income Tax Matters........     The exchange of outstanding class C
                                    certificates for new class C
                                    certificates will not be a taxable
                                    event for U.S. federal income tax
                                    purposes. See "Certain United States
                                    Federal Income Tax Consequences."

ERISA Considerations..........      In general, employee benefit plans
                                    subject to Title I of ERISA or Section
                                    4975 of the Code, or entities that may
                                    be deemed to hold the assets of those
                                    plans, are eligible to purchase the
                                    certificates, subject to the conditions
                                    and circumstances that apply to those
                                    plans. Each person who acquires an
                                    outstanding class C certificate or a
                                    new class C certificate will be deemed
                                    to have represented and warranted that
                                    either: (a) no employee benefit plan
                                    assets have been used to purchase that
                                    certificate or (b) the purchase and
                                    holding of that certificate are exempt
                                    from the prohibited transaction
                                    restrictions of ERISA and Section 4975
                                    of the Code pursuant to one or more
                                    prohibited transaction statutory or
                                    administrative exemptions. See "ERISA
                                    Considerations."

Threshold Rating
for the Liquidity
Provider......................      Short Term
                                                  Moody's    Standard & Poor's
                                    Class A         P-1           A-1+
                                    Class B         P-1           A-1+
                                    Class C         P-1           A-1

Liquidity Provider Rating.....      The liquidity provider meets the
                                    threshold ratings requirement for each
                                    class of certificates.



                                 US AIRWAYS

       We are a certificated air carrier engaged primarily in the business of transporting passengers, property and mail. We are the principal operating subsidiary of our parent, US Airways Group, Inc., accounting for approximately 88% of our parent's consolidated operating revenues for 2000.

       We carried approximately 61 million passengers in 2000 and currently rank as the sixth largest domestic air carrier, as ranked by total revenue passenger miles, based on our review and analysis of our and other airlines' press releases. We code share with nine air carriers that operate under the trade name "US Airways Express ." Under a code share arrangement, one carrier places its designator code and sells tickets on flights of another carrier. Our combined system served 202 destinations worldwide as of December 31, 2000 and we had approximately 43,500 full-time equivalent employees.

       We are a Delaware corporation, and our executive offices are located at 2345 Crystal Drive, Arlington, Virginia 22227. Our telephone number is
(703) 872-7000.

       For additional information on the company, see "Available
Information" and "Incorporation of Certain Documents by Reference."


                    SUMMARY FINANCIAL AND OPERATING DATA

          The following tables summarize certain of our consolidated financial data and certain operating data. The following selected consolidated financial data for the years ended December 31, 2000, 1999, 1998, 1997 and 1996 is derived from our audited consolidated financial statements, which should be read in conjunction with our audited consolidated financial statements. Our selected consolidated financial data should be read in conjunction with, and is qualified in its entirety by reference to, the consolidated financial statements, including the notes to the consolidated financial statements.


                                                                    Year Ended December 31,
                                                         ----------------------------------------------------
                                                          2000(1)   1999        1998         1997         1996
                                                         ------    ------       -----       ------       -----




                                                      (IN MILLIONS OF DOLLARS, EXCEPT RATIOS AND OPERATING DATA)
FINANCIAL DATA

Operating Revenues...................................     $9,181  $8,460       $8,556      $8,501        $7,704

Operating Expenses...................................      9,225   8,321        7,566       7,915         7,335
                                                        --------  -------      -------     -------       -------
Operating Income (Loss)..............................       (44)     139          990         586           369

Other Income (Expense), Net(2).......................      (158)     320          (54)         87          (178)
                                                        --------  -------      -------     -------       -------
Income (Loss) Before Taxes and Accounting Change.....      (202)     459          936         673           191

Provision (Credit) for Income Taxes..................       (50)     186          377        (379)            8
                                                        --------  -------      -------     -------       -------
Income (Loss) Before Accounting Change...............      (152)     273          559       1,052           183

Accounting Change, Net of Taxes of $63 million (1)...      (103)       -            -           -             -
                                                        --------  -------      -------     -------       -------
Net Income (Loss)....................................   $  (255) $   273      $   559      $1,052       $   183
                                                        ========  =======      ========    =======       =======
Ratio of Earnings to Fixed Charges...................         *      1.9          2.7         2.2           1.3


OPERATING DATA (UNAUDITED)(3)

Revenue passenger miles (millions)(4)................    46,840   41,478       41,253      41,579        38,943

Available seat miles (millions)(5)...................    66,506   59,136       56,723      58,294        56,885

Passenger load factor(6).............................      70.4%    70.1%       72.7%       71.3%         68.5%

Breakeven passenger load factor(7)...................      73.3%    69.6%       65.7%       66.4%         67.9%

Passenger revenue per available seat mile
    (cents) (8)......................................     11.36    11.58        12.38       12.20         11.95

Operating cost per available seat mile
   (cents)(9)........................................     12.71    12.90        12.34       12.33         12.69


Average yield per revenue passenger
   mile (cents)(10)..................................     16.13     16.51      17.02        17.10         17.46
Average passenger journey
   (miles)(11).......................................       784       743        711          709           688



                                                              DECEMBER 31, 2000 DECEMBER 31, 1999
                                                              ----------------- -----------------
                                                                  (IN MILLIONS OF DOLLARS)

FINANCIAL DATA--BALANCE SHEET
ASSETS:
Cash and Cash Equivalents....................................    $          496     $        228

Short-term Investments.......................................               773              624

Other Current Assets.........................................             1,302            1,332

Total Property and Equipment.................................             4,689            3,626

Other Assets, Net(12)........................................             1,726            1,687
                                                                 --------------     ------------

   Total Assets..............................................     $       8,986      $     7,497
                                                                  =============      ===========

LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT):
Current Liabilities..........................................     $       2,823      $     2,366

Long-term Debt, Net of Current Maturities....................             2,688            2,100

Deferred Gains and Other Noncurrent Liabilities..............             3,964            3,217

Stockholder's Equity (Deficit)(12)...........................              (489)            (186)
                                                                ----------------    ------------

   Total Liabilities and Stockholder's Equity (Deficit)......     $        8,986     $     7,497
                                                                  ==============     ===========


  * For the year ended December 31, 2000, earnings were not sufficient to cover fixed charges. Additional earnings of approximately $206 million would have been required to achieve a ratio of 1.0.
(1) Effective January 1, 2000, we changed our accounting policy related to Dividend Miles revenue recognition. In connection with the change, US Airways recognized a $103 million, net of applicable income taxes, cumulative effect charge on January 1, 2000. See "Risk Factors Relating to US Airways--Financial History." Also, effective July 1, 2000, Shuttle, Inc. was merged into US Airways, Inc.
(2) For the year ended December 31, 1999, Other Income (Expense), Net includes a gain of $274 million relating to the sale of holdings in Galileo International, Inc.
(3) Represents all of our operations including the operations of our low-cost product, MetroJet, which commenced service June 1, 1998. These statistics include free frequent travelers and related miles they flew. All nonrecurring items and some revenues and expenses associated with our capacity purchase arrangements with some affiliated airlines have been excluded from these calculations for better comparability between periods.
(4) Revenue passengers multiplied by the number of miles they flew. Includes scheduled service only (excludes charter service).
(5) Seats available multiplied by the number of miles flown (a measure of capacity). Includes scheduled service only (excludes charter service).
(6) Percentage of aircraft seating capacity that is actually used (calculated by dividing revenue passenger miles by available seat miles). Includes scheduled service only (excludes charter service).
(7) Percentage of aircraft seating capacity that must be used in order for the airline to break-even at the pre-tax income level.
(8) Passenger transportation revenue divided by available seat miles (a measure of unit revenue). Includes scheduled service only (excludes charter service).
(9) Total operating expenses divided by available seat miles (a measure of unit cost).
(10) Passenger transportation revenue divided by revenue passenger miles (a measure of the average revenue received for each mile a revenue passenger is carried). Includes scheduled service only (excludes charter service).
(11)   Includes scheduled service only (excludes charter service).
(12) As of December 31, 2000 and 1999, Other Assets, Net included accounts receivable from our parent of $78 million and $281 million, respectively. In addition, as of December 31, 2000 and 1999, our Stockholder's Equity was reduced by accounts receivable and accrued interest due from our parent of $2.3 billion and $2.0 billion, respectively.


                                RISK FACTORS

       You should carefully read the following risk factors before tendering your outstanding class C certificates in the exchange offer. The risk factors set forth below (other than "Consequences of Failure to Exchange") are generally applicable to the outstanding class C certificates as well as the new class C certificates.

RISK FACTORS RELATING TO US AIRWAYS

       LEVERAGE AND LIQUIDITY

       We have a higher proportion of debt compared to our equity capital than most of our principal competitors. A majority of our property and equipment is subject to liens securing indebtedness. We require substantial cash resources in order to meet scheduled debt and lease payments and to finance day-to-day operations. As a result, we may be less able than some of our competitors to withstand a prolonged recession in the airline industry or respond as flexibly to changing economic and competitive conditions.

       As of December 31, 2000, we had:

     o $1.3 billion of cash, cash equivalents and short-term investments;

     o      a ratio of current assets to current liabilities of 0.9 to 1;
            and

     o      $3.0 billion of long-term debt and capital lease obligations.

       We currently have in place a $190 million 364-day secured revolving credit facility and a $250 million three- year secured revolving credit facility to provide liquidity for our operations. The maturity date of the 364-day facility is November 21, 2001 and the maturity date of the three-year facility is December 10, 2002. The effective interest rate for borrowing against the facilities is a floating rate based on the London Interbank Offered Rate (LIBOR). As of December 31, 2000, no amounts were outstanding under these facilities.

       Our ability to fulfill our short-term and long-term cash needs and to service our debt obligations depends upon a variety of factors, including:

     o the rates we pay to acquire resources vital to our operations, such as labor and aviation fuel;

     o      the prices we can obtain for our services;

     o      our ability to compete effectively in the market;

     o      the absence of adverse general economic changes;

     o      unit operating cost reductions; and

     o      our ability to attract new capital.

       We can give no assurances that any of these factors will produce an outcome favorable to us. We continue to actively address our high cost structure. A sustained reduction of unit cost is especially critical to us becoming more competitive with airlines with lower unit operating costs and with those with greater financial strength.

       Our parent has agreed to acquire up to 430 new Airbus aircraft, accompanying jet engines and ancillary assets. As of December 31, 2000, we had taken delivery of 90 Airbus A320 family single-aisle aircraft and our parent had 65 Airbus A320 family single-aisle aircraft on firm order, 182 Airbus A320 family aircraft subject to reconfirmation prior to delivery and options for 63 additional Airbus A320 family aircraft. With respect to the A320 family aircraft on firm order, 23 are scheduled to be delivered in 2001 and the remaining are expected to be delivered in the years 2002 through 2006. The Airbus single-aisle aircraft are replacing certain older aircraft that we operate. In addition, as of December 31, 2000, we had taken delivery of six Airbus A330-300 aircraft and our parent had four more on firm order and options for 20 additional Airbus widebody aircraft. Of the four firm order A330-300 aircraft, three were delivered in 2001 and the remaining aircraft is scheduled for delivery in 2004. The Airbus A330 aircraft are utilized primarily in the transatlantic markets. As of December 31, 2000, the minimum determinable payments associated with our parent's purchase agreements for Airbus aircraft, including progress payments, payments at delivery, buyer-furnished equipment, spares, capitalized interest, penalty payments, cancellation fees and/or nonrefundable deposits, were estimated to be $1.13 billion in 2001, $336 million in 2002, $165 million in 2003, $533 million in 2004 and $351 million thereafter. Our parent expects to assign substantially all of its rights and obligations with respect to the purchase of the new Airbus aircraft to us.

       Our parent has entered into an agreement with CFM International, Inc. (CFM) to purchase jet engines to power the A320 family aircraft. As part of the agreement with CFM, an affiliate of CFM will maintain these engines under a long-term renewable contract. Our parent has also reached an agreement with Pratt & Whitney to purchase jet engines to power the A330 aircraft and to provide long-term maintenance on those engines.

       We anticipate financing the acquisition of aircraft for which the purchase rights have been assigned to us with a combination of enhanced pass through trust certificates, other debt, leveraged leases and cash. Through December 31, 2000, we used cash to purchase all of our new Airbus aircraft and, for all but six aircraft, we completed leveraged lease transactions or secured loan transactions after delivery. Because we are currently funding our parent's purchase deposits for Airbus aircraft and because we expect our parent to continue to assign its purchase rights to us, this financing will result in a significant increase in our financial obligations. We currently have commitments that we believe will provide financing for at least 25% of the anticipated purchase price of all of our firm-order Airbus A320 family aircraft. However, we will need additional financing or internally-generated funds to satisfy our capital commitments for the balance of the aircraft purchase price and for other aircraft-related expenditures. Other capital expenditures, such as purchases of training simulators, and aircraft parts and components, also are expected to increase with the acquisition of the new aircraft and jet engines. There can be no assurance that enough financing will be available for all aircraft and other capital expenditures not covered by committed financing.

       We are currently unable to predict the full impact that the purchase of the new aircraft will have on our future operating cash flows. We expect decreases in certain expenses as we replace several older, diverse aircraft types with newer, more efficient aircraft. We are, however, experiencing increases in certain expenses resulting from our growth plans, including higher ownership costs and costs associated with integrating new aircraft types into our operating fleet. An economic downturn, additional government regulation, intensified competition from lower-cost competitors or further increases in the cost of aviation fuel or other resources vital to our operations could have a material adverse effect on our results of operations, financial condition and future prospects.

       OUTLOOK FOR 2001

       For the quarter ending March 31, 2001, we expect unit revenues to be down and unit cost, excluding fuel, to improve year-over-year. We anticipate paying approximately 95 cents per gallon including taxes for aviation fuel. Our revenues have been under pressure during the first quarter of 2001 as a result of softening economic conditions. We are increasingly experiencing weakness in business travel, as seen in the decline of close-in business bookings. This pressure has intensified during the quarter. Revenues also continue to be affected by the ever-increasing and significant impact of intense competition both from lower cost and large network carriers in the Eastern United States, where the bulk of our operations are located. We expect to record a significant net loss for the first quarter.

       For calendar year 2001, capacity is expected to increase 8% to 10% over 2000 with a capacity increase of 30% in the transatlantic market, 12% in East-West markets and 6% in Florida.

       FINANCIAL HISTORY

       We recorded a net loss of $255 million for 2000 and net income of $273 million for 1999, $559 million for 1998, $1.05 billion for 1997 and $183 million for 1996. The results for the year ended December 31, 2000 include a $103 million charge, net of applicable income taxes, for the cumulative effect of an accounting change.

       The major factors that influenced our financial performance for 2000 included significantly higher fuel prices, severe weather along the Eastern United States in January and June, air traffic control delays, reduced passenger traffic stemming from the then-threatened March 25, 2000, shutdown and passenger apprehensions of flying on or around December 31, 1999.

       In December 1999, the SEC issued Staff Accounting Bulletin No. 101,"Revenue Recognition in Financial Statements" (SAB 101) which provides guidance on the recognition, presentation and disclosure of revenue in financial statements. Although SAB 101 does not change existing accounting rules on revenue recognition, changes in accounting to apply the guidance set forth in SAB 101 may be accounted for as a change in accounting principle. On January 1, 2000, we changed our method of accounting for the sale of mileage credits in our Dividend Miles program from recognizing revenue when credits are sold, to deferring a portion of revenue attributable to future transportation and recognizing it as passenger revenue when the service is provided. The remaining portion of sales proceeds will continue to be recognized immediately as a component of other operating revenues. We believe the new method results in a better matching of revenue with the period in which travel services are provided. In connection with the change, we recognized a $103 million, net of applicable income taxes, cumulative effect charge on January 1, 2000.

       TRANSACTIONS WITH US AIRWAYS GROUP

       Historically, we have funded some of the activities and financing transactions of our parent. As of December 31, 2000, our parent owed us $2.43 billion, of which $2.34 billion was not expected to be collected prior to December 31, 2001 including $2.3 billion classified as a component of stockholder's equity. The advances primarily relate to our funding of our parent's common stock purchase programs and for purchase deposit obligations for new flight equipment. From January 1998, when our parent's first common stock purchase program was authorized, through early January 2000 our parent had purchased a total of 36.2 million shares of its common stock at a total cost of $1.9 billion.

       HIGH PERSONNEL COSTS

       Our personnel costs are the largest single component of our operating costs (approximately 37% for the year ended December 31, 2000). Our unit operating costs, including our personnel costs, generally are higher than those of our competitors. We believe that we must reduce our operating cost structure to achieve sustained improved financial performance.

       In order to achieve those reduced costs, we have negotiated a series of labor agreements based on a principle of "parity." This approach provides wages and benefits for our labor groups based on those of the same employee groups at our four largest competitors, American Airlines, United Air Lines, Northwest Airlines and Delta Air Lines. While historically we have maintained labor agreements which, as a whole, have been more costly than our competitors, these parity agreements will bring our costs in line with our competitors while providing a comparable package of wages, benefits and work rules for our employees.

       We have achieved the following agreements with our principal labor groups:

     o Pilots. Our pilots ratified a five year labor agreement in October 1997. The agreement became effective on January 1, 1998, and may be amended after January 2, 2003. The labor agreement includes various provisions that we believe will help address our high cost structure, including work rule changes and linking the compensation of our pilots to the compensation of pilots at several other major domestic air carriers. This contract also includes provisions that allowed us to launch our MetroJet service, our competitive response to low-cost, low-fare competition, and introduce regional jet aircraft on certain routes operated by US Airways Express.

     o Flight Attendants. On May 1, 2000, our flight attendants, represented by the Association of Flight Attendants, ratified a five-year labor contract. The contract is amendable April 30, 2005.

     o Fleet Service. Our fleet service employees, represented by the International Association of Machinists and Aerospace Workers, ratified an initial labor contract on April 1, 1999. The contract is amendable October 10, 2004.

     o Mechanics. On October 6, 1999, our mechanics and related employees, represented by the International Association of Machinists and Aerospace Workers, ratified a five year contract. The contract is amendable October 10, 2004.

     o Passenger Service. Our passenger service employees voted to be represented by the Communications Workers of America on August 20, 1999, following a court invalidation of the same union certification in May 1999. On November 30, 1999, the membership ratified an initial agreement, which will become amendable on December 12, 2004.

     o Other. Our flight dispatchers ratified a collective bargaining agreement on July 29, 1999, covering approximately 198 flight dispatchers. The dispatchers' contract will become amendable January 31, 2007. Our flight crew training instructors ratified a collective bargaining agreement on May 3, 1999, covering approximately 152 flight crew training instructors. The contract is amendable May 3, 2004. Our simulator engineers, approximately 57 employees, ratified a new collective bargaining agreement on July 28, 2000. The contract is amendable July 31, 2005. A first agreement with The United Steel Workers covering 106 Canadian customer service employees was ratified in January 2000 and became effective February 6, 2000. This contract will be amendable February 6, 2005.

       GEOGRAPHICAL CONCENTRATION

       A substantial portion of our flights are to or from cities in the Eastern United States. As of January 2001, approximately 82% of our departures originated from, and approximately 52% of our capacity, as measured by available seat miles, was deployed within the United States east of the Mississippi River. Accordingly, severe weather, downturns in the economy and air traffic control problems in the Eastern United States adversely affect our results of operations and financial condition more than they affect airlines that do not have flights concentrated in the Eastern United States.

RISK FACTORS RELATING TO THE AIRLINE INDUSTRY

       GENERAL INDUSTRY CONDITIONS

       The airline industry is highly competitive and susceptible to price discounting and similar promotions. We believe that demand for lower-profit "leisure fares," which are affected by the general economy, will remain highly price sensitive. These conditions will make it difficult for airlines, including US Airways, to implement regular price increases. Therefore, we believe we must reduce our cost structure in order to ensure our long-term financial stability.

       CURRENT COMPETITIVE POSITION

       Most of our operations are in competitive markets. We compete with at least one major airline on most of our routes between major cities. We also compete with all forms of ground transportation.

       Vigorous price competition exists in the airline industry. Competitors frequently offer sharply reduced discount fares and other promotions to increase the number of passengers during normally slack travel periods, to generate cash flow and to increase market share in selected markets. We often elect to match discount or promotional fares in certain markets in order to compete in those discounted markets. We and our affiliates continue to experience an increase in pricing pressures and competition.

       SIGNIFICANT IMPACT OF LOW-COST, LOW-FARE COMPETITION

       Recent years have seen the entrance and growth of "low-cost, low-fare" competitors in many of the markets in which we operate. These competitors, based on low costs of operations and low fare structures, include Southwest Airlines Co. as well as a number of smaller start-up air carriers. Southwest has steadily increased operations within the Eastern U.S. since first offering service in this region in late 1993. Delta Air Lines, Inc.'s low- fare product, "Delta Express," operates primarily in this region and has grown substantially since its 1996 launch. We have the highest cost structure of all major domestic air carriers. We consider the growth of low-cost, low-fare competition in certain of our markets to be our foremost competitive threat.

       Direct competition with low-cost, low-fare competitors has typically resulted in lower average revenue received for each mile a revenue passenger is carried. Our Northeastern United States to Florida service has been particularly affected by low-cost, low-fare competition. We have the highest unit operating cost, as measured by operating cost per available seat mile or cost per available seat mile, of all major domestic air carriers. Our cost per available seat mile was 12.71 cents for 2000 and
12.90 cents for 1999. In contrast, Southwest Airlines reported unit operating costs of 7.73 cents and 7.48 cents for the corresponding periods.

       We launched MetroJet, our competitive response to low-cost, low-fare competition, on June 1, 1998. We believe that MetroJet is enabling us to compete effectively against low-cost, low-fare competitors in the markets in which MetroJet operates. We also believe that MetroJet improves the attractiveness of our overall product line, particularly with respect to predominately leisure markets such as service between the Northeastern United States and Florida.

       AVIATION FUEL

       Aviation fuel costs represent a significant portion of our operating costs. These costs were approximately 13% and 8% of our operating costs for 2000 and 1999, respectively. Aviation fuel costs increased significantly in 2000 due primarily to average fuel prices increasing 63% over their prior year level. Significant increases in aviation fuel costs could materially and adversely affect our results of operations. Fuel prices continue to be susceptible to, among other factors, political events and market factors that we cannot control. If a fuel supply shortage resulting from a disruption of oil imports or other factors occurs, higher fuel prices or curtailment of scheduled service could result. Aviation fuel expenses increased $535 million, or 80%, for 2000 versus 1999. In late December 2000, we hedged approximately 20% of first quarter 2001 fuel requirements. We expect to continue this fuel hedge strategy as market opportunities present themselves.

       REGULATORY MATTERS

       We are subject to a wide range of government regulation. Changes in government regulation can have a material impact on our results of operations and financial condition. In recent years, for example, the Federal Aviation Administration (FAA) has issued or proposed mandates relating to, among other things:

     o      expanded flight data recorder parameters;

     o      cargo hold smoke detection/fire suppression systems;

     o      enhanced ground proximity warning systems;

     o      fuselage pressure bulkhead reinforcement;

     o      cockpit drip shields;

     o      fuselage lap joint inspection/rework; and

     o increased inspections and maintenance procedures to be conducted on certain aircraft.

       We expect to continue to incur expenditures relating to compliance with aging aircraft modifications and safety. Most major U.S. airports impose passenger facility charges. The ability of airlines to contest increases in these charges is restricted by federal legislation, Department of Transportation (DOT) regulations and judicial decisions. Legislation was enacted in 2000 that would permit airports to increase passenger facility charges effective April 1, 2001. With certain exceptions, air carriers pass these charges on to passengers. Our ability to pass-through such fees to our customers is subject to various factors, including market conditions and competitive factors.

       The FAA has designated John F. Kennedy International Airport, Chicago O'Hare International Airport, LaGuardia Airport and Washington's Ronald Reagan Washington National Airport as "high-density traffic airports'" and limited the number of departure and arrival slots available to air carriers at those airports. In April 2000, legislation was enacted which eliminates slot restrictions beginning in 2001 at O'Hare and in 2007 at LaGuardia and Kennedy. As a result of this legislation, we performed an evaluation in the second quarter of 2000 in accordance with Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" and determined that the slots are not currently impaired.

       Among other things, this legislation encourages the development of air service to smaller communities from slot-controlled airports. In connection with this, we and our parent implemented a plan to increase service to such communities from LaGuardia. In addition, several airlines have increased regional jet service from LaGuardia to cities in the East, South and Midwest which we currently serve, which led to excessive flight delays at LaGuardia. In response to such delays, the FAA implemented a lottery system limiting the number of new flights at LaGuardia. As a result, several airlines, including us, were required to reduce the number of flights added at LaGuardia in connection with this legislation by January 31, 2001.

       Regional jet aircraft add a great deal of flexibility to our system because they can operate effectively in markets too small for our larger jet service and with stage lengths too great for turboprop aircraft. The number of regional jet aircraft that we operate is limited by provisions in our pilot labor contract. Based on the scope limitations imposed by our pilot labor contract, we can currently operate approximately 70 regional jets. We currently have service agreements with Mesa Airlines, Inc., Chautauqua Airlines, Inc. and Trans States Airlines, Inc. Under these service agreements, these airlines operate regional jets for us. As of December 31, 2000, Mesa, Chautauqua and Trans States operated 36 regional jets for us under these service agreements. By the end of 2001, we expect that, collectively, these airlines will be operating 70 regional jets for us.

       Legislation has been enacted that provides for increased review of certain airline joint ventures by the DOT. In April 1998, the DOT issued proposed rules designed to regulate perceived anti-competitive behavior directed against new entrants in the airline industry. However, in January 2001, the DOT indicated that it did not intend to publish its proposed rules.

       Working with members of Congress, Air Transport Association members developed a voluntary Airline Customer Service Commitment, which was announced in June 1999. As a result of this commitment, members of Congress agreed not to pursue various consumer-oriented legislative proposals. In return, U.S. air carriers agreed voluntarily to publish and implement plans to address consumer concerns in a variety of areas. We implemented our customer service commitment plan on December 15, 1999. We continue to monitor our compliance to insure that we provide our customers with our agreed upon service. In February 2001, the Inspector General of the DOT issued a report evaluating airlines' compliance with their respective customer service plans. The report, which includes recommendations for further action by the airlines and the government, has spurred discussion in Congress of possible legislation related to customer services. At this time, we cannot predict what, if any, legislation may result.

       We cannot predict what laws and regulations will be adopted, what changes to aviation treaties and agreements between the United States and foreign governments may be affected or how we might be affected by any of the foregoing. We may be adversely affected by future laws or regulations.

RISK FACTORS RELATING TO THE CERTIFICATES

       APPRAISALS AND REALIZABLE VALUE OF AIRCRAFT

       Three independent appraisal and consulting firms prepared base value appraisals of the aircraft at the time of the issuance of the outstanding class C certificates. Letters summarizing these appraisals by Aircraft Information Services. Inc., dated June 30, 1999, AvSolutions, Inc., dated June 24, 1999 and Morten Beyer & Agnew, Inc., dated July 28, 1999, are attached to this prospectus as Appendix I. We have not undertaken to update the appraisals in connection with this exchange offer. We do not recommend that you rely on the appraised values as a current estimation of value or as an indicator of the value that will be realized if an aircraft is sold.

       These appraisals, which were based on the base value of the aircraft, relied on assumptions and methodologies and may not reflect current market conditions that could affect the fair market value of the aircraft. Base value is the theoretical value for an aircraft that assumes a balanced market, while current market value is the value for an aircraft in the actual market. The appraisals were prepared without physical inspection of the aircraft. Appraisals based on other assumptions and methodologies may have resulted in valuations that are materially different from those contained in the appraisals. See "Description of the Aircraft and the Appraisals--The Appraisals."

       An appraisal is only an estimate of value. It does not indicate the price at which an aircraft may be purchased from the aircraft manufacturer or the price at which an aircraft may be sold in connection with the exercise of remedies under any indenture. Therefore, the appraisal should not be relied upon as a measure of the actual sales value of the aircraft. The proceeds realized upon a sale of any aircraft may be less than its appraised value. The value of an aircraft, if remedies are exercised under the applicable indenture, will depend on market and economic conditions, the supply of similar aircraft, the availability of buyers, the condition of the aircraft and other factors. As a result, aircraft sale proceeds on any exercise of remedies may not be enough to pay the total amount due on the certificates.

       SUBORDINATION PROVISIONS

       Payments on the class C certificates scheduled to be made on any date will not be made until the class A and class B certificates are paid those amounts due to them on such date. However, the subordination provisions in the intercreditor agreement may, under certain circumstances, permit distributions to class C certificateholders after a default on the secured promissory notes even if class A and B certificateholders have not been paid in full.

       CONTROL OVER COLLATERAL; SALE OF COLLATERAL

       If a default under an indenture is continuing, the controlling party may direct the loan trustee to exercise remedies under that indenture. The controlling party will be:

     o      the class A pass through trustee;

     o upon final distribution of the aggregate outstanding balance of the class A certificates, together with accrued and unpaid interest, to the holders of the class A certificates, the class B pass through trustee;

     o upon final distribution of the aggregate outstanding balance of the class B certificates, together with accrued and unpaid interest, to the holders of the class B certificates, the class C pass through trustee.

       Under certain circumstances, the liquidity provider with the larger amount owing to it may elect to act as the controlling party. See
"Description of the Intercreditor Agreement--Intercreditor Rights."

       Remedies exercisable under an indenture may include accelerating the applicable secured promissory notes under the indenture or foreclosing the lien on the aircraft securing those secured promissory notes. See
"Description of the Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default."

       During the continuation of any indenture default, the controlling party may accelerate and sell the secured promissory notes issued under that indenture, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Secured Promissory Notes or Aircraft." The market for secured promissory notes during any indenture default may be very limited, and there can be no assurance as to the price at which they could be sold. If the controlling party sells any secured promissory notes for less than their outstanding principal amount, certificateholders may receive a smaller amount of principal distributions than expected and will not have any claim for the shortfall against us, any owner trustee, any owner participant, any liquidity provider or any pass through trustee.

       RATING OF THE OUTSTANDING CLASS C CERTIFICATES

       The outstanding class C certificates are currently rated Ba1 and BBB- by Moody's and Standard and Poor's, respectively, which represents a downgrade from the initial ratings from Moody's and Standard and Poor's of Baa3 and BBB, respectively. On December 22, 2000, Moody's revised its pending review of certain of the ratings of our and our parent's bank debt and debt securities from " review for possible upgrade " to " review with direction uncertain ."

       A rating is not a recommendation to purchase, hold or sell certificates, because that rating does not address market price or suitability for a particular investor. A rating may not remain for any given period of time and may be lowered or withdrawn entirely by a rating agency if at any time, in its judgment, circumstances in the future, including the downgrading of our credit rating or the credit rating of any liquidity provider, so warrant.

       The rating of the outstanding class C certificates is based primarily on the default risk of the secured promissory notes purchased by the applicable pass through trust, the availability of a liquidity facility and the collateral value provided by the aircraft securing the secured promissory notes and the subordination provisions that apply to the certificates. The reduction, suspension or withdrawal of the ratings of the outstanding class C certificates or new class C certificates will not, by itself, constitute an event of default.

                RISKS FACTORS RELATED TO THE EXCHANGE OFFER

       OUTSTANDING CLASS C CERTIFICATES THAT ARE NOT EXCHANGED

       As outstanding class C certificates are tendered and accepted in the exchange offer, the trading market for the remaining untendered or tendered but not accepted outstanding class C certificates will be adversely affected. We anticipate that most holders of the outstanding class C certificates will elect to exchange the outstanding class C certificates for new class C certificates because of the general absence of restrictions on the resale of new class C certificates under the Securities Act. Therefore, we anticipate that the liquidity of the market for any outstanding class C certificates remaining after the consummation of the exchange offer will be substantially limited.

       We will issue only new class C certificates in exchange for outstanding class C certificates that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the outstanding class C certificates, and you should carefully follow the instructions on how to tender your outstanding class C certificates. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the outstanding class C certificates. If you do not tender your outstanding class C certificates or if we do not accept some of your outstanding class C certificates, those outstanding class C certificates will continue to be subject to transfer and exchange restrictions.

       The restrictions on transfer of your outstanding class C certificates arise because we issued the outstanding class C certificates pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. In general, you may offer or sell the outstanding class C certificates only if they are registered under the Securities Act and applicable state securities laws, or offered and sold pursuant to an exemption from these requirements. If you do not tender your outstanding class C certificates, or if your outstanding class C certificates are not accepted for exchange, generally you will have no further right to require us to register your outstanding class C certificates after the exchange offer. Except in connection with this exchange offer, we do not presently intend to register the outstanding class C certificates under the Securities Act.

       ABSENCE OF AN ESTABLISHED MARKET FOR THE CERTIFICATES

       Prior to the exchange offer, there was no public market for the outstanding class C certificates. There can be no assurance as to the liquidity of the public market for the new class C certificates or that any active public market for the new class C certificates will develop. Neither we nor the class C pass though trust intend to apply for listing of the new class C certificates on any securities exchange or for quotation of the new class C certificates on the Nasdaq Stock Market's National Market or otherwise. If an active public market does not develop, the market price and liquidity of the class C certificates may be adversely affected.

                         FORWARD-LOOKING STATEMENTS

       This prospectus and the information incorporated by reference into this prospectus include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We prepare forward-looking statements using estimates of future revenues, expenses, activity levels and economic and market conditions, many of which are outside of our control. These forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from the results we discuss in the forward-looking statements. These risks, uncertainties and other factors include, among others:

     o      economic conditions;

     o      labor costs;

     o      financing costs;

     o      aviation fuel costs;

     o      the anticipated merger of our parent and a subsidiary of UAL
            Corporation;

     o competitive pressures on pricing--particularly from lower cost competitors;

     o      weather conditions;

     o      governmental legislation;

     o      consumer perceptions of our products;

     o demand for air transportation in the markets in which we operate;

     o      other operational matters discussed in this prospectus; and

     o other risks and uncertainties listed from time to time in reports we periodically file with the SEC.

       The preparation of forward-looking statements also involves other factors and assumptions not listed above. If the assumptions used to prepare the forward-looking statements prove incorrect, the actual results may differ materially from the results discussed.

                              USE OF PROCEEDS

       We will not receive any cash proceeds from the issuance of the new class C certificates pursuant to the exchange offer. The pass through trustees used the proceeds from the sale of the class A, class B and outstanding class C certificates to purchase secured promissory notes issued to finance the acquisition or lease of 20 new Airbus aircraft that we currently operate.

                     RATIO OF EARNINGS TO FIXED CHARGES

         For the year ended December 31, 2000 earnings were not sufficient to cover fixed charges. Additional earnings of approximately $206 million would have been required to achieve a ratio of 1.0. The ratio of earnings to fixed charges for the years ended December 31, 1999, 1998, 1997 and 1996 was 1.9, 2.7, 2.2 and 1.3, respectively. For purposes of calculating this ratio, earnings consist of pre-tax income, fixed charges, capitalized interest and amortization of previously capitalized interest. Fixed charges consist of interest expense, amortization of debt issue expense and the portion of rental expense representative or interest expense.

                             THE EXCHANGE OFFER

PURPOSE AND EFFECT OF EXCHANGE OFFER

         We originally sold the outstanding class C certificates to AIFS under the terms of a Purchase Agreement dated August 31, 1999. As a condition to the Purchase Agreement, we also entered into a Registration Agreement with AIFS dated as of August 31, 1999. Under the Registration Agreement, we are obligated (i) to file a registration statement with respect to the new class C certificates within 45 days after receipt of notice from AIFS requesting that we register the new class C certificates,
(ii) to cause the registration statement to become effective under the Securities Act within 120 days after our receipt of a request for registration, (iii) to consummate the exchange offer within 150 calendar days after our receipt of a request for registration, and (iv) to keep the registration statement effective under the Securities Act until the 180th day following the expiration of the exchange offer. We may delay any of the above dates for an aggregate of 30 days for the reasons described below. We will keep the exchange offer open for a period of not less than 30 calendar days. The exchange offer, if commenced and consummated within the time periods described in this paragraph, will satisfy our obligations under the Registration Agreement.

TERMS OF THE EXCHANGE OFFER

         Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, all outstanding class C certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date will be accepted for exchange. New class C certificates will be issued in exchange for an equal face amount of outstanding class C certificates accepted in the exchange offer. The exchange offer is not conditioned upon any minimum principal amount of outstanding class C certificates being tendered for exchange. However, our obligation to accept outstanding class C certificates for exchange pursuant to the exchange offer is subject to certain conditions as set forth under "--Conditions."

         Outstanding class C certificates will be deemed to have been accepted as validly tendered when, as and if the class C pass through trustee has given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders of outstanding class C certificates for the purposes of receiving the new class C certificates and delivering the new class C certificates to the holders.

         Based on no-action letters issued by the staff of the SEC, we believe that new class C certificates issued pursuant to the exchange offer to a holder in exchange for outstanding class C certificates may be offered for resale, resold and otherwise transferred by a holder (other than a broker-dealer who purchased outstanding class C certificates directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act or one of our "affiliates" within the meaning of Rule 405 under the Securities Act) without further compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the holder is acquiring the new class C certificates in the ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in a distribution of the new class C certificates.

         Each broker-dealer that receives new class C certificates for its own account pursuant to the Exchange Offer as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such new class C certificates. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales of new class C certificates received in exchange for outstanding class C certificates. We have generally agreed that for a 180-day period this prospectus may be used by a broker-dealer in connection with resales of such new class C certificates. See "Plan of Distribution."

         We have agreed to file with the SEC a shelf registration statement to cover resales of the outstanding class C certificates by holders who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement if:

                  (1) we are not permitted to consummate the exchange offer because it is not permitted by applicable law or interpretations of the staff of the SEC; or

                  (2) the exchange offer is not consummated on or before 150 calendar days after our receipt of a request for registration, as such date may be extended by up to 30 days pursuant to the Registration Agreement; or

                  (3) any holder of outstanding class C certificates is not eligible to participate in the exchange offer or will not receive freely transferable new class C certificates; or

                  (4) any outstanding class C certificates are not eligible to be exchanged in the exchange offer.

         We will pay liquidated damages to the class C pass through trust for distribution to each holder of outstanding class C certificates if:

                  (1) we fail to file any of the registration statements on or before the date specified for such filing in the Registration Agreement;

                  (2) any of such registration statements is not declared effective by the SEC before the date specified for such effectiveness in the Registration Agreement;

                  (3) we fail to consummate the exchange offer prior to the deadline set forth in the Registration Agreement; or

                  (4) any registration statement is declared effective but thereafter ceases to be effective during the periods specified in the Registration Agreement, unless all outstanding class C certificates have been disposed of thereunder.

         Each event described in clauses (1) through (4), above, is referred to herein as a "registration default."

         The amount of liquidated damages will be equal to a per annum rate of 0.25% on the principal amount of outstanding class C certificates held by each holder with respect to the first 90-day period immediately following the occurrence of the first registration default. Liquidated damages will increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of 1.00% per annum on the principal amount of outstanding class C certificates. Following the cure of all registration defaults, the accrual of liquidated damages will cease.

         We will pay any liquidated damages to the class C pass through trust for distribution to each holder affected thereby as Class C Special Indemnity Payments under the Participation Agreements. (Participation Agreements, 6(d); Note Purchase Agreement, 5(a))

         Liquidated damages paid to the class C pass through trust are not subject to the Intercreditor Agreement and, accordingly, are not subordinated to the payment of principal and interest on the class A and class B certificates. Liquidated damages, if any, are not covered by the Liquidity Facility for the outstanding class C certificates.

         Our obligation to pay liquidated damages may be postponed for up to 30 days if the reason we failed to meet a deadline described above is because (i) such action was required by law, (ii) we cannot obtain, after using our reasonable best efforts, financial information necessary for the registration statement or (iii) we have taken such action in good faith and for valid business reasons (not including the avoidance of our obligations under the Registration Agreement).

         All accrued liquidated damages will be paid to holders entitled thereto in the manner provided for the payment of interest in the class C pass through trust agreement, on each Regular Distribution Date, as more fully set forth in the class C pass through trust agreement and the outstanding class C certificates.

         Upon consummation of the exchange offer, subject to certain exceptions described above, holders of outstanding class C certificates who do not exchange their outstanding class C certificates for new class C certificates will no longer be entitled to registration rights and may not be able to offer or sell their outstanding class C certificates. See "Risk Factors--Risk Factors Relating to the Certificates and the Exchange Offer--Consequences of Failure to Exchange."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

         The expiration date is __________ ____, 2001, unless we, in our sole discretion, extend the exchange offer, in which case the expiration date will be the latest date to which the exchange offer is extended.

         In order to extend the expiration date, we will notify the exchange agent of any extension by oral or written notice and will mail to the record holders of outstanding class C certificates an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Such announcement may state that we are extending the exchange offer for a specified period of time.

         We reserve the right to extend the exchange offer or to amend the terms of the exchange offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the exchange agent. If the exchange offer is amended in a manner we determine to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the outstanding class C certificates of such amendment.

         Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment or termination of the exchange offer, we have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to an appropriate news agency.

INTEREST ON THE NEW CLASS C CERTIFICATES

         The new class C certificates will accrue interest on the outstanding pool balance thereof at the rate of 7.96% per annum, from January 20, 2001, which is the most recent regular distribution date to which interest has been paid on the outstanding class C certificates. Interest on the outstanding pool balance of the new class C certificates is payable on January 20 and July 20 of each year.

PROCEDURES FOR TENDERING

         To tender in the exchange offer, a holder must transmit a properly completed and duly executed letter of transmittal, or a facsimile thereof, together with any other documents required by such letter of transmittal, or (in the case of a book-entry transfer) an agent's message in lieu of such letter of transmittal, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. In addition, either:

     o outstanding class C certificates must be received by the exchange agent along with the letter of transmittal;

     o a timely confirmation of a book-entry transfer, which we call a book-entry confirmation, of such outstanding class C certificates, if such procedure is available, into the exchange agent's account at The Depository Trust Company, which we call the book-entry transfer facility, pursuant to the procedure for book-entry transfer described below, must be received by the exchange agent prior to the expiration date with the letter of transmittal or agent's message; or

     o the holder must comply with the guaranteed delivery procedures described below.

         The term "agent's message" means a message transmitted by the book-entry transfer facility to and received by the exchange agent and forming a part of a book-entry confirmation, which states that the book-entry transfer facility has received an express acknowledgment from the tendering participant, which states that such participant has received and agrees to be bound by, and makes the representations and warranties contained in, the letter of transmittal and that we may enforce such letter of transmittal against such participant. The method of delivery of outstanding class C certificates, letters of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, it is recommended that registered mail, properly insured, with return receipt requested be used. In all cases, sufficient time should be allowed to assure timely delivery. No letters of transmittal or outstanding class C certificates should be sent to us. Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

         The tender by a holder of outstanding class C certificates will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

         Any beneficial owner whose outstanding class C certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial holder wishes to tender on its own behalf, such beneficial holder must, prior to completing and executing the letter of transmittal and delivering its outstanding class C certificates, either make appropriate arrangements to register ownership of the outstanding class C certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

         Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by any member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor" institution within the meaning of Rule 17Ad-15 under the Exchange Act unless the outstanding class C certificates tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or (ii) for the account of an eligible institution.

         If the letter of transmittal is signed by a person other than the registered holder of any outstanding class C certificates listed therein, such outstanding class C certificates must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the outstanding class C certificates on behalf of the registered holder.

         If the letter of transmittal or any outstanding class C certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and submit satisfactory evidence of their authority to so act along with the letter of transmittal.

         We will determine all questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered outstanding class C certificates in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding class C certificates not properly tendered or any outstanding class C certificates the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular outstanding class C certificates. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding class C certificates must be cured within such time as we shall determine. Neither we, the exchange agent nor any other person will be under any duty to give notification of defects or irregularities with respect to tenders of outstanding class C certificates, nor will we or any of them incur any liability for failure to give such notification. Tenders of outstanding class C certificates will not be deemed to have been made until such irregularities have been cured or waived. Any outstanding class C certificates received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent to the tendering holders of outstanding class C certificates, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

         In addition, we reserve the right in our sole discretion, subject to the provisions of the Pass Through Trust Agreements, to (i) purchase or make offers for any outstanding class C certificates that remain outstanding subsequent to the expiration date or, as set forth under "--Conditions," to terminate the exchange offer in accordance with the terms of the Registration Agreement and (ii) to the extent permitted by applicable law, purchase outstanding class C certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the exchange offer.

ACCEPTANCE OF OUTSTANDING CLASS C CERTIFICATES FOR EXCHANGE; DELIVERY OF NEW CLASS C CERTIFICATES

         Upon satisfaction or waiver of all of the conditions to the exchange offer, all outstanding class C certificates properly tendered will be accepted, promptly after the expiration date, and the new class C certificates will be issued promptly after acceptance of the outstanding class C certificates. See "-Conditions of the Exchange Offer" below. For purposes of the exchange offer, outstanding class C certificates will be deemed to have been accepted for exchange when, as and if we have given oral or written notice thereof to the exchange agent. For each outstanding class C certificate accepted for exchange, the holder of such outstanding class C certificate will receive a new class C certificate having an original face amount equal to the original face amount of the surrendered outstanding class C certificate.

         In all cases, issuance of new class C certificates for outstanding class C certificates that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of (i) certificates for such outstanding class C certificates or a timely book-entry confirmation of such outstanding class C certificates into the exchange agent's account at the book-entry transfer facility, (ii) a properly completed and duly executed letter of transmittal or an agent's message in lieu thereof and (iii) all other required documents. If any tendered outstanding class C certificates are not accepted for any reason set forth in the terms and conditions of the exchange offer, such unaccepted or nonexchanged outstanding class C certificates will be returned without expense to the tendering holder thereof (or, in the case of outstanding class C certificates tendered by book-entry transfer procedures described below, such nonexchanged outstanding class C certificates will be credited to an account maintained with such book-entry facility) as promptly as practicable after the expiration or termination of the exchange offer.

BOOK-ENTRY TRANSFER

         The exchange agent will make a request to establish an account with respect to the outstanding class C certificates at the book-entry transfer facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the book-entry transfer facility's systems may make book-entry delivery of outstanding class C certificates by causing the book-entry transfer facility to transfer such outstanding class C certificates into the exchange agent's account at the book-entry transfer facility in accordance with such book-entry transfer facility's procedures for transfer. However, although delivery of outstanding class C certificates may be effected through book-entry transfer at the book-entry transfer facility, the letter of transmittal or facsimile thereof with any required signature guarantees or an agent's message in lieu thereof, together with any other required documents, must, in any case, be transmitted to and received by the exchange agent at one of the addresses set forth below under "--Exchange Agent" on or prior to the expiration date or the guaranteed delivery procedures described below must be complied with.

GUARANTEED DELIVERY PROCEDURES

         Those holders who wish to tender their outstanding class C certificates and:

                  (i) whose outstanding class C certificates are not
                      immediately available; or

                  (ii)who cannot deliver their outstanding class C
                      certificates or any other required documents to the exchange agent before the expiration time; or

                  (iii)who cannot complete the procedures for book-entry
                      transfer before the expiration time, may effect a tender if:

                      (a)  the tender is made through an eligible institution;

                      (b) before the expiration time, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery, a form of which accompanies this prospectus, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder, the certificate number or numbers of such outstanding class C certificates and the principal amount of outstanding class C certificates tendered, stating that the tender is being made thereby, and guaranteeing that, within the five New York Stock Exchange trading days after the date on which expiration time occurs, either (a) the letter of transmittal, or facsimile thereof, together with the certificate(s) representing the outstanding class C certificates and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent or (b) a confirmation of book-entry transfer of such outstanding class C certificates into the exchange agent's account at the Depositary Trust Company, along with a letter of transmittal or agent's message, will be delivered to the exchange agent; and

                      (c) either (i) the properly completed and duly executed letter of transmittal, or facsimile thereof, together with the certificate(s) representing all tendered outstanding class C certificates in proper form for transfer and all other documents required by the letter of transmittal or (ii) if applicable, confirmation of a book-entry transfer into the exchange agent's account at the Depositary Trust Company, along with a properly completed and duly executed letter of transmittal or properly transmitted agent's message, are actually received by the exchange agent within five NYSE trading days after the expiration date.

         Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their outstanding class C certificates according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

         Tenders of outstanding class C certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

         For a withdrawal to be effective, a written notice of withdrawal must be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date at the address set forth below under "--Exchange Agent." Any such notice of withdrawal must specify the name of the person having tendered the outstanding class C certificates to be withdrawn, identify the outstanding class C certificates to be withdrawn including the principal amount of such outstanding class C certificates and (where certificates for outstanding class C certificates have been transmitted) specify the name in which such outstanding class C certificates are registered, if different from that of the withdrawing holder. If outstanding class C certificates have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If outstanding class C certificates have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding class C certificates and otherwise comply with the procedures of such facility. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, and our determination will be final and binding on all parties. Any outstanding class C certificates so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding class C certificates which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder (or, in the case of outstanding class C certificates tendered by book- entry transfer into the exchange agent's account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, such outstanding class C certificates will be credited to an account maintained with such book-entry transfer facility for the outstanding class C certificates) as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding class C certificates may be retendered by following one of the procedures described under "--Procedures for Tendering" and "--Book-Entry Transfer" above at any time on or prior to the expiration date.

CONDITIONS OF THE EXCHANGE OFFER

         Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any outstanding class C certificates for any new class C certificates and may terminate the exchange offer if:

     o the exchange offer, or the making of any exchange by a holder, violates any applicable law, statute, rule, regulation or any applicable interpretation of the staff of the SEC;

     o any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted that, in our reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair our contemplated benefits under the exchange offer; or

         If we determine in our sole and absolute discretion that any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law:

     o      terminate the exchange offer;

     o extend the exchange offer and retain all outstanding class C certificates tendered prior to the expiration of the exchange offer subject, however, to the rights of holders to withdraw such outstanding class C certificates; or

     o waive any such condition or otherwise amend the terms of the exchange offer in any respect.

If such waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding class C certificates, and we will extend the exchange offer to the extent required by Rule 14e-1 under the Exchange Act.

         The foregoing conditions are for our sole benefit and may be waived by us in whole or in part at any time and from time to time in our sole discretion. Our failure to exercise any of the foregoing rights shall not be deemed a waiver of such rights, and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Our determinations concerning the events described above will be final and binding upon all parties.

         In addition, we will not accept for exchange any outstanding class C certificates tendered, and no new class C certificates will be issued in exchange for any such outstanding class C certificates, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Pass Through Trust Agreements under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

EXCHANGE AGENT

         State Street Bank and Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent addressed as follows:

                                    By Hand, Mail or Overnight Delivery:

                                    State Street Bank and Trust Company
                                    2 Avenue de Lafayette, 6th Floor
                                    Boston, MA 02111

                                    Attention: Mackenzie Elijah

                                    Facsimile Transmission:
                                    (617) 662-1452

                                    Confirm by Telephone:
                                    (617) 662-1525

FEES AND EXPENSES

         We will pay all the expenses of soliciting tenders pursuant to the exchange offer and all other expenses to be incurred in connection with the exchange offer, including fees and expenses of the exchange agent and class C pass through trustee under the pass through trust agreements and accounting, legal, printing and related fees and expenses, provided that Airbus will bear any additional expenses caused by a request by AIFS to delay effectiveness of the registration statement and keeping the registration statement effective with the SEC for more than 180 days after the expiration of the exchange offer. The principal solicitation for tenders pursuant to the exchange offer is being made by mail. However, additional solicitations may be made by telegraph, telephone, telecopy, electronic mail or in person by our officers and regular employees.

         We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket expenses in connection therewith. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the prospectus and related documents to the beneficial owners of the outstanding class C certificates, and in handling or forwarding tenders for exchange.

         We will pay all transfer taxes, if any, applicable to the exchange of outstanding class C certificates pursuant to the exchange offer. If, however, certificates representing new class C certificates or outstanding class C certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the registered holder of the outstanding class C certificates tendered, or if tendered outstanding class C certificates are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of outstanding class C certificates pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

                      DESCRIPTION OF THE CERTIFICATES

         The following is a summary of the general terms and provisions of the new class C certificates. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all the provisions of the Basic Agreement, the certificates, the pass through trust supplements, the Liquidity Facilities, and the Intercreditor Agreement, which in the case of the new class C certificates are filed as exhibits to the registration statement of which this prospectus is a part, and in the case of the class A and class B certificates, were filed with the SEC as exhibits to a Form 8-K on September 7, 1999.

         Except as otherwise indicated, the following summary relates to each pass through trust and the certificates issued by that pass through trust. The terms and conditions governing each of the pass through trusts are substantially the same, except as described under "Description of the Intercreditor Agreement--Priority of Distributions" below and except that the interest rate, the principal amount and scheduled principal repayments of the secured promissory notes held by each pass through trust differ. The references to sections in parentheses in the following summary are to the relevant sections of the Basic Agreement unless otherwise indicated.

GENERAL

         On August 31, 1999, we privately placed $121,517,000 of original aggregate face amount of outstanding class C certificates, which were issued pursuant to the class C pass through trust agreement. On July 20, 2000 a special distribution was made to the class C certificateholders returning a portion of the deposits relating to the class C certificates in the amount of $176,357. As a result, the pool balance of the class C certificates as of the date of this prospectus is $121,340,643, which is equal to the aggregate outstanding principal amount of the secured promissory notes held by the class C trust. The class C trust will not acquire any additional promissory notes.

         The form and terms of the new class C certificates will be materially the same as the outstanding class C certificates except that the new class C certificates will be registered under the Securities Act and will not be entitled to liquidated damages under the Registration Agreement. For the purposes of this Description of the Certificates, we may refer to both the new class C certificates and the outstanding class C certificates generally as the class C certificates.

         On August 31, 1999, we publicly sold $468,268,000 of original aggregate face amount of class A and class B certificates, which were registered under the Securities Act. As of the date of this prospectus the pool balance of the class A certificates equals $376,243,778 and the pool balance of the class B certificates equals $80,802,302. The class A and class B certificates are not being exchanged in this exchange offer.

         Each certificate represents a fractional undivided interest in one of three US Airways 1999-1 pass through trusts: the class A pass through trust, the class B pass through trust or the class C pass through trust, collectively referred to as the pass through trusts. The pass through trusts are formed pursuant to the Basic Agreement and three separate trust supplements. We will refer to each supplement as a pass through trust supplement and we will refer to the Basic Agreement as supplemented by each pass through trust supplement as the pass through trust agreements. We will refer to the certificates issued by the class A, class B or class C pass through trusts as the class A, class B or class C certificates, respectively, or, collectively, as the certificates. State Street Bank and Trust Company of Connecticut, National Association, is the initial pass through trustee of the pass through trusts.

         The property of each pass through trust consists of:

     o Subject to the Intercreditor Agreement, secured promissory notes acquired under the Note Purchase Agreement and issued, either (a) on a nonrecourse basis by the Owner Trustees of separate owner trusts for a separate leveraged lease transaction for each leased aircraft to finance a portion of the purchase price of such leased aircraft by the Owner Trustee, in which case the applicable leased aircraft were leased to us or (b) on a recourse basis by us in connection with each separate secured loan transaction for each owned aircraft to finance or refinance a portion of the purchase price of such owned aircraft by us.

     o The rights of the pass through trust under the Intercreditor Agreement (including all monies receivable in respect of such rights).

     o Monies receivable under the Liquidity Facility for such pass through trust.

     o Funds from time to time deposited with the pass through trustee in accounts relating to such pass through trust.

         The certificates of each pass through trust were issued in fully registered form only and are subject to the provisions described below under "--Book-Entry; Delivery and Form." Certificates will be issued only in minimum denominations of $100,000 or integral multiples of $100,000, except that one certificate of each pass through trust may be issued in a different denomination. (Section 3.01)

         The certificates represent interests in the respective pass through trusts, and all payments and distributions on the certificates will be made only from the property of the related pass through trust. (Section 3.09) The certificates do not represent an interest in or obligation of US Airways, the pass through trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any Owner Participant or any affiliate of any of them. Our parent, US Airways Group, has not and will not guarantee any of our obligations under any of the agreements described herein.

PAYMENTS AND DISTRIBUTIONS

         The following description of distributions on the certificates should be read together with the description of the Intercreditor Agreement because the Intercreditor Agreement may change the effect of the following provisions in a default situation. See "Description of the Intercreditor Agreement--Priority of Distributions." Each payment of principal, premium, if any, and interest on the secured promissory notes or payments on or with respect to other trust property held in each pass through trust will be distributed by the pass through trustee to certificateholders of such pass through trust on the date receipt of such payment is confirmed by the pass through trustee, except in the case of certain types of Special Payments.

         The secured promissory notes held be the class A, class B and class C pass through trusts accrue interest at a rate per annum equal to 8.36%, 9.01% and 7.96%, respectively. In any case, such interest will be payable on January 20 and July 20 of each year. The non-default interest rate applicable to each class of certificates is referred to as the Stated Interest Rate for such pass through trust. All such interest payments will be distributed to certificateholders of such pass through trust on each such date until the final Distribution Date for such pass through trust, subject to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         Payments of interest applicable to the certificates are supported by a separate Liquidity Facility for each pass through trust, provided by the Liquidity Provider for the benefit of the holders of the certificates of such pass through trust in an aggregate amount sufficient to pay interest on the certificates issued by such pass through trust at the Stated Interest Rate for such pass through trust on the next three successive Regular Distribution Dates (without regard to any future payments of principal on such certificates).

         The Liquidity Facilities do not provide for drawings thereunder to pay for principal of or premium on the certificates of any class or any interest on the certificates of any such class in excess of the Stated Interest Rate for such class or for more than three semiannual installments of interest thereon, or principal of or interest or premium on the certificates of any other class. (Liquidity Facilities, Section 2.2; Intercreditor Agreement, Section 3.6)

         Payments of principal of the secured promissory notes are scheduled to be received by the pass through trustees on January 20 and July 20 in certain years, depending upon the terms of the secured promissory notes held in the respective pass through trust. The Final Maturity Date for the class C certificates is July 20, 2019 and for both for the class A and class B certificates is July 20, 2020.

         The pass through trustee of each pass through trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the certificateholders of such pass through trust all Scheduled Payments received in respect of secured promissory notes held on behalf of such pass through trust, the receipt of which is confirmed by the pass through trustee on such Regular Distribution Date.

         Each certificateholder of each pass through trust will be entitled to receive its proportionate share, based upon its fractional interest in such pass through trust, of any distribution in respect of Scheduled Payments, subject to the Intercreditor Agreement, of principal or interest on secured promissory notes held by the Subordination Agent on behalf of such pass through trust. Each such distribution of Scheduled Payments will be made by the applicable pass through trustee to the certificateholders of record of the relevant pass through trust on the record date applicable to such Scheduled Payment (generally 15 days prior to each Regular Distribution Date) subject to certain exceptions. (Sections 4.01 and 4.02) If a Scheduled Payment is not received by the applicable pass through trustee on a Regular Distribution Date but is received within five days after such Regular Distribution Date, it will be distributed on the date received to such holders of record. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

         Any payment in respect of, or any proceeds of, any Trust Indenture Estate under a Leased Aircraft Indenture, any secured promissory note or any Collateral under an Owned Aircraft Indenture, other than a Scheduled Payment, will be distributed on, in the case of an early redemption or a purchase of any secured promissory note, the date of such early redemption or purchase (which is a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment pursuant to a notice delivered by each pass through trustee as soon as practicable after the pass through trustee has received funds for such Special Payment. Any such distribution will be subject to the Intercreditor Agreement.

         Each pass through trustee will mail a notice to the certificateholders of the applicable pass through trust stating the scheduled Special Distribution Date, the related record date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the secured promissory notes or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is schedule to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the pass through trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Trust Supplements, Section 3.01) Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any pass through trust will be made by the pass through trustee to the certificateholders of record of the applicable pass through trust on the record date applicable to such Special Payment. (Section 4.02(b)) See "--Indenture Defaults and Certain Rights upon an Indenture Default" and "Description of the Secured Promissory Notes--Redemption."

         Each pass through trust agreement requires that the pass through trustee establish and maintain a Certificate Account for the deposit of payments representing Scheduled Payments received by that pass through trustee. The class C pass through trust agreement also requires that the class C pass through trustee deposit any Class C Special Indemnity Payment received into the Certificate Account. Each pass through trust agreement requires that the pass through trustee establish and maintain a Special Payments Account for the deposit of payments representing Special Payments received by that pass through trustee. A Special Payments Account is non-interest bearing except in certain circumstances where each pass through trustee may invest amounts in such account in certain permitted investments. The terms of each pass through trust agreement require the applicable pass through trustee to deposit any Scheduled Payments relating to such pass through trust received by it in the Certificate Account of such pass through trust and to deposit any Special Payments so received by it in the Special Payments Account of such pass through trust. (Section 4.01; Trust Supplements, Section 3.01) All amounts so deposited will be distributed by the applicable pass through trustee on a Regular Distribution Date or a Special Distribution Date, as appropriate. (Section 4.02; Trust Supplements, Section 3.01).

         The final distribution for each pass through trust will be made only upon presentation and surrender of the certificates for such pass through trust at the office or agency of the pass through trustee specified in the notice given by the pass through trustee of such final distribution. The pass through trustee of each pass through trust will mail such notice of the final distribution to the certificateholders of such pass through trust, specifying the date set for such final distribution and the amount of such distribution. (Trust Supplements, Section 7.01) See "--Termination of the Pass Through Trust" below. Distributions in respect of certificates issued in global form will be made as described in "-Book-Entry; Delivery and Form" below.

         If any Distribution Date is on a day that is not a Business Day, distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and without additional interest.

POOL FACTORS

         The following table sets forth the Amortization Schedule for the secured promissory notes held in each pass through trust and resulting Pool Factors with respect to such pass through trust as of January 20, 2001, the most recent Regular Distribution Date. The scheduled distribution of principal payments for any pass through trust will be affected if any secured promissory notes held in such pass through trust are redeemed or purchased or if a default in payment on such secured promissory notes occurs. As a result, the actual aggregate principal amortization schedule applicable to each pass through trust and the resulting Pool Factors may differ from those set forth in the following table.


                               Class A Trust       Class A      Class B Trust     Class B      Class C Trust     Class C
                               -------------       -------      -------------     --------     -------------     -------
                             Promissory Notes       Trust     Promissory Notes     Trust     Promissory Notes     Trust
                             ----------------       -----     -----------------    -----     ----------------     -----
                            Scheduled Payments     Expected   Scheduled Payments  Expected  Scheduled Payments   Expected
DATE                           of Principal      Pool Factor     of Principal   Pool Factor    of Principal    Pool Factor
----                           -------------     -----------     ------------   -----------    ------------    -----------
January 20, 2000                           $0.00     1.0000000             $0.00   1.0000000              $0.00   1.0000000
July 20, 2000                         684,778.08     0.9982208         29,735.98   0.9996434         176,357.00   0.9985487
January 20, 2001                    7,955,443.74     0.9775511      2,551,962.33   0.9690384               0.00   0.9985487
July 20, 2001                       9,162,145.58     0.9537461      3,838,601.70   0.9230032               0.00   0.9985487
January 20, 2002                    5,720,954.66     0.9388820      2,507,576.85   0.8929306               0.00   0.9985487
July 20, 2002                       6,737,590.98     0.9213765      3,668,156.94   0.8489394               0.00   0.9985487
January 20, 2003                    4,780,911.25     0.9089548      3,173,702.64   0.8108781               0.00   0.9985487
July 20, 2003                       6,531,774.60     0.8919841      3,286,117.25   0.7714687               0.00   0.9985487
January 20, 2004                    4,923,411.19     0.8791921      2,022,112.35   0.7472181               0.00   0.9985487
July 20, 2004                       6,756,255.19     0.8616381      2,747,410.58   0.7142692               0.00   0.9985487
January 20, 2005                    4,777,266.15     0.8492259      1,888,407.74   0.6916221               0.00   0.9985487
July 20, 2005                       6,929,403.52     0.8312220      1,966,702.36   0.6680360               0.00   0.9985487
January 20, 2006                    4,441,983.42     0.8196809      2,700,384.04   0.6356511               0.00   0.9985487
July 20, 2006                       8,013,301.37     0.7988609      5,621,787.72   0.5682306       1,000,406.00   0.9903161
January 20, 2007                    7,150,727.87     0.7802820      3,980,395.21   0.5204949               0.00   0.9903161
July 20, 2007                      11,263,731.80     0.7510167      3,400,336.99   0.4797156       1,000,000.00   0.9820868
January 20, 2008                    8,085,841.27     0.7300082      3,505,826.14   0.4376713               0.00   0.9820868
July 20, 2008                       6,247,758.63     0.7137754      2,574,447.37   0.4067967       1,988,006.54   0.9657269
January 20, 2009                    7,576,250.12     0.6940909      2,164,480.50   0.3808387       1,000,000.00   0.9574976
July 20, 2009                       8,601,673.56     0.6717421      2,293,263.78   0.3533363       1,092,374.60   0.9485081
January 20, 2010                   10,295,112.03     0.6449935      1,303,346.15   0.3377056       1,129,074.75   0.9392166
July 20, 2010                       6,001,664.67     0.6294001      1,648,735.06   0.3179328       1,449,158.31   0.9272910
January 20, 2011                   15,392,356.17     0.5894079      1,596,772.69   0.2987832       2,284,202.86   0.9084936
July 20, 2011                       7,934,388.19     0.5687929      2,085,293.61   0.2737749       6,176,764.29   0.8576632
January 20, 2012                   12,966,672.88     0.5351031      1,714,340.28   0.2532153      46,512,937.04   0.4748942
July 20, 2012                       5,693,215.19     0.5203110      1,272,700.63   0.2379522      22,569,219.95   0.2891653
January 20, 2013                   11,083,762.69     0.4915134      1,988,041.73   0.2141102      24,457,004.91   0.0879012
July 20, 2013                       6,615,356.69     0.4743254      2,243,610.43   0.1872032       1,000,000.00   0.0796719
January 20, 2014                   37,995,578.35     0.3756059              0.00   0.1872032       4,188,131.75   0.0452065
July 20, 2014                       5,958,182.44     0.3601254              0.00   0.1872032               0.00   0.0425065
January 20, 2015                   21,586,766.10     0.3040390        764,455.08   0.1780353       2,493,362.00   0.0246879
July 20, 2015                      15,654,942.29     0.2633645      1,547,999.78   0.1594706       1,000,000.00   0.0164586
January 20, 2016                   20,277,397.02     0.2106801      1,396,075.72   0.1427279               0.00   0.0164586
July 20, 2016                       1,230,819.92     0.2074822        612,134.05   0.1353867               0.00   0.0164586
January 20, 2017                   40,197,740.93     0.1030410        829,625.54   0.1254373       1,000,000.00   0.0082293
July 20, 2017                      10,273,883.15     0.0763476      3,712,846.43   0.0809102               0.00   0.0082293
January 20, 2018                   24,676,240.15     0.0122341      4,622,607.04   0.0254726       1,000,000.00    --
July 20, 2018                               0.00     0.0122341              0.00   0.0254726                 --    --
January 20, 2019                    4,708,718.16            --      2,124,007.31          --                 --    --



REPORTS TO CERTIFICATEHOLDERS

         On each Distribution Date, the applicable pass through trustee will include with each distribution by it of a Scheduled Payment or Special Payment to certificateholders of the related pass through trust a statement setting forth the following information (per $100,000 aggregate principal amount of certificate for such pass through trust, except as to the amounts described in items (i) and (iv) below):

         (i) The aggregate amount of funds distributed on such Distribution Date under the applicable pass through trust agreement, including any portion which is paid by any Liquidity Provider.

         (ii) The amount of such distribution under the applicable pass through trust agreement allocable to principal and the amount allocable to premium, if any.

         (iii) The amount of such distribution under the applicable pass through trust agreement allocable to interest.

         (iv) The Pool Balance and the Pool Factor for the applicable pass through trust. (Trust Supplements, Section 3.02(a))

         So long as the certificates are registered in the name of DTC, or its nominee, on the record date prior to each Distribution Date, the applicable pass through trustee will request from DTC a securities position listing setting forth the names of all DTC Participants reflected on DTC's books as holding interests in the certificates issued by such pass through trust on such record date. On each Distribution Date, the applicable pass through trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to certificate owners. (Trust Supplements, Section 3.02(a))

         In addition, after the end of each calendar year, the applicable pass through trustee will furnish to each certificateholder of the related pass through trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to items (i) - (iii) above with respect to the applicable pass through trust for such calendar year or, in the event such person was a certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such pass through trustee and which a certificateholder reasonably requests as necessary for the purpose of such certificateholder's preparation of its U.S. federal income tax returns. (Trust Supplements, Section 3.02(b)) Such report and such other items will be prepared on the basis of information supplied to the applicable pass through trustee by the DTC Participants and will be delivered by such pass through trustee to such DTC Participants to be available for forwarding by such DTC Participants to certificate owners in the manner described above. (Trust Supplements, Section 3.02(b)) At such time, if any, as the certificates are issued in the form of definitive certificates, the applicable pass through trustee will prepare and deliver the information described above to each certificateholder of record as the name and period of ownership of such certificateholder appears on the records of the registrar of the certificates.

INDENTURE DEFAULTS AND CERTAIN RIGHTS UPON AN INDENTURE DEFAULT

         An event of default under a Leased Aircraft Indenture includes an event of default under the related lease. We will refer to an event of default under a lease as a Lease Event of Default. See "Description of the Secured Promissory Notes-Indenture Defaults, Notice and Waiver." Since the secured promissory notes issued under an Indenture are held in more than one pass through trust, a continuing Indenture Default under such Indenture would affect the secured promissory notes held by each such pass through trust.

         There are no cross-default provisions in the Indentures or in the leases. This means that events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture, and a Lease Event of Default under any particular lease may or may not constitute a Lease Event of Default under any other lease. If an Indenture Default occurs in fewer than all of the Indentures, notwithstanding the treatment of secured promissory notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on all of the secured promissory notes will continue to be distributed to the holders of the certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement-Priority of Distributions."

         Under the Leased Aircraft Indenture, the applicable Owner Trustee and Owner Participant have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

         The same institution acts as pass through trustee of multiple pass through trusts, in the absence of instructions from the certificateholders of any such pass through trust, such pass through trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, the pass through trustee will resign as pass through trustee of one or all such pass through trusts, and a successor trustee will be appointed in accordance with the terms of the applicable pass through trust agreement. State Street Bank and Trust Company of Connecticut, National Association, is the initial pass through trustee under each pass through trust.

         After the occurrence and during the continuation of an Indenture Default, the Controlling Party will direct the Loan Trustee under such Indenture in the exercise of remedies under such Indenture and may accelerate and sell all (but not less than all) of the secured promissory notes issued under such Indenture to any person, subject to certain limitations. See "Description of the Intercreditor Agreement-Intercreditor Rights-Sale of Secured Promissory Notes or Aircraft." The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any such proceeds so distributed to the pass through trustee upon any such sale will be deposited in the applicable Special Payments Account and will be distributed to the certificateholders on a Special Distribution Date. (Sections 4.01 and 4.02)

         The market for secured promissory notes at the time of the existence of an Indenture Default may be very limited and there can be no assurance as to the price at which they can be sold. If any such secured promissory notes are sold for less than their outstanding principal amount, certificateholders may receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against US Airways, any Liquidity Provider, any Owner Trustee, any Owner Participant or any pass through trustee.

         Any Special Payment made to the pass through trustee of any pass through trust by the Subordination Agent following an Indenture Default will be deposited in the Special Payments Account and will be distributed to the certificateholders of such pass through trust on a Special Distribution Date. (Sections 4.01 and 4.02; Trust Supplements, Section 3.01) In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding secured promissory notes issued under such Leased Aircraft Indenture, the price paid by such Owner Participant or Owner Trustee for the secured promissory notes issued under such Leased Aircraft Indenture and distributed to such pass through trust by the Subordination Agent will be deposited in the Special Payments Account and will be distributed to the certificateholders of such pass through trust on a Special Distribution Date. (Sections 4.01 and 4.02)

         Any funds representing payments received with respect to any defaulted secured promissory notes, or the proceeds from the sale of any secured promissory notes, held by the pass through trustee in the Special Payments Account for such pass through trust will, to the extent practicable, be invested and reinvested by such pass through trustee in Permitted Investments at our direction pending the distribution of such funds on a Special Distribution Date. (Section 4.04)

         Each pass through trust agreement provides that the pass through trustee of that pass through trust will, within 90 days after the occurrence of any default known to such pass through trustee, give to the certificateholders of such pass through trust notice, transmitted by mail, of such uncured or unwaived default with respect to the pass through trust known to it. However, except in the case of default in a payment of principal, premium, if any, or interest on any of the secured promissory notes, the applicable pass through trustee will be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such certificateholders. The term "default" as used in this paragraph only with respect to the pass through trust means the occurrence of an Indenture Default under any Indenture pursuant to which secured promissory notes held by such pass through trust were issued, as described above, except that in determining whether any such Indenture Default has occurred, any grace period or notice in connection with such Indenture Default will be disregarded. (Section 7.02)

         Each pass through trust agreement contains a provision entitling the pass through trustee of the related pass through trust, subject to the duty of such pass through trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the certificates before proceeding to exercise any right or power under such pass through trust agreement at the request of such certificateholders. (Section 7.03(e))

         Subject to certain qualifications set forth in the pass through trust agreement and to the Intercreditor Agreement, the certificateholders of each pass through trust holding certificates evidencing fractional undivided interests aggregating not less than a majority in interest in such pass through trust have the right to direct the time, method and place of conducting any proceeding for any remedy available to such pass through trustee with respect to the applicable pass through trust or pursuant to the terms of the Intercreditor Agreement, or exercising any trust or power conferred on such pass through trustee under the applicable pass through trust agreement or the Intercreditor Agreement, including any right of such pass through trustee as Controlling Party under the Intercreditor Agreement or as holder of the secured promissory notes. (Section 6.04)

         In certain cases, but subject to the qualifications noted above, the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest of a pass through trust may on behalf of the holders of all the certificates of such pass through trust waive any past "event of default" under the pass through trust (i.e., any Indenture Default under any Indenture pursuant to which secured promissory notes held by the pass through trust were issued) and its consequences or, if the pass through trustee of such pass through trust is the Controlling Party, may direct the pass through trustee to instruct the applicable Loan Trustee to waive any past Indenture Default and its consequences, except (a) a default in the deposit of any Scheduled Payment or Special Payment or in the distribution of any Scheduled Payment or Special Payment, (b) a default in payment of the principal, premium, if any, or interest with respect to any of the secured promissory notes and
(c) a default in respect of any covenant or provision of the pass through trust agreement that cannot be modified or amended without the consent of each certificateholder affected by such default. (Section 6.05)

         Each Indenture provides that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the secured promissory notes issued under such Indenture may on behalf of all such holders waive any past default or Indenture Default under such Indenture. Notwithstanding such provisions of the Indentures, under the Intercreditor Agreement only the Controlling Party is entitled to waive any such past default or Indenture Default.

PURCHASE RIGHTS OF CERTIFICATEHOLDERS

         Upon the occurrence and during the continuation of a Triggering Event, with ten days written notice to each pass through trustee and to each certificateholder of the same class, the class B certificateholders will have the right to purchase all, but not less than all, of the class A certificates, and the class C certificateholders will have the right to purchase all, but not less than all, of the class A and class B certificates.

         In each case, the purchase price will be equal to the Pool Balance of the relevant class or classes of certificates plus accrued and unpaid interest on such Pool Balance to the date of purchase, without premium, but including any other amounts due to the certificateholders of such class or classes. Such purchase right may be exercised by any certificateholder of any of the class or classes entitled to such right. In each case, if prior to the end of the ten-day period, any other certificateholder of the same class notifies the purchasing certificateholder that the other certificateholder wants to participate in such purchase, then such other certificateholder may join with the purchasing certificateholder to purchase the certificates pro rata based on the interest in the pass through trust held by each certificateholder. (Trust Supplements, Section 4.01)

PTC EVENT OF DEFAULT

         A PTC Event of Default under each pass through trust agreement means the failure to pay:

     o The outstanding Pool Balance of the applicable class of certificates within ten Business Days of the Final Maturity Date for such class.

     o Interest due on the applicable class of certificates within ten Business Days of any Distribution Date (unless the Subordination Agent has made Interest Drawings, or withdrawals from the Cash Collateral Account for the certificates, in an aggregate amount sufficient to pay such interest and has distributed such amount to the relevant pass through trustee). (Section 1.01)

         Any failure to make expected principal distributions for any class of certificates on any Regular Distribution Date (other than the Final Maturity Date) will not constitute a PTC Event of Default for such certificates.

         A PTC Event of Default for the most senior outstanding class of certificates resulting from an Indenture Default under all Indentures will constitute a "Triggering Event." See "Description of the Intercreditor Agreement-Priority of Distributions-After a Triggering Event" for a discussion of the consequences of a Triggering Event.

MERGER, CONSOLIDATION AND TRANSFER OF ASSETS

         We are prohibited from consolidating with or merging into any other corporation or transferring substantially all of our assets as an entirety to any other entity unless:

     o The surviving successor corporation or transferee is validly existing under the laws of the United States or any state of the United States or the District of Columbia.

     o The surviving successor corporation or transferee is a "citizen of the United States" (as defined in the Transportation Code) and holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo, if, and so long as, such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code.

     o The surviving successor corporation or transferee expressly assumes all of our obligations contained in the Basic Agreement and any pass through trust supplement, the Note Purchase Agreement, the Indentures, the Participation Agreements, the leases and any other operative documents.

     o We deliver a certificate and an opinion or opinions of counsel indicating that such transaction, in effect, complies with such conditions. (Section 5.02)

         In addition, each leased aircraft participation agreement and each owned aircraft participation agreement prohibits us from merging or consolidating if a Lease Event of Default, in the case of a leased aircraft, or an Indenture Default, in the case of an owned aircraft, has occurred and is continuing. Leased Aircraft Participation Agreement,
Section 7(v); Owned Aircraft Participation Agreement, Section 7(e)).

         The Basic Agreement, the pass through trust supplements, the Note Purchase Agreement, the Indentures, the Participation Agreements and the leases do not contain any covenants or provisions that would give any pass through trustee or certificateholders protection in the event of a highly leveraged transaction, including transactions effected by management or affiliates, which may or may not result in a change in control of US Airways.

MODIFICATIONS OF THE PASS THROUGH TRUST AGREEMENTS AND CERTAIN OTHER AGREEMENTS

         The pass through trust agreements contain provisions permitting, at our request, the execution of amendments or supplements to such pass through trust agreements or, if applicable, to the Intercreditor Agreement, the Note Purchase Agreement or the Liquidity Facilities without the consent of the holders of the certificates of such pass through trust:

     o To provide for the formation of a pass through trust, to issue an additional series of certificates and to enter into pass through trust supplements setting forth the terms of any series of certificates.

     o To evidence the succession of another corporation to us and the assumption by such corporation of our obligations under such pass through trust agreement, the Note Purchase Agreement or the applicable Liquidity Facility.

     o To add to our covenants for the benefit of holders of such certificates or to surrender any right or power conferred upon us in such pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement or the applicable Liquidity Facility.

     o To correct or supplement any provision of such pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement or the applicable Liquidity Facility which may be defective or inconsistent with any other provision in the pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement or the applicable Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provision with respect to matters or questions arising under the pass through trust agreement, the Intercreditor Agreement or the applicable Liquidity Facility, provided that such action will not materially adversely affect the interests of the holders of the certificates.

     o To correct any mistake in such pass through trust agreement, the Intercreditor Agreement or the Note Purchase Agreement or the applicable Liquidity Facility.

     o To give effect to or provide for a Replacement Facility, as provided in the Intercreditor Agreement.

     o To comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the certificates are listed, or any regulatory body.

     o To modify, eliminate or add to the provisions of such pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as is necessary to continue the qualification of such pass through trust agreement (including any supplemental agreement) under the Trust Indenture Act of 1939, or any similar federal statute enacted after the execution of such pass through trust agreement, and to add to such pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility such other provisions as may be expressly permitted by the Trust Indenture Act.

     o To evidence and provide for the acceptance of appointment under such pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility by a successor pass through trustee and to add to or change any of the provisions of such pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility as is necessary to provide for or facilitate the administration of such pass through trust under the Basic Agreement by more than one pass through trustee.

         In each case, such modification or supplement may not adversely affect the status of the pass through trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Code for U.S. federal income tax purposes. (Section 9.01; Trust Supplements, Section 6.01)

         A majority of the certificateholders of a pass through trust may amend or supplement the provisions of the pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such certificateholders or may modify the rights and obligations of such certificateholders under such pass through trust agreement, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each certificate so affected by such amendment or supplement:

     o Reduce in any manner the amount of, or delay the timing of, any receipt by the pass through trustee of payments with respect to the secured promissory notes held in the pass through trust or distributions in respect of any certificate, or change the date or place of any payment in respect of any certificate, or make distributions payable in coin or currency other than that provided for in such certificates, or impair the right of any certificateholder to institute suit for the enforcement of any such payment when due.

     o Permit the disposition of any secured promissory note held in such pass through trust, except as provided in such pass through trust agreement, or otherwise deprive such certificateholder of the benefit of the ownership of the applicable secured promissory notes.

     o Alter the priority of distributions specified in the Intercreditor Agreement in a manner materially adverse to the certificateholders.

     o Reduce the percentage of the aggregate fractional undivided interests of such pass through trust provided for in the pass through trust agreement, the consent of the holders of which is required for any supplemental trust agreement or for any waiver provided for in such pass through trust agreement.

     o Modify any of the provisions relating to the rights of the certificateholders in respect of the waiver of events of default or receipt of payment except to increase any percentage of certificateholders required to effect a waiver or to add to the list of provisions that may not be altered without the consent of each certificateholder affected thereby. (Section 9.02; Trust Supplements, Section 6.02)


         No amendment or supplement to the pass through trust agreement may be made that will adversely affect the status of any pass through trust as a grantor trust for United States federal income tax purposes, without the unanimous consent of the certificateholders.

         In the event that a pass through trustee, as holder (or beneficial owner through the Subordination Agent) of any secured promissory note in trust for the benefit of the certificateholders of the relevant pass through trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any lease, any secured promissory note or any other related document, such pass through trustee will promptly send a notice of such proposed amendment, modification, waiver or supplement to each certificateholder registered on the register of such pass through trust as of the date of such notice. See "Description of the Intercreditor Agreement-Intercreditor Rights-Controlling Party." Such pass through trustee will request from the certificateholders a direction as to:

     o Whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such secured promissory note or the Controlling Party has the option to direct.

     o Whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such secured promissory note or as Controlling Party.

     o How to vote (or direct the Subordination Agent to vote) any secured promissory note if a vote has been called for with respect to such amendment, modification, waiver or supplement.

         Provided such a request for certificateholder direction has been made, in directing any action or casting any vote or giving any consent as the holder of any secured promissory note (or in directing the Subordination Agent in any of the foregoing) each pass through trustee will:

     o Other than as Controlling Party, vote for or give consent to any such action with respect to such secured promissory note in the same proportion as that of (x) the aggregate face amount of all certificates actually voted in favor of or for giving consent to such action by such direction of certificateholders to (y) the aggregate face amount of all outstanding certificates of the relevant pass through trust.

     o As the Controlling Party, vote as directed in such certificateholder direction by the certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the pass through trust.

         For purposes of the certificateholder directions described above, a certificate is deemed "actually voted" if the certificateholder has delivered to the applicable pass through trustee an instrument evidencing such certificateholder's consent to such direction prior to one Business Day before the applicable pass through trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the certificateholders under the relevant pass through trust agreement and subject to the Intercreditor Agreement, a pass through trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or lease, any relevant secured promissory note or any other related document, if an Indenture Default under any Indenture has occurred and is continuing, or if such amendment, modification, waiver or supplement does not materially adversely affect the interests of the certificateholders. (Section 10.01)

PURCHASE OF SECURED PROMISSORY NOTES

         Each pass through trustee purchased the secured promissory notes issued with respect to the 20 aircraft financed with the proceeds of the original public offering and private placement of the certificates. We entered into leveraged lease financings with respect to six of the aircraft, each with the same equity investor acting as owner participant, and a secured debt financings with respect to the remaining 14 aircraft. In the case of the leveraged lease financings the relevant parties entered into a Participation Agreement, a lease and a Leased Aircraft Indenture relating to the financing of each leased aircraft. In the case of the secured debt financings the relevant parties entered into a Participation Agreement and an Owned Aircraft Indenture relating to the financing of each owned aircraft.

         The leveraged lease documents and secured debt financing documents that have been entered into with respect to the aircraft are substantially in the forms attached to the Note Purchase Agreement that were filed with the SEC as exhibits to a Form 8-K on September 7, 1999.

Mandatory Terms

         The Participation Agreements, the leases, the Leased Aircraft Indentures and the Owned Aircraft Indentures entered into with respect to each of the aircraft described in this prospectus contain the Mandatory Document Terms (as such Mandatory Document Terms are permitted to vary in accordance with the terms of the Note Purchase Agreement) and the Mandatory Economic Terms listed below. In addition, we (1) certified to the pass through trustee that any permitted modifications did not materially and adversely affect the certificateholders and (2) obtained written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect would not have resulted in a withdrawal, suspension or downgrading of the rating of any class of certificates.

                  The "Mandatory Economic Terms," as defined in the Note Purchase Agreement, required, among other things, that:

     o The principal amount of the series A secured promissory notes issued with respect to an aircraft were required to equal the principal amount of series A secured promissory notes indicated for each such aircraft as set forth in "Prospectus Supplement Summary-Secured Promissory Notes and the Aircraft" under the columns "Principal Amount of Series A Secured Promissory Notes in the prospectus supplement, dated August 24, 1999, relating to the public offering of the class A and class B certificates."

     o The maximum principal amount of the series B and series C secured promissory notes issued with respect to an aircraft were not permitted to exceed the principal amount of series B and series C secured promissory notes indicated for each such aircraft as set forth in "Prospectus Supplement Summary-Secured Promissory Notes and the Aircraft" under the column "Maximum Principal Amount of Series C Secured Promissory Notes," and "Maximum Principal Amount of Series B Secured Promissory Notes in the prospectus supplement, dated August 24, 1999, relating to the public offering of the class A and class B certificates."

     o The loan to aircraft value ratio for the secured promissory notes for each aircraft type (computed (a) after aggregating the principal amount of all secured promissory notes that rank senior to the series of secured promissory notes for which the loan to aircraft value is being calculated and (b) as of the date of the issuance of the secured promissory notes on the basis of the Assumed Appraised Value of such aircraft and the Depreciation Assumption) were not permitted to exceed, as of the issuance date of such secured promissory notes and any Regular Distribution Date after secured promissory notes were issued for that aircraft type (assuming no default in the payment of the secured promissory notes), the percentages set forth in the following table:


AIRCRAFT TYPE    SERIES A SECURED      SERIES B SECURED     SERIES C SECURED
                 PROMISSORY NOTES      PROMISSORY NOTES     PROMISSORY NOTES

 Airbus A319          40.89%                48.02%               62.92%
 Airbus A320          41.74%                49.93%               65.73%
 Airbus A330          38.91%                57.07%               61.70%

     o The initial average life of the series A, series B and series C secured promissory notes on any aircraft were not permitted to extend beyond 13.5, 10.5 and 13.5 years, respectively, from the Issuance Date.

     o The interest rate applicable to the secured promissory notes were required to equal the rate applicable to the certificates issued by the corresponding pass through trust.

     o The past due rate applicable to the secured promissory notes was not permitted to less than the interest rate applicable to such series of secured promissory notes plus 1% per annum.

     o At the Delivery Period Termination Date, the aggregate principal amount of each series of secured promissory notes was not permitted to exceed the original aggregate face amount of the related class of certificates issued by the corresponding pass through trust.

     o The payment dates for the secured promissory notes and basic rent under the leases were required to be January 20 and July 20.

     o The basic lease term for each lease is required to expire by its terms on or after the latest maturity date of the related secured promissory notes.

     o As of the Delivery Period Termination Date, the average life of the class A, class B and class C certificates are not permitted to be more than 12.1, 9.5 and 11.5 years respectively, from the Issuance Date (computed without regard to the acceleration of any secured promissory notes and after giving effect to any special distribution on the certificates after the Issuance Date required in respect of unused deposits under the escrow agreement in place at the time of the sale of the outstanding certificates).

     o As of the Delivery Period Termination Date and each Regular Distribution Date after the Delivery Period Termination Date, the loan to aircraft value ratio for each class of certificates (computed (a) after aggregating the face amount of the class of certificates that rank senior to the class of certificates for which loan to aircraft value is being calculated and (b) as of any such date on the basis of the Assumed Appraised Value of all aircraft that have been delivered and the Depreciation Assumption), is not permitted to exceed (assuming no default in the payment of the secured promissory notes, and 51% in the case of the class B certificates after giving effect to Scheduled Payments) 48% in the case of class A certificates and 63.0% in the case of class C certificates.

     o The final expected distribution date of the certificates is as set forth in the "Prospectus Summary--Summary of Terms of Certificates."

     o Each installment of basic rent, together with any advances or other payments by us and any payment of deferred equity amounts by an Owner Participant under the leases and related agreements is required to be sufficient for the Owner Trustee to pay in full, on the date on which each installment of basic rent, advance, other payment or deferred equity is due, any payments scheduled to be made on account of principal of, and interest on, the related secured promissory notes. If an Owner Participant is required to make a deferred equity payment to be used by an Owner Trustee to pay principal of, and interest on, the secured promissory notes and the Owner Participant fails to make the payment, we are required to provide the Owner Trustee with funds sufficient to make the payment. Termination values (or other comparable termination amounts), together with all other amounts payable by us upon termination of any lease, and the amount of premium, if any payable by the Owner Trustee, must be sufficient to pay amounts due with respect to the related secured promissory notes.

     o The amount payable under the all-risk aircraft hull insurance maintained with respect to each aircraft is required to be sufficient to pay the applicable termination value (or other comparable termination amount), subject to certain rights of self-insurance.

     o The (a) past due rate in the Indentures and the leases, (b) Make-Whole Premium payable under the Indentures, (c) provisions relating to the redemption and purchase of secured promissory notes in the Indentures and (d) minimum liability insurance amount on aircraft in the leases, in each case are required to be no less favorable to the Loan Trustees, Subordination Agent, Liquidity Providers, pass through trustees and Note Holders than as set forth in the Aircraft Operative Agreements annexed to the Note Purchase Agreement.

     o The indemnification of the Loan Trustees, Subordination Agent, Liquidity Providers, pass through trustees and Note Holders with respect to certain taxes and expenses, in each case are not permitted to be materially less favorable to the Loan Trustees, Subordination Agent, Liquidity Providers pass through trustees and Note Holders than as set forth in the Aircraft Operative Agreements annexed to the Note Purchase Agreement.

                  The "Mandatory Document Terms" prohibit modifications in any material adverse respect as regards the interests of the Loan Trustees, Subordination Agent, Liquidity Providers, or Note Holders to certain specified provisions of the Aircraft Operative Agreements annexed to the Note Purchase Agreement, as follows:

In the case of the Indentures, the following modifications are prohibited:

     o      modifications to the granting clause of the Indentures so as
            (A) to deprive the Note Holders of a first priority security interest in (a) the aircraft, (b) certain of our parent's rights under its aircraft purchase agreement with an affiliate of the aircraft manufacturer and, (c) in the case of a leased aircraft, the lease or (B) to eliminate the obligations intended to be secured by the Indenture;

     o modifications to certain provisions relating to the issuance, redemption, purchase, payments, and ranking of the secured promissory notes (including the obligation to pay the Make-Whole Premium in certain circumstances);

     o modifications to certain provisions regarding Indenture Defaults, remedies relating to Indenture Defaults and rights of the Owner Trustee and Owner Participant in such circumstances;

     o modifications to certain provisions requiring the Loan Trustee to act upon instructions of the Note Holders and regarding the rights of the Owner Trustee and the Owner Participant to take actions under the lease;

     o modifications to certain provisions relating to any replaced airframe or engines with respect to an aircraft;

     o modifications to the provisions regarding amendments to the Indenture and the related Aircraft Operative Agreements;

     o modifications to the provisions stating that the Indenture may not be construed to give any person any legal or equitable claim under the Indenture except for the Loan Trustee, the Note Holders and certain other parties specified in the Indenture;

     o modifications to the provision that New York law will govern the Indentures; and

     o modifications to the provision stating that all votes of the Note Holders will be governed by the vote of a majority in interest of the Note Holders, except as otherwise expressly provided in the Indenture.

In the case of the leases, the following modifications are prohibited:

     o modifications to certain provisions regarding our unconditional obligation to pay, prepay or advance basic rent, termination value and certain other amounts to the Owner Trustee in an aggregate amount at least equal to scheduled interest and principal;

     o modification of our obligations to record the Leased Aircraft Indenture with the FAA and to maintain such Indenture as a first-priority perfected mortgage on the related aircraft;

     o modification of our obligations to furnish certain opinions with respect to a replacement airframe; and

     o modification of our obligations to consent to the assignment of the lease by the Owner Trustee as collateral under the Leased Aircraft Indenture, as well as modifications which would either alter the provision that New York law will govern the lease or would deprive the Loan Trustee of rights expressly granted to it under the leases.

In the case of the Participation Agreements, the following modifications are prohibited:

     o modifications to certain conditions to the obligations of any pass through trustee to purchase the secured promissory notes issued with respect to an aircraft involving (a) good title to such aircraft, (b) obtaining a certificate of airworthiness with respect to such aircraft, (c) delivery of an opinion of outside counsel with respect to the entitlement to the benefits of Section 1110 with respect to such aircraft and the delivery of certain other legal opinions and (d) filings of certain documents with the FAA;

     o modifications to the provisions restricting a Note Holder's ability to transfer such secured promissory notes;

                           (3)      modifications to certain provisions
                                    requiring the delivery of a legal
                                    opinion with respect to the lien of the
                                    applicable Indenture in the case of a
                                    reregistration of the aircraft;

                           (4) modifications to the provision that New York law will govern the Participation Agreement; and

                           (5) modification to the provision stating that it is the intent of the parties that the Loan Trustee be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to repossession of the airframes and engines of the financed aircraft and to enforce any of its rights or remedies under the Indenture if we are a debtor in a case under Chapter 11 of the U.S. Bankruptcy Code.

     o In the case of all of the Aircraft Operative Agreements, modifications are prohibited that materially and adversely affect the interests of the Note Holders, Subordination Agent, Liquidity Providers or Loan Trustee in the definition of "Make-Whole Premium."

         Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, provided that any such action does not materially and adversely affect the interests of the Note Holders, Subordination Agent, Liquidity Providers, Loan Trustees or certificateholders.

TERMINATION OF THE PASS THROUGH TRUST

         Our obligations and those of the pass through trustees with respect to the applicable pass through trusts will terminate upon the distribution to certificateholders of all amounts required to be distributed to them pursuant to the applicable pass through trust agreement and the disposition of all property held in such pass through trust. The applicable pass through trustee will send to each certificateholder notice of the termination of the applicable pass through trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment. The final payment to any certificateholder will be made only upon surrender of such certificateholder's certificates at the office or agency of the applicable pass through trustee specified in such notice of termination.
(Trust Supplements, Section 7.01)

THE PASS THROUGH TRUSTEE

         The initial and current pass through trustee for each pass through trust is State Street Bank and Trust Company of Connecticut, National Association.

BOOK-ENTRY; DELIVERY AND FORM

         The certificates are represented by one or more fully registered global certificates. Each global certificate is deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic book-entry changes in accounts of the DTC Participants, thereby eliminating the need for physical movement of certificates. DTC Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear or maintain a custodial relationship with a DTC Participant, either directly or indirectly. Interests in a global certificate may also be held through the Euroclear System and Clearstream Banking, societe anonyme.

         DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and "clearing agency" registered pursuant to
Section 17A of the Securities Exchange Act of 1934.

         Under the New York Uniform Commercial Code, a "clearing corporation" is defined as:

     o a person that is registered as a "clearing agency" under the federal securities laws;

     o      a federal reserve bank; or

     o any other person that provides clearance or settlement services with respect to financial assets that would require it to register as a clearing agency under the federal securities laws but for an exclusion or exemption from the registration requirement, if its activities as a clearing corporation, including promulgation of rules, are subject to regulation by a federal or state governmental authority.

         A "clearing agency" is an organization established for the execution of trades by transferring funds, assigning deliveries and guaranteeing the performance of the obligations of parties to trades.

         The ability to execute transactions through book-entry changes in accounts eliminates the need for transfer of physical certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of DTC participants and by the New York Stock Exchange, the American Stock Exchange, and the National Association of Securities Dealers. Banks, brokers, dealers, trust companies and other entities that clear through or maintain a custodial relationship with a DTC participant either directly or indirectly have indirect access to the DTC system.

         Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of the certificates among DTC participants on whose behalf it acts with respect to the certificates and to receive and transmit distributions of principal, premium, if any, and interest with respect to the certificates. DTC participants and indirect DTC participants with which certificateholders have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective customers. Certificateholders that are not DTC participants or indirect DTC participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the certificates may do so only through DTC participants and indirect DTC participants. In addition, certificateholders will receive all distributions of principal, premium, if any, and interest from the pass through trustee through DTC participants or indirect DTC participants, as the case may be. Under a book-entry format, certificateholders may experience some delay in their receipt of payments because payments with respect to the certificates will be forwarded by the pass through trustee to Cede, as nominee for DTC. We expect DTC to forward payments in same-day funds to each DTC participant who is credited with ownership of the certificates in an amount proportionate to the principal amount of that DTC participant's holdings of beneficial interests in the certificates, as shown on the records of DTC or its nominee. We also expect that DTC participants will forward payments to indirect DTC participants or certificateholders, as the case may be, in accordance with standing instructions and customary industry practices. DTC participants will be responsible for forwarding distributions to certificateholders. Accordingly, although certificateholders will not possess physical certificates, DTC's rules provide a mechanism by which certificateholders will receive payments on the certificates and will be able to transfer their interests.

         Unless and until physical certificates are issued under the limited circumstances described below, the only physical certificateholder will be Cede, as nominee of DTC. Certificateholders will not be recognized by the pass through trustee as registered owners of certificates under the pass through trust agreement. Certificateholders will be permitted to exercise the rights under the pass through trust agreement only indirectly through DTC and DTC participants. DTC has advised us that it will take any action permitted to be taken by a certificateholder under the pass through trust agreement only at the direction of one or more DTC participants to whose accounts with DTC the certificates are credited. Additionally, DTC has advised us that in the event any action requires approval by certificateholders of a certain percentage of the beneficial interests in a pass through trust, DTC will take such action only at the direction of and on behalf of DTC participants whose holdings include undivided interests that satisfy any such percentage. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of DTC participants whose holdings include those undivided interests. DTC will convey notices and other communications to DTC participants, and DTC participants will convey notices and other communications to indirect DTC participants and to certificateholders in accordance with arrangements among them. Arrangements among DTC and its direct and indirect participants are subject to any statutory or regulatory requirements as may be in effect from time to time. DTC's rules applicable to itself and DTC participants are on file with the SEC.

         A certificateholder's ability to pledge the certificates to persons or entities that do not participate in the DTC system, or otherwise to act with respect to such certificates may be limited due to the lack of a physical certificate to evidence ownership of the certificates and because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants.

         Neither we nor the pass through trustees will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the certificates held by Cede, as nominee for DTC, for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for the performance by DTC, any DTC participant or any indirect DTC participant of their respective obligations under the rules and procedures governing their obligations.

                  DESCRIPTION OF THE LIQUIDITY FACILITIES

         The following is a description of the particular terms of the Liquidity Facilities. The statements under this caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Liquidity Facilities and the Intercreditor Agreement which, in the case of the new class C certificates, are filed as exhibits to the registration statement of which this prospectus is a part, and in the case of the class A and class B certificates, were filed with the SEC as exhibits to a Form 8-K on September 7, 1999.

GENERAL

         The Liquidity Provider entered into a separate revolving credit agreement, which we will refer to as a Liquidity Facility, with the Subordination Agent with respect to the certificates of each pass through trust pursuant to which the Liquidity Provider will, if necessary, make one or more advances to the Subordination Agent that will be used solely to pay interest on the certificates when due at the Stated Interest Rate for such certificates on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur that exceed the amount covered by or available under the Liquidity Facility for a pass through trust, the certificateholders of such pass through trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds. Although AIG Matched Funding Corp. is the initial Liquidity Provider for both pass through trusts, it may be replaced by one or more other entities under certain circumstances.

DRAWINGS

         The aggregate amount available under the Liquidity Facility for each pass through trust as at July 20, 2001, the next available Regular Distribution Date from the date of this prospectus, assuming that all interest and principal due on, or prior to July 20, 2001, is paid, will be as follows:


                                 AVAILABLE
            PASS THROUGH TRUST                          AMOUNT
            ------------------                          ------
Class A....................................          $46,032,037
Class B....................................          $10,401,644
Class C....................................          $14,488,073

         Except as otherwise provided below, the Liquidity Facility for each pass through trust enables the Subordination Agent to make Interest Drawings under the applicable Liquidity Facility on any Distribution Date to pay interest then due and payable on the certificates of such pass through trust at the Stated Interest Rate for such pass through trust to the extent that the amount, if any, available to the Subordination Agent on such Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under any Liquidity Facility on any Distribution Date to fund any shortfall of interest on the certificates of such pass through trust will not exceed the then Maximum Available Commitment under such Liquidity Facility. (Liquidity Facilities, Section 2.02(a); Intercreditor Agreement, Section 3.6(a))

         The Liquidity Facility for any class of certificates does not provide for drawings:

     o To pay for principal of, or premium on, the certificates of such class.

     o To pay for any interest on the certificates of such class in excess of the Stated Interest Rate for such class or to pay for more than three consecutive semiannual installments of interest in excess of the Maximum Available Commitment under such Liquidity Facility.

     o To pay for principal of or interest or premium on the certificates of any other class. (Liquidity Facilities, Section 2.02; Intercreditor Agreement, Section 3.6).

         Each payment by any Liquidity Provider will reduce the Maximum Available Commitment under such Liquidity Facility by an amount equal to the amount of such payment under such Liquidity Facility, subject to reinstatement as described below. With respect to any Interest Drawings under a Liquidity Facility, upon reimbursement of such Liquidity Provider in full or in part for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility will be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility will not be so reinstated at any time if (a) a Liquidity Event of Default has occurred and is continuing and (b) less than 65% of the then aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes. (Liquidity Facilities, Section 2.02(a))

         With respect to any other drawings under the Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Following the reduction of the Pool Balance for the applicable pass through trust, the maximum commitment of the Liquidity Facility for such pass through trust will be automatically reduced from time to time to an amount equal to the Required Amount for such pass through trust. (Liquidity Facilities, Section 2.04(a))

         If at any time the short-term unsecured debt rating of any Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating applicable to such pass through trust, such Liquidity Facility may be replaced by a Replacement Facility. (Intercreditor Agreement, Sections 3.6(c)) The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as Controlling Party) under the Intercreditor Agreement as the replaced Liquidity Provider.

         If a Liquidity Facility is not replaced with a Replacement Facility within 10 days after such downgrading and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will make a Downgrade Drawing in an amount equal to the then Maximum Available Commitment under such Liquidity Facility. The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a Cash Collateral Account and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Sections 3.6(c))

         The Liquidity Facility for each pass through trust provides that the relevant Liquidity Provider's obligations under such Liquidity Facility will expire on the earliest of:

     o 364 days after the Issuance Date, unless otherwise extended in accordance with such Liquidity Facility.

     o The date on which the Subordination Agent delivers to such Liquidity Provider a certification that all of the certificates of such pass through trust have been paid in full.

     o The date on which the Subordination Agent delivers to such Liquidity Provider a certification that a Replacement Facility has been substituted for such Liquidity Facility.

     o The fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "-Liquidity Events of Default").

     o The date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility.

     o The date on which such Liquidity Provider makes available a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing. (Liquidity Facilities, Sections 1.01 and 2.04(b))

                  Each Liquidity Facility provides that the scheduled expiration date of such Liquidity Facility may be extended for additional 364 day periods in accordance with the applicable Liquidity Facility.

         The Intercreditor Agreement provides for the replacement of any Liquidity Facility if it is scheduled to expire earlier than 15 days after the Final Maturity Date if such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent will make a Non-Extension Drawing in an amount equal to the then Maximum Available Commitment for the certificates of such pass through trust. The Subordination Agent will deposit the proceeds of the Non-Extension Drawing in a Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

         Subject to certain limitations, we may, at our option, arrange for a Replacement Facility at any time to replace any Liquidity Facility (including without limitation any Replacement Facility described in the following sentence). In addition, any Liquidity Provider may, at its option, arrange for a Replacement Facility (a) to replace a non-extended Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of its Liquidity Facility or (b) after the short term unsecured debt rating of the Liquidity Provider is downgraded below the applicable Threshold Rating. (Intercreditor Agreement, Sections 3.6(c) and (e))

         If any Replacement Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such pass through trust will be returned to the Liquidity Provider being replaced.
(Intercreditor Agreement, Section 3.6(f))

         Upon receipt by the Subordination Agent of a Termination Notice with respect to a Liquidity Facility from a Liquidity Provider, the Subordination Agent will request a Final Drawing under such Liquidity Facility in an amount equal to the then Maximum Available Commitment under such Liquidity Facility. The Subordination Agent will hold the proceeds of such Final Drawing in a Cash Collateral Account as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i))

REIMBURSEMENT OF DRAWINGS

         The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest on such drawings, but only to the extent that the Subordination Agent has funds available to make such payments. (Liquidity Facilities, Sections 2.05, 2.06, 2.09)

Interest Drawings and Final Drawings

         Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. (Liquidity Facilities, Section 2.05)

         From the date of each such drawing to (but excluding) the third business day following the applicable Liquidity Provider's receipt of the notice of such Drawing, interest will accrue at the Base Rate plus 1.75% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 1.75% per annum. In the case of the Final Drawing, however, the Subordination Agent may (x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus 1.75% per annum on the last day of an interest period for such Drawing or (y) elect to maintain the Final Drawing as a drawing bearing interest at the Base Rate plus 1.75% per annum. (Liquidity Facilities, Section 3.07)

Downgrade Drawings and Non-Extension Drawings

         The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

     o Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

     o Any portion of such amount withdrawn from the Cash Collateral Account to pay interest on such certificates will be treated in the same way as Interest Drawings.

     o The balance of such amount will be invested in certain specified eligible investments.

                  Any Downgrade Drawing or any Non-Extension Drawing under any of the Liquidity Facilities, other than any portion of such drawing applied to the payment of interest on the certificates, will bear interest
(x) subject to clause (y) below, in an amount equal to the investment earnings on amounts deposited in the Cash Collateral Account attributable to such Liquidity Facility plus a specified margin on the outstanding amount from time to time of such Downgrade Drawing or Non-Extension Drawing and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default," at a rate equal to LIBOR for the applicable Interest Period (or, as described in the first paragraph under "--Interest Drawings and Final Drawings," the Base Rate) plus 1.75% per annum. (Liquidity Facilities, Section 2.06(a) and 3.07(e))

LIQUIDITY EVENTS OF DEFAULT

                  If any Liquidity Event of Default under any Liquidity Facility has occurred and is continuing and less than 65% of the aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes, the applicable Liquidity Provider may, in its discretion, give a Termination Notice. Delivery to the Subordination Agent of a Termination Notice will have the following consequences:

     o The related Liquidity Facility will expire on the fifth business day after the date on which such Termination Notice is received by the Subordination Agent.

     o The Subordination Agent will promptly request, and the applicable Liquidity Provider will make, a Final Drawing under the Liquidity Facility in an amount equal to the then Maximum Available Commitment under such Liquidity Facility.

     o Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

     o All amounts owing to the applicable Liquidity Provider automatically will be accelerated. (Liquidity Facilities, Section 6.01)

         Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent the Subordination Agent has funds to pay such amounts after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement-Priority of Distributions." (Liquidity Facilities, Section 2.09)

         Upon the circumstances described below under "Description of the Intercreditor Agreement-Intercreditor Rights-Controlling Party," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c))

LIQUIDITY PROVIDER

         AIG Matched Funding Corp., a Delaware corporation is currently the Liquidity Provider for the class A, class B and class C pass through trusts.


                 DESCRIPTION OF THE INTERCREDITOR AGREEMENT

         The following is a description of particular terms of the Intercreditor Agreement. The statements made under the caption are summaries and do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the Intercreditor Agreement which was filed with the SEC as an exhibit to a Form 8-K on September 7, 1999.

INTERCREDITOR RIGHTS

General

         The Intercreditor Agreement is an agreement among each pass through trustee, each Liquidity Provider and the Subordination Agent. The secured promissory notes are registered in the name of the Subordination Agent or its nominee as agent and trustee for the applicable pass through trustee solely for the purpose of facilitating the enforcement of the other provisions of the Intercreditor Agreement.

Controlling Party

         With respect to any Indenture at any given time, so long as no Indenture Default (which, with respect to leased aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) has occurred and is continuing under such Indenture, the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the secured promissory notes issued under such Indenture by the holders of at least a majority of the outstanding principal amount of the secured promissory notes issued under such Indenture. For so long as the Subordination Agent is the registered holder of the secured promissory notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the pass through trustees for whom the secured promissory notes issued under such Indenture are held as trust property to the extent constituting, in the aggregate, directions with respect to the required principal amount of secured promissory notes.

         At any time an Indenture Default has occurred and is continuing under an Indenture (which, with respect to leased aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the secured promissory notes issued under such Indenture, including acceleration of such secured promissory notes or foreclosing the lien on the related aircraft, by the Controlling Party, subject to the limitations described below.
(Intercreditor Agreement, Section 2.6(a))

         Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or termination values payable by us under any lease or reduce the amount of principal or interest payable by us under any secured promissory note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b)). See "Description of the Certificates-Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the certificateholders to direct the pass through trustee.

The controlling party will be:

     o      The class A pass through trustee.

     o Upon final distribution of the aggregate outstanding balance of the class A certificates, together with accrued and unpaid interest, to the holders of class A certificates, the class B pass through trustee.

     o Upon final distribution of the aggregate outstanding balance of the class B certificates, together with accrued and unpaid interest, to the holders of class B certificates, the class C pass through trustee.

         The Liquidity Provider with the larger outstanding amount of unreimbursed Liquidity Obligations, if it is not then in default in its obligations to make any advance under any Liquidity Facility, will have the right to become the Controlling Party with respect to any Indenture at any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant class of certificates and remains unreimbursed and (z) the date on which all secured promissory notes have been accelerated. (Intercreditor Agreement, Section 2.6(c))

         For purposes of giving effect to the rights of the Controlling Party, the pass through trustee (other than the pass through trustee which is the Controlling Party) will irrevocably agree, and the certificateholders (other than the certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of certificates, that the Subordination Agent, as record holder of the secured promissory notes, will exercise its voting rights in respect of the secured promissory notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6(b)) For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Secured Promissory Notes-Remedies."

Sale of Secured Promissory Notes or Aircraft

         Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party will be entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the secured promissory notes issued under such Indenture to any person. So long as any certificates are outstanding, during nine months after the earlier of (x) the acceleration of the secured promissory notes under any Indenture and (y) our bankruptcy or insolvency, without the consent of each pass through trustee, no aircraft subject to the lien of such Indenture or such secured promissory notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such aircraft or such secured promissory notes. In addition, with respect to any leased aircraft, the amount and payment dates of rentals payable by us under the lease for such leased aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by us under such lease before giving effect to such adjustment. (Intercreditor Agreement, Section 4.1)

PRIORITY OF DISTRIBUTIONS

Before a Triggering Event

         So long as no Triggering Event has occurred, payments in respect of the secured promissory notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

     o to the Liquidity Providers to the extent required to pay the Liquidity Expenses;

     o to the Liquidity Providers to the extent required to pay interest accrued on the Liquidity Obligations;

     o to the Liquidity Providers to the extent required to pay or reimburse the Liquidity Providers for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, if applicable, to replenish each Cash Collateral Account up to the Required Amount;

     o to the class A pass through trustee to the extent required to pay Expected Distributions on the class A certificates;

     o to the class B pass through trustee to the extent required to pay Expected Distributions on the class B certificates;

     o to the class C pass through trustee to the extent required to pay Expected Distributions on the class C certificates; and

     o to the Subordination Agent and the pass through trustees for the payment of certain fees and expenses.

After a Triggering Event

         Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times after such Triggering Event, all funds received by the Subordination Agent in respect of the secured promissory notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

     o to the Subordination Agent, any pass through trustee, any certificateholder and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent or any pass through trustee or to reimburse any certificateholder or any Liquidity Provider in respect of payments made to the Subordination Agent or any pass through trustee in connection with the protection or realization of the value of the secured promissory notes or any property held in any Trust Indenture Estate or any Collateral;

     o to the Liquidity Providers to the extent required to pay the Liquidity Expenses;

     o to the Liquidity Providers, to the extent required to pay interest accrued on the Liquidity Obligations;

     o to the Liquidity Providers to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, if applicable with respect to any particular Liquidity Facility, unless (x) less than 65% of the aggregate outstanding principal amount of all secured promissory notes are Performing Secured Promissory Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or (y) a Final Drawing has occurred under such Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for that class of certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable);

     o to the Subordination Agent, any pass through trustee or any certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

     o to the class A pass through trustee to the extent required to pay Adjusted Expected Distributions on the class A certificates;

     o to the class B pass through trustee to the extent required to pay Adjusted Expected Distributions on the class B certificates; and

     o to the class C pass through trustee to the extent required to pay Adjusted Expected Distributions on the class C certificates.

         After a Triggering Event occurs and any secured promissory note becomes a Non-Performing Secured Promissory Note, the Subordination Agent will obtain LTV Appraisals of the aircraft securing such secured promissory notes as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals. If the Controlling Party reasonably objects to the appraised value of the aircraft shown in such LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such aircraft). (Intercreditor Agreement,
Section 4.1(a))

         Interest Drawings under a Liquidity Facility and withdrawals from the related Cash Collateral Account, in each case in respect of interest on the certificates of any pass through trust, will be distributed to the pass through trustee for such pass through trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described in this prospectus.

THE SUBORDINATION AGENT

         State Street Bank and Trust Company of Connecticut, National Association, is the "Subordination Agent" under the Intercreditor Agreement. We and our affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is State Street Bank and Trust Company of Connecticut, National Association, 225 Asylum Street, Hartford, Connecticut 06103.

         The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. The Controlling Party may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent. (Intercreditor Agreement, Section 8.1)


               DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

THE AIRCRAFT

         The aircraft consist of thirteen Airbus Model A319-100 aircraft, five Airbus Model A320-200 aircraft and two Airbus Model A330-300 aircraft, all of which were delivered from August 1999 to April 2000. The aircraft have been designed to be in compliance with Stage 3 noise level standards, which are the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement.

         The Airbus Model A319-100 and Airbus Model A320-200 aircraft are both capable of flying from our major Northeast United States hubs to West Coast markets. The seating capacity of the A319-100 aircraft is approximately 120 passengers. The engine type utilized on the Airbus Model A319-100 aircraft is the CFM International, Inc. CFM-56-5. The seating capacity of the Airbus Model A320-200 aircraft is approximately 142 passengers. The engine type utilized on the Airbus Model A320-200 aircraft is the CFM International, Inc. CFM- 56-5.

         The Airbus Model A330-300 aircraft is a twin-engine long range aircraft capable of flying from our major United States hubs to any of our transatlantic destinations. The seating capacity of the A330-300 aircraft is approximately 274 passengers in a three-class cabin arrangement. The aircraft, powered by two Pratt & Whitney PW4168A engines, is capable of flying flight segments of up to 5,100 nautical miles.

         These aircraft are more fully described in the attached appraisals.

THE APPRAISALS

The table below sets forth the appraised base values of the aircraft, as determined by the Appraisers at the time of the issuance of the outstanding class C certificates.



                                                                 Appraiser's Valuation
                                          -------------------------------------------------------------------

                  RegistratiManufacturer's     Financing                                              Appraised
  Aircraft Type    Number     Serial No.         Date           AISI       AvSolutions     MBA         Base Value(1)
Airbus A319-100  N717UW          1069      September 15, 1999 $41,640,000  38,980,000 $ 38,950,000   $ 38,980,000
Airbus A319-100  N722US          1097      October 19, 1999    41,670,000  39,250,000   39,110,000     39,250,000
Airbus A319-100  N721UW          1095      October 20, 1999    41,670,000  39,250,000   39,110,000     39,250,000
Airbus A319-100  N724UW          1122      November 22, 1999   41,690,000  39,250,000   39,190,000     39,250,000
Airbus A319-100  N723UW          1109      December 6, 1999    41,670,000  39,250,000   39,110,000     39,250,000
Airbus A319-100  N725UW          1135      December 6, 1999    41,690,000  39,250,000   39,190,000     39,250,000
Airbus A320-200  N107US          1052      December 9, 1999    46,080,000  45,030,000   44,420,000     45,030,000
Airbus A320-200  N108UW          1061      December 9, 1999    46,080,000  45,030,000   44,420,000     45,030,000
Airbus A319-100  N718UW          1077      December 13, 1999   41,640,000  38,980,000   38,950,000     38,980,000
Airbus A319-100  N719US          1084      December 13, 1999   41,660,000  38,980,000   39,030,000     39,030,000
Airbus A320-200  N109UW          1065      December 15, 1999   46,100,000  45,030,000   44,510,000     45,030,000
Airbus A320-200  N110UW          1112      December 15, 1999   46,140,000  45,350,000   44,700,000     45,350,000
Airbus A319-100  N720US          1089      December 17, 1999   41,660,000  38,980,000   39,030,000     39,030,000
Airbus A319-100  N726US          1136      December 17, 1999   46,140,000  45,350,000   44,700,000     45,350,000
Airbus A319-100  N727UW          1147      December 20, 1999   41,710,000  39,250,000   39,260,000     39,260,000
Airbus A319-100  N728UW          1169      January 18, 2000    41,730,000  39,560,000   39,340,000     39,560,000
Airbus A319-100  N729US          1178      February 24, 2000   41,740,000  39,560,000   39,420,000     39,560,000
Airbus A330-300  N670UW           315      April 5, 2000       108,110,000 106,200,000  117,210,000    108,110,000
Airbus A330-300  N671UW           323      April 25, 2000      108,150,000 106,950,000  117,450,000    108,150,000

    (1) The appraised base value of each aircraft set forth above is the lesser of the mean and median base values of such aircraft as appraised by three independent appraisal and consulting firms at the time of the issuance of the outstanding class C certificates, and projected as of the scheduled delivery month of each aircraft. Such appraisals were based upon varying assumptions (which assumptions may not reflect current market conditions) and methodologies. An appraisal is only an estimate of value and should not be relied upon as a measure of realizable value. See "Risk Factors--Risk Factors Relating to the Certificates--Appraisals and Realizable Value of Aircraft."


       For purposes of the foregoing chart, AISI, AvSolutions and MBA were asked to provide their respective opinions as to the appraised base value of each aircraft as of June 24, 1999 for AvSolutions, July 28, 1999 for MBA, and June 30, 1999 for AISI and as projected as of the then scheduled delivery month of each such aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the aircraft. The appraisals were based on various assumptions and methodologies, which vary among the appraisers and may not reflect current market conditions that could affect the fair market value of the aircraft. The Appraisers have delivered letters summarizing their respective appraisals. Copies of such letters are attached to this prospectus as Appendix I. We refer you to such summaries for the definition of appraised base value and a discussion of the assumptions and methodologies used in each of the appraisals.

     An appraisal is only an estimate of value, is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of sales value. The proceeds realized upon a sale of any aircraft may be less than the appraised value of such aircraft. The value of the aircraft upon the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the secured promissory notes and the aircraft pursuant to the applicable Indenture would equal the appraised value of such aircraft or be sufficient to satisfy in full payments due on the secured promissory notes issued under such Indenture or the certificates.

                DESCRIPTION OF THE SECURED PROMISSORY NOTES

     The following is a description of the terms of the secured promissory notes, the Indentures, the leases, the Participation Agreements, the Leased Aircraft Trust Agreements entered into with respect to the aircraft. Forms of the Indentures, the leases, the Participation Agreements, the Leased Aircraft Trust Agreements were filed with the SEC as exhibits to a Form 8-K on September 7, 1999, following the issuance of the certificates. The terms of the financing agreements entered into differ from the forms of those agreements filed with the SEC because we or the owner participant requested changes. However those financing agreements contain the mandatory document terms and do not vary the mandatory economic terms as such mandatory document terms and mandatory economic terms are defined in the Note Purchase Agreement. In addition, we certified to the pass through trustees that any modifications to the forms of those financing agreements did not materially and adversely affect the certificateholders and we obtained written confirmation from each rating agency that the use of versions of agreements modified in any material respect would not result in a withdrawal, suspension or downgrading of the rating of any class of certificates.

GENERAL

     The secured promissory notes were issued for each aircraft in three series: the series A secured promissory notes, the series B secured promissory notes and the series C secured promissory notes, collectively referred to as the secured promissory notes.

     The secured promissory notes with respect to each leased aircraft were issued under a separate Leased Aircraft Indenture between First Security Bank, National Association, as Owner Trustee, and State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee.

     The secured promissory notes with respect to each owned aircraft were issued under a separate Owned Aircraft Indenture between us and State Street Bank and Trust Company of Connecticut, National Association, as Loan Trustee. The secured promissory notes with respect to each owned aircraft are secured obligations of US Airways.

     The Indentures do not provide for defeasance, or discharge upon deposit of cash or certain obligations of the United States, notwithstanding the description of defeasance in the prospectus.

     In the case of a leased aircraft, we lease each aircraft from the related Owner Trustee under a separate lease. Under each lease and the related Aircraft Operative Agreements, we are, in general, obligated to make or cause to be made rental and other payments or advances to the related Loan Trustee on behalf of the related Owner Trustee. Such rental and other payments or advances will be at least sufficient to pay in full when due all payments required to be made on the secured promissory notes issued with respect to such leased aircraft. The secured promissory notes issued with respect to the leased aircraft are not direct obligations of US Airways and we do not guarantee payment or performance of the leased aircraft notes. Our obligations under each lease and the related Aircraft Operative Agreements are general unsecured obligations.

SUBORDINATION

     Series A secured promissory notes issued in respect of an aircraft rank senior to series B secured promissory notes issued in respect of such aircraft and series B secured promissory notes in respect of an aircraft rank senior to series C secured promissory notes issued in respect of such aircraft. (Leased Aircraft Indentures, Section 2.15 and Article III; Owned Aircraft Indentures, Section 2.15 and Article III)

     On each scheduled payment date, payments of interest and principal due on series A secured promissory notes issued in respect of an aircraft will be made prior to payments of interest and principal due on series B secured promissory notes issued in respect of the same aircraft and payments of interest and principal due on series B secured promissory notes issued in respect of any aircraft will be made prior to payments of principal and interest due on series C secured promissory notes issued in respect of the same aircraft. (Leased Aircraft Indentures, Article III; Owned Aircraft Indentures, Article III)

PRINCIPAL AND INTEREST PAYMENTS

     Subject to the provisions of the Intercreditor Agreement, interest paid on the secured promissory notes held in each pass through trust will be passed through to the certificateholders of the respective pass through trust on the dates and at the rate per annum set forth in this prospectus until the final expected Regular Distribution Date for the respective pass through trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the secured promissory notes held in each pass through trust will be passed through to the respective certificateholders in scheduled amounts on the dates set forth in this prospectus until the final expected Regular Distribution Date for the respective pass through trust.

     Interest is payable on the unpaid principal amount of each secured promissory note at the rate applicable to such secured promissory note on January 20 and July 20 of each year, commencing on the first such date to occur after initial issuance of such secured promissory note. Such interest will be computed on the basis of a 360-day year of twelve 30-day months. Overdue amounts of principal, Make-Whole Premium and interest on such series of secured promissory notes will bear interest at a rate equal to at least 1% per annum over the applicable interest rate on such series of secured promissory notes.

     Scheduled principal payments on the secured promissory notes will be made on the dates and in the scheduled amounts set forth in Appendix II with respect to each aircraft.

     The final payment made under each secured promissory note will be in an amount sufficient to discharge in full the unpaid principal amount, Make-Whole Premium (if any) and to the extent permitted by law, interest and any other amounts payable but unpaid with respect to such secured promissory note.

     If any date scheduled for a payment of principal, premium (if any) or interest with respect to the secured promissory notes is not a Business Day, such payment will be made on the next succeeding Business Day with the same force and effect as if made on such scheduled payment date and without any additional interest.


REDEMPTION

Mandatory Redemption

     If an Event of Loss occurs with respect to an aircraft and we do not replace such aircraft under the related lease (in the case of a leased aircraft) or under the related Owned Aircraft Indenture (in the case of an owned aircraft), the secured promissory notes issued with respect to such aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to the date of redemption and other amounts payable to the holders of the secured promissory notes under the applicable Indenture and Participation Agreement, but without premium. (Leased Aircraft Indentures,
Section 2.10(a); Owned Aircraft Indentures, Section 2.10). Such redemption will be on a Special Distribution Date.

     If we exercise our right to terminate a lease under our voluntary termination, early buyout or burdensome buyout options under such lease, the secured promissory notes relating to the applicable leased aircraft will be redeemed (unless we elect to assume the secured promissory notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Leased Aircraft Indentures, Section 2.10(b)) See "-The Leases-Lease Termination."

Voluntary Redemption

     All, but not less than all, of the secured promissory notes issued with respect to a leased aircraft may be redeemed prior to maturity with our consent at a price equal to 100% of the unpaid principal thereof, together with accrued interest thereon to, but not including, the date of redemption and all other amounts payable to the holders of the secured promissory notes under the applicable Indenture and Participation Agreement, plus, a Make-Whole Premium.
(Leased Aircraft Indentures, Section 2.11)

     All, but not less than all, of the secured promissory notes issued with respect to an owned aircraft may be redeemed prior to maturity at any time at our option at a price equal to 100% of the unpaid principal amount of the secured promissory notes being redeemed, together with accrued and unpaid interest on those secured promissory notes to, but not including the date of redemption and all other amounts payable to the holders of the secured promissory notes under the applicable Indenture and Participation Agreement, plus a Make Whole Premium. (Owned Aircraft Indentures, Section 2.11)

     If notice of such a redemption is given in connection with a refinancing of secured promissory notes with respect to an aircraft, such notice may be revoked at any time not later than three days prior to the proposed redemption date. (Indentures, Section 2.12)

     If, with respect to a leased aircraft, (a) one or more Lease Events of Default have occurred and are continuing or (b) the secured promissory notes with respect to such aircraft have been declared due and payable by the applicable Loan Trustee or the Loan Trustee with respect to such secured promissory notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related lease or if certain events occur in a bankruptcy proceeding in which we are the debtor, then in each case all, but not less than all, of the secured promissory notes issued with respect to such leased aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium is payable if such secured promissory notes are to be purchased pursuant to clause (a) when a Lease Event of Default has occurred and has been continuing for less than 180 days). (Leased Aircraft Indentures, Section 2.14)

     We have no comparable right under the Owned Aircraft Indentures to purchase the secured promissory notes under the circumstances described in the preceding paragraphs.

SECURITY

     The secured promissory notes issued with respect to each aircraft are secured by a first priority security interest in the aircraft, the related lease and all rent under such lease (with respect to leased aircraft), as well as all rents, profits and other income of such aircraft, certain rights under the aircraft purchase agreement between our parent and an affiliate of the aircraft manufacturer, all requisition proceeds with respect to such aircraft, all insurance proceeds with respect to the aircraft (other than proceeds under third party liability policies and under policies maintained by the Owner Participant), all monies and securities deposited with the related Loan Trustee, and all proceeds of the foregoing. (Indentures, Granting Clause)

     In the case of a Leased Aircraft Indenture, unless an Indenture Default with respect to an aircraft has occurred and is continuing, the related Loan Trustee may not exercise the Owner Trustee's rights under the related lease except such Owner Trustee's right to receive rent. (Leased Aircraft Indenture, Section 5.02) The assignment by the Owner Trustee to the Loan Trustee of its rights under the related lease excludes, among other things, the rights of the Owner Trustee in its individual and trust capacities and of the Owner Participant relating to the indemnification by us for certain matters, proceeds of public liability insurance in respect of the aircraft payable as a result of insurance claims made, or losses suffered, by the Owner Trustee or the Loan Trustee in their respective individual capacities or by the Owner Participant, proceeds of insurance maintained with respect to the aircraft by the Owner Participant (whether directly or through the Owner Trustee) or the Owner Trustee in its individual capacity and permitted under the lease and certain reimbursement payments made by us to the Owner Trustee and the Owner Participant. (Leased Aircraft Indenture, Granting Clause)

     The secured promissory notes are not be cross-collateralized. This means that the secured promissory notes issued in respect of any one aircraft will not be secured by any of the other aircraft, replacement aircraft (as described in "--The Leases--Events of Loss") or the leases related to such other aircraft.

     There are no cross-default provisions in the Indentures or leases. This means that events resulting in an event of default under any particular Indenture or lease may or may not result in an event of default occurring under any other Indenture or lease. If the secured promissory notes issued with respect to one or more aircraft are in default and the secured promissory notes issued with respect to the remaining aircraft are not in default, no remedies will be exercisable under the Indentures with respect to such remaining aircraft.

     The secured promissory notes issued under each Leased Aircraft Indenture are not our obligations and we do not guarantee payment of principal of, or interest on such secured promissory notes. Payments or advances made under a lease and the related Aircraft Operative Agreements will at all times be sufficient to make scheduled payments or principal of, and interest on, the secured promissory notes issued to finance the aircraft subject to such lease. See "Description of the Secured Promissory Notes--General."

LOAN TO VALUE RATIOS OF SECURED PROMISSORY NOTES

     The loan to aircraft value ratios for the secured promissory notes issued in respect of each aircraft as of the July 20 Regular Distribution Dates, beginning on July 20, 2000 are set forth in Appendix III. We used these amounts to prepare the Amortization Schedule. The loan to aircraft value ratios in Appendix III were obtained by dividing (a) the outstanding balance (assuming no payment default) of such secured promissory notes determined immediately after giving effect to the payments scheduled to be made on each such Regular Distribution Date by (b) the assumed value (the "Assumed Aircraft Value") of the aircraft securing such secured promissory notes.

     The tables in Appendix III are based on the Depreciation Assumption. Other rates or methods of depreciation would result in materially different loan to aircraft value ratios, and no assurance can be given (a) that the depreciation rates and method assumed for the purposes of the tables are the ones most likely to occur or (b) as to the actual future value of any aircraft. The tables should not be considered a forecast or prediction of expected or likely loan to aircraft value ratios, but only a mathematical calculation based on one set of assumptions.

LIMITATION OF LIABILITY FOR LEASED AIRCRAFT NOTES

     The secured promissory notes issued with respect to the leased aircraft are not our direct obligations nor are they guaranteed by us, by any Owner Participant or by the Loan Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Loan Trustees, or any of their affiliates are personally liable to any holder of a secured promissory note or, in the case of the Owner Trustees and the Owner Participants, to the Loan Trustees for any amounts payable under the secured promissory notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture. Generally, all payments of principal of, premium, if any, and interest on the secured promissory notes issued with respect to any leased aircraft (other than payments made in connection with an optional redemption or purchase of secured promissory notes issued with respect to a leased aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such leased aircraft or the income and proceeds received by the related Loan Trustee (including rent payable and other amounts provided by us under the lease and related documents with respect to such leased aircraft). In some cases, an Owner Participant is required to make payments to an Owner Trustee that are to be used by the Owner Trustee to pay principal of, and interest on, the secured promissory notes. If an Owner Participant is required to make payments to be used by an Owner Trustee to pay principal of, and interest on, the secured promissory notes and the Owner Participant fails to make the payment, we are required to provide the Owner Trustee with funds sufficient to make the payment.

LIABILITY FOR OWNED AIRCRAFT NOTES

     The secured promissory notes issued with respect to any owned aircraft are our direct obligations.

     Except as otherwise provided in the Owned Aircraft Indentures, no Loan Trustee, in its individual capacity, is answerable or accountable under the Owned Aircraft Indentures or any secured promissory notes issued with respect to owned aircraft under any circumstances except, among other things, for its own willful misconduct or gross negligence.

INDENTURE DEFAULTS, NOTICE AND WAIVER

     Indenture Defaults under each Indenture include:

     o in the case of a Leased Aircraft Indenture, the occurrence of any Lease Event of Default under the related lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee to the Loan Trustee that such failure will constitute a Lease Event of Default);

     o the failure by the related Owner Trustee (other than as result of a Lease Default or Lease Event of Default) in the case of a Leased Aircraft Indenture, or us, in the case of an Owned Aircraft Indenture, to pay any interest or principal or premium, if any, when due, under such Indenture or under any secured promissory note issued under such Indenture that continues for more than 10 Business Days, in the case of principal, interest or Make-Whole Premium, and, in all other cases, 10 Business Days after we (or, in the case of the Leased Aircraft Indenture, the relevant Owne Trustee and Owner Participant) receive written demand from the related Loan Trustee or holder of a secured promissory note;

     o the failure by the related Owner Participant or the related Owner Trustee (in its individual capacity), in the case of a Leased Aircraft Indenture, or us, in the case of an Owned Aircraft Indenture, to discharge certain liens that continue after notice and specified cure periods;

     o any representation or warranty made by the related Owner Trustee or Owner Participant in a Leased Aircraft Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of a secured promissory note being false or incorrect when made in any material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods;

     o any representation or warranty made by us in an Owned Aircraft Indenture, the related Participation Agreement, or certain related documents furnished to the Loan Trustee or any holder of a secured promissory note being false or incorrect when made in an material respect that continues to be material and adverse to the interests of the Loan Trustee or Note Holders and remains unremedied after notice and specified cure periods;

     o failure by the related Owner Trustee or Owner Participan (in the case of leased aircraft) or us (in the case of owned aircraft) to perform or observe any covenant or obligation for the benefit of the Loan Trustee or holders of secured promissory notes under such Indenture or certain related documents that continues after notice and specified cure periods;

     o the registration of the related aircraft ceasing to be effective as a result of the Owner Participant (in the case of a leased aircraft) or us (in the case of an owned aircraft) not being a citizen of the United States, as defined in Title 49 of the United States Code relating t aviation (subject to a cure period);

     o the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Truste (not in its individual capacity) or Owner Participant (i the case of a leased aircraft) or us (in the case of the owned aircraft); or

     o in the case of the Owned Aircraft Indenture, failure by us to carry and maintain insurance in accordance with the terms of such Indenture with respect to the aircraft. (Indentures, Section 4.02)

     There are no cross-default provisions in the Indentures or in the leases. This means that events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture, and a Lease Event of Default under any particular lease may or may not result in a Lease Event of Default under any other lease.

     If we fail to make any semiannual basic rental payment due under any lease the applicable Owner Trustee or Owner Participant may, after such failure, furnish to the Loan Trustee the amount due on the secured promissory notes issued with respect to the related leased aircraft, together with any interest thereon on account of such delayed payment. In that case, the Loan Trustee and the holders of outstanding secured promissory notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such lease as the result of such failure to make such rental payment, unless such Owner Trustee or Owner Participant has previously cured each of the three immediately preceding semiannual basic rental payment defaults or the Owner Trustee has cured an aggregate of six previous semiannual basic rental payment defaults. The applicable Owner Trustee also may cure any other default by us in the performance of its obligations under any lease that can be cured by the payment of money. (Leased Aircraft Indenture, Section 4.03)

     The holders of a majority in aggregate unpaid principal amount of the secured promissory notes issued under an Indenture, by notice to the Loan Trustee, may on behalf of all the holders of secured promissory notes issued under such Indenture waive any existing default and its consequences under such Indenture, except a default in the payment of the principal of, or premium or interest on any such secured promissory notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of secured promissory notes. In the case of Leased Aircraft Indentures, the ability to waive existing defaults may depend on actions of the applicable Owner Participant. (Indentures, Section 4.08)

REMEDIES

         Each Indenture provides that if an Indenture Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the secured promissory notes outstanding under such Indenture will, subject to the applicable Owner Participant's or Owner Trustee's right to cure in the case of Leased Aircraft Indentures, declare the principal of all such secured promissory notes issued under such Indenture immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Premium). The holders of a majority in principal amount of secured promissory notes outstanding under such Indenture may rescind any such declaration at any time before the judgment or decree for the payment of the money so due is entered if (a) there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such secured promissory notes, to the extent such amounts have become due otherwise than by such declaration of acceleration and (b) all other Indenture Defaults and events which with the giving of notice or lapse of time or both would become Indenture Defaults under such Indenture with respect to any agreement contained in such Indenture have been cured. (Indentures, Section 4.04(b))

         Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including (if, in the case of a leased aircraft, the corresponding lease has been declared in default) one or more of the remedies under such Indenture or such lease with respect to the aircraft subject to such lease. If a Lease Event of Default has occurred and is continuing under the corresponding lease in the case of Leased Aircraft Indentures, the related Loan Trustee's right to exercise remedies under such Indenture is subject, with certain exceptions, to its having accelerated the maturity of the secured promissory notes and proceeded to exercise one or more of the remedies under the lease to terminate the lease (in the event that it is not commercially reasonable to take possession of the aircraft) or take possession of and/or sell the aircraft; provided that the requirement to exercise such remedies under such lease does not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period in excess of 60 days subsequent to an entry for an order for relief or such other period as may be specified in Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (the "Section 1110 Period") (plus an additional period if any resulting from (a) us or our trustee in such proceeding assuming, or agreeing to perform our obligations under, such lease with the approval of the applicable court, (b) such Loan Trustee's consent to an extension of such 60-day period, (c) the assumption of the lease by us during the
Section 1110 Period with the approval of the applicable court, or (d) such Loan Trustee's failure to give any requisite notice). See "--The Leases--Events of Default under the Leases." Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and us, subject to the terms of such lease. Any aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including, if a Lease Event of Default has occurred and is continuing, our rights under the lease with respect to such aircraft. No exercise of any remedies by the related Loan Trustee may affect our rights under any lease unless a Lease Event of Default has occurred and is continuing under such lease. The Owned Aircraft Indenture will not contain such limitations on the Loan Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture.(Indentures, Section 4.04; Leases, Section 15)

         If we are the debtor in a bankruptcy proceeding under the U.S. Bankruptcy Code, all of the rights of the Owner Trustee as lessor under a particular lease will be exercised by the Owner Trustee in accordance with the terms thereof unless (a) during the Section 1110 Period we or the trustee in such proceeding do not agree to perform our obligations under such lease, (b) at any time after agreeing to perform such obligations, we or such trustee cease to perform such obligations, (c) the related Loan Trustee takes action, or notifies the Owner Trustee that such Loan Trustee intends to take action, to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy in accordance with the Leased Aircraft Indenture or (d) the secured promissory notes issued pursuant to such Indenture have been declared due and payable by the related Loan Trustee. The Owner Trustee's exercise of such rights will be subject to certain limitations and, in no event may the Owner Trustee reduce the amount or change the time of any payment in respect of the secured promissory notes or adversely affect the validity or enforceability of the lien under the Leased Aircraft Indenture by depriving the holder of the secured promissory notes of the benefits thereof. (Leased Aircraft Indentures, Sections 5.02 and 9.01(b))

         There are not any cross-default provisions in the Indentures. This means that if the secured promissory notes issued in respect of one aircraft are in default, the secured promissory notes issued in respect of the other aircraft might not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other aircraft.

         Section 1110 of the U.S. Bankruptcy Code provides in relevant part that, unless certain events occur after the commencement of a Chapter 11 case, the right of a secured party with a security interest in "equipment" (as defined in Section 1110 of the U.S. Bankruptcy Code), or of a lessor or conditional vendor of such equipment, to take possession of such equipment in compliance with the provisions of a security agreement, lease, or conditional sale contract, and to enforce any of its other rights or remedies under such security agreement, lease, or conditional sale contract, to sell, lease or otherwise retain or dispose of such equipment, is not limited or otherwise affected after 60 days after the order for relief under Chapter 11 of the U.S. Bankruptcy Code by any other provision of the U.S. Bankruptcy Code or by any power of the bankruptcy court.

         Section 1110 of the U.S. Bankruptcy Code provides that the right to take possession and to enforce other rights and remedies to sell, lease or otherwise dispose of an aircraft shall be subject to the automatic stay of Section 362 of the U.S. Bankruptcy Code if (A) before the date that is 60 days after the date of the order for relief under Chapter 11 of the U.S. Bankruptcy Code, the trustee, subject to the approval of the court, agrees to perform all obligations of the debtor under such security agreement, lease or conditional sale contract and (B) any default (other than a default that is a breach of a provision relating to the financial condition, bankruptcy, insolvency or reorganization of the debtor) under such security agreement, lease or conditional sale contract (x) is cured before the date that is 60 days from the date of such order in the case of a default that occurs before the date of the order of relief, (y) is cured before the later of the date that is 30 days after the date of such default or the date that is 60 days from the date of the order for relief in the case of a default that occurs after the date of the order for relief and before the date that is 60 days from the date of such order for relief, or
(z) is cured in compliance with the terms of the security agreement, lease or conditional sale agreement in the case of a default that occurs on or after the expiration of 60 days from the date of the order of relief. "Equipment" is defined in Section 1110 of the U.S. Bankruptcy Code, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in Section 40102 of Title 49) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that at the time such transaction is entered into holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49 for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

         In connection with the closing of the financing of each aircraft, Skadden, Arps, Slate, Meagher & Flom (Illinois), our special counsel, delivered an opinion to the applicable Loan Trustee to the effect that, if we become a debtor under Chapter 11 of the U.S. Bankruptcy Code, the Loan Trustee would be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the related aircraft, but may not be entitled to such benefits with respect to any replacement of an aircraft after an Event of Loss in the future. The replacement of any aircraft is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee would be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to such replacement (unless, as a result of a change in law or governmental interpretation, such benefits are not then available). This opinion may be subject to certain qualifications and assumptions, including the assumptions that we, at the time of purchase of the secured promissory notes, hold an air carrier operating certificate pursuant to chapter 447 of title 49 of the U.S. Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See "--The Leases-Events of Loss." The opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois) does not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible sublessee of an aircraft, or any possible lessee of an owned aircraft if it is leased by us. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver."

         If a bankruptcy, insolvency, receivership or like proceeding is commenced involving an Owner Participant, it is possible that, notwithstanding that the applicable leased aircraft is owned by the related Owner Trustee in trust, such leased aircraft and the related lease and secured promissory notes might be directly affected by such proceeding. In such event, payments under such lease or on such secured promissory notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Leased Aircraft Indenture might be restricted, although such Loan Trustee would retain its status as a secured creditor in respect of the related lease and the related leased aircraft.

MODIFICATION OF INDENTURES AND LEASES

     Without the consent of holders of a majority in principal amount of the secured promissory notes outstanding under any Indenture, the provisions of such Indenture and any related lease, Participation Agreement or Leased Aircraft Trust Agreement may not be amended or modified, except to the extent indicated below.

     Subject to certain limitations, certain provisions of any Leased Aircraft Indenture, and of the related lease, Participation Agreement, and Leased Aircraft Trust Agreement, may be amended or modified by the parties to those agreements without the consent of any holders of the secured promissory notes outstanding under such Indenture. In the case of each lease, such provisions include, among others, provisions relating to (a) the return to the related Owner Trustee of the related leased aircraft under the terms of such lease (except to the extent that such amendment would affect the rights or exercise of remedies under the lease) and (b) the renewal of such lease and our option pursuant to the terms of such lease to terminate the lease or to purchase the related leased aircraft so long as the same would not affect the time of, or reduce the amount of rent payable under the lease until payment in full of all obligations under the Indenture or otherwise adversely affect the Note Holders. (Leased Aircraft Indenture, Section 9.01(a)) In addition, any Indenture may be amended without the consent of the holders of secured promissory notes issued under such Indenture to, among other things, cure any defect or inconsistency in such Indenture or such secured promissory notes, provided that such change does not adversely affect the interests of any such holder. (Leased Aircraft Indentures, Section 9.01(c); Owned Aircraft Indentures, Section 10.01(c))

     Without the consent of each Liquidity Provider and the holder of each secured promissory note outstanding under any Indenture affected thereby, no amendment or modification of such Indenture may, among other things, (a) reduce the principal amount of, or premium, if any, or interest payable on, any secured promissory notes issued under such Indenture or change the date on which any principal, premium, if any, or interest is due and payable,
(b) permit the creation of any security interest with respect to the property subject to the lien of such Indenture, except as permitted by such Indenture, or deprive any holder of a secured promissory note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject to such Indenture or (c) reduce the percentage in principal amount of outstanding secured promissory notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance with such Indenture. (Leased Aircraft Indentures, Section 9.01(b); Owned Aircraft Indentures, Section 10.01(c))

INDEMNIFICATION

     We are required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each pass through trustee, but not the holders of certificates (unless otherwise expressly agreed by us), for certain losses, claims and other matters. We are required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related leased aircraft.

THE LEASES AND THE OWNED AIRCRAFT INDENTURES

Lease Term and Lease Payments

     We have leased each leased aircraft from an Owner Trustee for a term commencing on the closing of each leveraged lease financing and expiring on a date not earlier than the latest maturity date of the relevant secured promissory notes issued in such leveraged lease transaction, unless terminated prior to the originally scheduled expiration date as permitted by such lease. We will make semiannual payments of basic rent under each lease on each rent payment date (or, if such day is not a Business Day, on the next Business Day).

     The Owner Trustee has assigned all payments of basic rent and certain other payments that we are required to pay or advance under the lease or related documents to the related Loan Trustee. The Loan Trustee will, on behalf of the Owner Trustee, apply the funds assigned to it under the related Indenture to pay scheduled principal of, premium, if any, and interest due from such Owner Trustee on the secured promissory notes issued under such Indenture. The balance of any basic rent or other assigned amount under each lease and related Aircraft Operative Agreements, after payment of amounts due on the secured promissory notes issued under such Indenture, will be paid over to the applicable Owner Trustee. In certain cases, the basic rent and other payments under a lease may be adjusted, but each lease provides that under no circumstances will amounts that we are required to pay or advance under the lease and related documents be less than the scheduled payments on the related secured promissory notes. An Owner Participant may be required to make payments to an Owner Trustee that are to be used by the Owner Trustee to pay principal of, and interest on, the secured promissory notes. If an Owner Participant is required to make payments to be used by an Owner Trustee to pay principal of, and interest on, the secured promissory notes and the Owner Participant fails to make the payment, we will be required to provide the Owner Trustee with funds sufficient to make the payment. Our obligations to pay rent and to cause other payments to be made under each lease and under the Aircraft Operative Agreements are general unsecured obligations.

Owned Aircraft Payments

     Semiannual payments of interest on the secured promissory notes issued by us under the Owned Aircraft Indentures are payable January 20 and July 20 of each year. With respect to each secured promissory note, such payments commenced on the first such date after issuance thereof. Payments of principal of the secured promissory notes issued by us under an Owned Aircraft Indenture are payable January 20 and July 20 in certain years or in full on final maturity. See Appendix II for a schedule of principal payments on all promissory notes.

Net Lease; Maintenance

     Under the terms of each lease, our obligations in respect of each leased aircraft are those of a lessee under a "net lease." This means that we are obligated under each lease, among other things, to keep each aircraft subject to such lease duly registered and insured, to pay all costs of operating the aircraft and to maintain, service, repair and overhaul such aircraft so as to keep it in as good an operating condition as when delivered to us, ordinary wear and tear excepted, and in such condition as required to maintain the applicable airworthiness certificate for the aircraft in good standing at all times (other than during temporary periods of storage or during certain periods of permitted maintenance or modification). (Leases, Section 7(a)(1))

Possession, Sublease and Transfer

     We may operate an aircraft, or, subject to certain restrictions, we may permit certain other persons to operate an aircraft. Normal interchange, pooling and similar agreements customary in the commercial airline industry with respect to any airframe or engine are permitted. We are also permitted to enter into subleases (or, in the case of owned aircraft, leases) with United States entities and foreign entities that have their principal executive office in specified countries. (Leases, Section 7(b)(x), Owned Aircraft Indentures, Section 7.02(b)(x)). All subleases will be subject and subordinate to the related lease. All leases of owned aircraft will be subject and subordinate to the lien of the related Owned Aircraft Indenture. It is uncertain to what extent the relevant Loan Trustee's security interest would be recognized if an aircraft is registered or located in a jurisdiction not a party to the Convention on the International Recognition of Rights in Aircraft (Geneva
1948) (the "Convention"). In the case of an Indenture Default, the ability of the related Loan Trustee to realize upon its security interest in an aircraft could be adversely affected as a legal or practical matter if such aircraft were registered or located outside the United States.

Registration

     Except as provided in the following paragraph, we are required to keep each aircraft duly registered under the Transportation Code with the FAA. We are also required to record each lease (in the case of a leased aircraft) and Indenture and certain other documents under the Transportation Code. (Leases, Section 7(a); Owned Aircraft Indentures,
Section 7.02) Each Indenture is effective to create a valid security interest in the aircraft that is subject to such Indenture. The Loan Trustee has (and, assuming all uniform commercial code continuation statements are filed in a timely manner in all appropriate jurisdictions, will continue to have) a first-priority, perfected security interest in such aircraft whenever it is located in the United States or any of its territories and possessions. The Convention provides that such security interest will also be recognized, with certain limited exceptions, in those jurisdictions that have ratified or adhere to the Convention.

     So long as no Lease Event of Default exists, we have the right to register the aircraft subject to such lease in a country other than the United States at our own expense, subject to certain conditions set forth in the related Participation Agreement. These conditions include a requirement that the lien of the applicable Indenture will continue as a first priority security interest in the applicable aircraft. (Leases, Section 7(a)(3); Participation Agreements, Section 7(d)). The Owned Aircraft Indentures and related documents contain comparable provisions with respect to registration of the owned aircraft.

Liens

     We are required to maintain each aircraft free of any liens, other than the rights of the parties under the Aircraft Operative Agreements and other than certain limited liens permitted under such Aircraft Operative Agreements. Such permitted liens include, but are not limited to:

     (a) liens for taxes either not yet due or being contested in good faith by appropriate proceedings;

     (b) materialmen's, mechanics' and other similar liens arising in the ordinary course of business and securing obligations that either are not yet delinquent for more than sixty (60) days or are being contested in good faith by appropriate proceedings;

     (c) judgment liens so long as such judgment is discharged or vacated within sixty (60) days or the execution of such judgment is stayed pending appeal or discharged, vacated or reversed within sixty (60) days after expiration of such stay;

     (d) any other lien as to which we have provided a bond or other security adequate in the reasonable opinion of the Owner Trustee; and

     (e) any other liens approved in writing by the Owner Trustee; provided that in the case of each of the liens described in the foregoing clauses (a) and (b) such liens and proceedings do not involve any material danger of the sale, forfeiture or loss of such aircraft or any interest in such aircraft. (Leases, Section 6; Owned Aircraft Indentures, Section 7.01)

Replacement of Parts; Alterations

     We are obligated to replace all aircraft parts at our expense that may from time to time be incorporated or installed in or attached to any aircraft and that may become lost, damaged beyond repair, worn out, destroyed, stolen, seized, confiscated or permanently rendered unfit for use unless such part has become obsolete or the airframe or engine to which such part relates has suffered an Event of Loss. We or any permitted sublessee (or, in the case of owned aircraft, any permitted lessee) have the right, at our own expense, to add further parts and accessories and make such alterations, modifications and additions with respect to each aircraft as we deem desirable in the proper conduct of our business, so long as such alteration, modification or addition does not diminish (except to an insignificant extent) the value, utility or remaining useful life of the related aircraft, and, so long as no Lease Event of Default exists and certain other events have not occurred, to remove parts which we deem to be obsolete or no longer suitable or appropriate for use. (Leases, Sections 8(a) and 8(c); Owned Aircraft Indentures, Sections 7.03(a) and 7.03(c))

Insurance

     We are required to maintain, at our expense (or at the expense of a permitted lessee, in the case of the owned aircraft, or a permitted sublessee in the case of a leased aircraft), all-risk aircraft hull insurance covering each aircraft, at all times in an amount (taking into account any permitted self-insurance) not less than the termination value (or comparable amount) for the aircraft. However, after giving effect to self-insurance permitted as described below, the amount payable under such insurance may be less than such amounts payable with respect to the secured promissory notes. (Leases, Section 11; Owned Aircraft Indentures, Section 7.04)

     In addition, we are obligated to maintain (or cause to be maintained) comprehensive airline liability insurance at our expense (including, without limitation, passenger, contractual, bodily injury and property damage liability) and cargo liability insurance with respect to each aircraft. Such liability insurance must be underwritten by insurers of recognized reputation and responsibility. The amount of such liability insurance coverage per occurrence may not be less than the amount of comprehensive airline liability insurance from time to time applicable to aircraft of the same type that we own, lease or operate.

     We are also required to maintain war-risk, hijacking or allied perils insurance if we (or any permitted lessee or sublessee) operate any aircraft, airframe or engine in any area of recognized hostilities or if we (or any permitted lessee or sublessee) maintain such insurance with respect to other aircraft operated on the same international routes or areas on or in which the aircraft is operated. (Leases, Section 11; Owned Aircraft Indentures, Section 7.04)

     We may self-insure under a program applicable to all aircraft in our fleet, but the amount of such self-insurance in the aggregate may not exceed 50% of the highest replacement value of any single aircraft in our fleet or 1.5% of the average aggregate insurable value (during the preceding policy year) of all aircraft on which we carry insurance, whichever is less. In the case of an owned aircraft, if an insurance broker of national standing shall certify that the standard among all other major United States airlines is a higher level of self-insurance, we may self-insure the aircraft to such higher level. In addition, we may self-insure to the extent of any applicable deductible per aircraft imposed by the aircraft hull or liability insurer. (Leases, Section 11; Owned Aircraft Indentures, Section 7.04)

     In respect of each aircraft, we are required to name as additional insured parties the relevant Loan Trustee and holders of the secured promissory notes and (in the case of a leased aircraft) the relevant Owner Participant and Owner Trustee, in its individual capacity and as owner of such aircraft, and the Liquidity Provider under all liability, hull and property and war risk, hijacking and allied perils insurance policies required with respect to such aircraft. In addition, the insurance policies will be required to provide that, in respect of the interests of such additional insured persons, the insurance will not be invalidated or impaired by any of our acts or omissions or by any act or omission of any permitted sublessees, or any other person. (Leases, Section 11; Owned Aircraft Indentures, Section 7.04)

Lease Termination

     We may terminate any lease on any Rent Payment Date occurring after the end of the calendar year in which the seventh (7th) anniversary of the occurrence of the lease commencement date, if we make a good faith determination that the aircraft subject to such lease is obsolete or surplus to our needs. We are required to give notice of our intention to exercise our right of termination described in this paragraph at least one hundred eighty (180) days prior to the proposed date of termination, which notice may be withdrawn up to fifteen (15) days prior to such proposed date; provided that we may give only two (2) such termination notices. In such a situation, unless the Owner Trustee elects to retain title to such aircraft, we are required to use commercially reasonable efforts to sell such aircraft as an agent for such Owner Trustee, and the Owner Trustee will sell such aircraft on the date of termination to the highest cash bidder. If such sale occurs, the secured promissory notes related thereto are required to be prepaid. If the net proceeds to be received from such sale are less than the termination amount for such aircraft (set forth in a schedule to each lease), we are required to pay to the applicable Owner Trustee an amount equal to the excess, if any, of the applicable termination amount for such aircraft over such net proceeds. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10)

     The Owner Trustee has the option to retain title to the aircraft if we have given a notice of termination under the lease. In such event, such Owner Trustee will pay to the applicable Loan Trustee an amount sufficient to prepay the outstanding secured promissory notes issued with respect to such aircraft (including accrued interest) and the Loan Trustee will be paid the Make-Whole Premium, in which case the lien of the relevant Indenture will be released, the relevant lease will terminate and our obligation after the date of such payments to make scheduled rent payments under such lease will cease. (Leases, Section 9; Leased Aircraft Indentures, Section 2.10)

Events of Loss

     If an Event of Loss occurs with respect to the airframe or the airframe and engines of an aircraft, we must elect within sixty (60) days after such occurrence either to make payment with respect to such Event of Loss or to replace such airframe and any such engines. Not later than the earlier of (a) the first Business Day following the 120th day following the date of occurrence of such Event of Loss, (b) an earlier Business Day irrevocably specified fifteen (15) days in advance by notice from us to the Owner Trustee (in the case of a leased aircraft) and the Loan Trustee or
(c) in the case of a leased aircraft only and if Lessee has not elected its option to substitute under the Lease, the fourth Business Day after receipt of insurance proceeds in respect of the Event of Loss (so long as such day is not within sixty (60) days after the occurrence of the Event of Loss), we must either (a) pay to the applicable Owner Trustee the termination amount of such aircraft (or, in the case of an owned aircraft, pay to the applicable Loan Trustee the outstanding principal amount of the secured promissory notes relating to such aircraft plus accrued and unpaid interest thereon), together with certain additional amounts or (b) substitute an airframe (or airframe and one or more engines, as the case may be) for the airframe, or airframe and engine(s), that suffered such Event of Loss. (Leases, Section 10(a); Leased Aircraft Indentures, Section 2.10; Owned Aircraft Indentures, Section 5.06)

     If we elect to replace an airframe (or airframe and one or more engines, as the case may be) that suffered such Event of Loss, we will, in the case of a leased aircraft, convey to the related Owner Trustee title to an airframe (or airframe and one or more engines, as the case may be) or, in the case of an Owned Aircraft Indenture, subject such airframe (or airframe and one or more engines) to the lien of the Owned Aircraft Indenture, and such replacement airframe or airframe and engines must be the same make and model (or improved model) as the airframe or airframe and engines to be replaced, with a value, utility and remaining useful life at least equal to the airframe or airframe and engines to be replaced, assuming that such airframe and such engines had been maintained in accordance with the related lease or Owned Aircraft Indenture, as the case may be. We are also required to provide to the relevant Loan Trustee and (in the case of a leased aircraft) the relevant Owner Trustee and Owner Participant reasonably acceptable opinions of counsel to the effect, among other things, that (a) certain specified documents have been duly filed under the Transportation Code and (b) such Owner Trustee and Loan Trustee will be entitled to receive the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to any such replacement airframe (unless, as a result of a change in law or court interpretation, such benefits are not then available). (Leases, Section 10(a); Owned Aircraft Indentures, Section 5.06)

     If we elect not to replace such airframe, or airframe and engine(s), then upon payment of the outstanding principal amount of the secured promissory notes issued with respect to such aircraft (in the case of an owned aircraft) or the termination amount for such aircraft (in the case of a leased aircraft), together with all additional amounts then due and unpaid with respect to such aircraft, which must be at least sufficient to pay in full as of the date of payment thereof the aggregate unpaid principal amount under such secured promissory notes together with accrued but unpaid interest thereon and all other amounts due and owing in respect of such secured promissory notes, the lien of the Indenture and (in the case of a leased aircraft) the lease relating to such aircraft will terminate with respect to such aircraft, our obligation thereafter to make the scheduled rent payments (in the case of a leased aircraft) or interest and principal payments (in the case of an owned aircraft) will cease and (in the case of a leased aircraft) the related Owner Trustee will transfer all of its right, title and interest in and to the related aircraft to us. The termination amount and other payments made under the leases by us will be deposited with the applicable Loan Trustee. Amounts in excess of the amounts due and owing under the secured promissory notes issued with respect to such aircraft will be distributed by such Loan Trustee to the applicable Owner Trustee or to us, as the case may be. (Leases, Section 10; Leased Aircraft Indentures, Section 3.02; Owned Aircraft Indentures, Sections 3.02 and 5.06)

     If an Event of Loss occurs with respect to an engine alone, we will be required to replace such engine within sixty (60) days after the occurrence of such Event of Loss with another engine, free and clear of all liens (other than certain permitted liens). In the case of A319 and A320 aircraft, such replacement engine will be (a) a CFM International Model 56-5 (or improved) type engine or (b) a CFM engine or another manufacturer's engine suitable for use on the relevant airframe and having a value and utility equal to or greater than a CFM Model 56-5 type engine, assuming that such engine had been maintained in accordance with the relevant lease. In the case of A330 aircraft, such replacement engine will be (a) a Pratt & Whitney Model 4168A (or improved) type engine or (b) another Pratt & Whitney or another manufacturer's engine suitable for use on the relevant airframe and having a value and utility equal to or greater than a Pratt & Whitney Model 4168A type engine. (Leases, Section 10(b); Owned Aircraft Indentures, Section 5.06(b))

Renewal and Purchase Options

     At the end of the term of each lease after final maturity of the related secured promissory notes and subject to certain conditions, we have certain options to renew such lease for additional limited periods. In addition, we have the right at the end of the term of each lease or renewal period to purchase the aircraft subject to such lease for an amount to be calculated in accordance with the terms of such lease. (Leases, Section 19)

     In addition, we have the right to purchase an aircraft from the applicable Owner Trustee prior to the expiration of the term of such lease. If we purchase an aircraft from the applicable Owner Trustee prior to the end of the term, we may assume, as our direct obligations, the secured promissory notes issued with respect to such aircraft. We may only assume the secured promissory notes if, among other things, we have provided opinions of counsel to the effect that (a) holders of such secured promissory notes will not recognize income, gain or loss for federal income tax purposes as a result of such assumption and will be subject to taxation in the same amounts and in the same manner and at the same time as would have been the case if such assumption had not occurred and (b) the Loan Trustee will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising such aircraft, as long as, at the time of purchase of the secured promissory notes, we hold an air carrier operating certificate pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. (Leases, Section 19 and Section 20; Participation Agreements, Section 7(u); Indentures, Section 2.13)


Events of Default under the Leases

     The following events constitute Lease Events of Default under each lease:

     o Our failure to make any payment of basic rent or early buyout amount within five (5) Business Days after the same has become due or termination value (or comparable termination amount) within five (5) Business Days after receipt by us of written notice that the same is past due.

     o Our failure to make a payment of supplemental rent (othe than termination value (or comparable termination amount)) when the same has become due and fo thirty (30) days after we receive written demand for such payment (provided that failure to pay an amount that is excluded from the lien of the Indenture shall not constitute an event of default unles notice is given by the Owner Participant).

     o Our failure to carry and maintain insurance on and in respect of the aircraft, airframe and engines, in accordance with the provisions of such lease.

     o Our failure to perform or observe in any material respec any other material covenant or agreement to be performed or observed by us under such lease or the related Aircraft Operative Agreements (other than our related tax indemnity agreement with the Owner Participant), and such failure continuing unremedied for a period of thirty (30) days after written notice of such failure by the applicable Owner Trustee or Loan Trustee; provided that (i) if such failure cannot be corrected or cured with the payment of money or otherwise within such 30 day period, (ii) we have undertaken to cure such failure, and (iii) notwithstanding our diligence in attempting to cure such failure, such failure is not cured in such 30 day period but is curable with future diligence, there is no Lease Event o Default unless and until such failure continues unremedied for a period of three hundred sixty (360) day after the receipt of such notice.

     o Any representation or warranty made by us in such lease or the related Aircraft Operative Agreements (other than our related tax indemnity agreement with the Owner Participant) proves to have been untrue or inaccurate in any material respect at the time made, suc representation or warranty is material at the time in question and the same remains uncured (to the extent of the adverse impact thereof) for more than thirty (30) days after receipt by us of written notice.

     o The occurrence of certain voluntary events of our bankruptcy, reorganization or insolvency or the occurrence of involuntary events of bankruptcy, reorganization or insolvency which continues undismissed, unvacated or unstayed for a period of ninet (90) days. (Leases, Section 14)

     Indenture Events of Default under the Owned Aircraft Indenture are discussed above under "--Indenture Defaults, Notice and Waiver."

Remedies Exercisable upon Events of Default under the Lease

     If a Lease Event of Default has occurred and is continuing, the applicable Owner Trustee may (or, so long as the Indenture is in effect, the applicable Loan Trustee may, subject to the terms of the Indenture) exercise one or more of the remedies provided in such lease with respect to the related aircraft. These remedies include the right to repossess and use or operate such aircraft, to rescind or terminate such lease, to sell or re-lease such aircraft free and clear of our rights, except as set forth in the lease, and retain the proceeds, and to require us to pay, as liquidated damages any due and unpaid basic rent plus an amount equal to, at such Owner Trustee's (or, subject to the terms of the relevant Leased Aircraft Indenture, the Loan Trustee's) option, either (a) the excess of the present value of all unpaid rent during the remainder of the term of such lease over the present value of the fair market rental value of such aircraft for the remainder of the term of such lease or, (b) the excess of the termination value (or comparable termination amount) of such aircraft over the fair market sales value of such aircraft or, if such aircraft has been sold, the net sales proceeds from the sale of such aircraft. If the Loan Trustee has validly terminated such lease, the Loan Trustee may not sell or lease or otherwise afford the use of such aircraft, without the consent of the Owner Participant, to us or any of our affiliates. (Leased Aircraft Indentures, Section 4.04)

Transfer of Owner Participant Interests

     Subject to certain restrictions, each Owner Participant may transfer all or any part of its interest in the related leased aircraft.
(Participation Agreements, Section 7(k))

           CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following summary describes the principal U.S. federal income tax consequences to certificateholders of the exchange of the outstanding class C certificates for the new class C certificates pursuant to the exchange offer. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States. This summary is based upon the tax laws and practice of the United States as in effect on the date of this Prospectus, as well as judicial and administrative interpretations thereof (in final or proposed form) available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. No rulings have been sought from the Internal Revenue Service with respect to the U.S. federal income tax consequences, discussed below, and no assurances can be given that the IRS will not take contrary positions.

         The exchange of the outstanding class C certificates for the new class C certificates pursuant to the exchange offer will not be a taxable event for U.S. federal income tax purposes. As a result, no gain or loss will be recognized by a holder of the outstanding class C certificates upon receipt of the new class C certificates. A holder's tax basis in the new class C certificates received pursuant to the exchange offer will be the same as the holder's tax basis in the outstanding class C certificates exchanged therefor. A holder's holding period for the new class C certificates received pursuant to the exchange offer will include its holding period for the outstanding class C certificates exchanged therefor.

                            ERISA CONSIDERATIONS


     GENERAL

         The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title I of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the Plan.

         Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those plans that are not subject to ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code and such transactions may have to be rescinded.

         Any Plan fiduciary which proposes to cause a Plan to purchase any certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

         Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any certificates.

     PLAN ASSETS ISSUES

         The Department of Labor has promulgated a regulation, 29 CFR
Section 2510.3-101 (the "Plan Assets Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Assets Regulation, if a Plan invests (directly or indirectly) in a certificate, the Plan's assets will include both the certificate and an undivided interest in each of the underlying assets of the corresponding pass through trust, including the secured promissory notes held by such pass through trust, unless it is established that equity participation in the pass through trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Assets Regulation. In this regard, the extent to which there is equity participation in a particular pass through trust by, or on behalf of, employee benefit plans will not be monitored. If the assets of a pass through trust are deemed to constitute the assets of a Plan, transactions involving the assets and operations of such pass through trust could be subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code.

     PROHIBITED TRANSACTION EXEMPTIONS

         In addition, whether or not the assets of a pass through trust are deemed to be Plan assets under the Plan Assets Regulation, the fiduciary of a Plan that proposes to purchase and hold any certificates should consider, among other things, whether such purchase and holding may involve (i) the direct or indirect extension of credit to a party in interest or a disqualified person, (ii) the sale or exchange of any property between a Plan and a party in interest or a disqualified person or (iii) the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets. Such parties in interest or disqualified persons could include, without limitation, us and our affiliates, the Owner Participants, the pass through trustees, the Owner Trustees and the Liquidity Providers. Moreover, if certificates are purchased by a Plan and certificates of a subordinate class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate class of certificates of its right to purchase the senior classes of certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. See "Description of the Certificates-Purchase Rights of Certificateholders." Depending on the identity of the Plan fiduciary making the decision to acquire or hold certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class Exemptions") could provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the certificates or any transaction involving the assets of a pass through trust.

         EACH PERSON WHO ACQUIRES OR ACCEPTS A CERTIFICATE OR AN INTEREST THEREIN, WILL BE DEEMED BY SUCH ACQUISITION OR ACCEPTANCE TO HAVE REPRESENTED AND WARRANTED THAT EITHER: (I) NO PLAN ASSETS HAVE BEEN USED TO PURCHASE SUCH CERTIFICATE OR AN INTEREST THEREIN OR (II) THE PURCHASE AND HOLDING OF SUCH CERTIFICATE OR INTEREST THEREIN ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND SECTION 4975 OF THE CODE PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

     SPECIAL CONSIDERATIONS APPLICABLE TO INSURANCE COMPANY GENERAL ACCOUNTS

         Under a 1993 decision of the United States Supreme Court, insurance company general accounts in which Plans have invested may themselves be treated as holding Plan assets and deemed subject to ERISA's fiduciary requirements and prohibited transaction rules. Any potential investor that is an insurance company using assets of its general account should consider that decision as well as the effects of Section 401(c) of ERISA and the regulations issued thereunder by the Department of Labor on January 5, 2000.

                            PLAN OF DISTRIBUTION

         Each broker-dealer that receives new class C certificates for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new class C certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new class C certificates received in exchange for outstanding class C certificates where such outstanding class C certificates were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of one hundred eighty (180) days after the expiration date, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until , ____, all dealers effecting transactions in the new class C certificates may be required to deliver a prospectus.

         We will not receive any proceeds from any sale of new class C certificates by broker-dealers. New class C certificates received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new class C certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new class C certificates. Any broker-dealer that resells new class C certificates that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new class C certificates may be deemed to be an "underwriter" within the meaning of the 1933 Act and any profit on any such resale of new class C certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the 1933 Act.

         For a period of one hundred eighty (180) days after the expiration date, we will promptly send additional copies of this Prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and expenses related to keeping the registration statement effective for more than 180 days after the expiration of the exchange offer, and we will indemnify the holders of the class C certificates (including any broker-dealers) against certain liabilities, including liabilities under the 1933 Act.

                               LEGAL MATTERS

         The validity of the new class C certificates is being passed upon for US Airways by Skadden, Arps, Slate, Meagher & Flom LLP and its affiliates.

                                  EXPERTS

         The consolidated financial statements of US Airways, Inc. and its subsidiaries as of December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000 which are included in US Airways' Annual Report on Form 10-K for the year ended December 31, 2000, have been incorporated by reference in the registration statement and related prospectus in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference, and upon the authority of KPMG LLP as experts in accounting and auditing. The report of KPMG LLP covering the December 31, 2000 consolidated financial statements refers to a change, effective January 1, 2000, in US Airways' method of accounting for the sale of mileage credits in its frequent traveler program.

         The references to Aircraft Information Services, Inc.,
AvSolutions, Inc. and Morten Beyer & Agnew, Inc., and to their respective appraisal reports are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

                           AVAILABLE INFORMATION

         We have filed with the SEC a Registration Statement on Form S-4 under the Securities Act of 1933 with respect to the new class C certificates offered hereby. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, and to which reference is hereby made. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

         We are subject to the informational requirements of the Securities Exchange Act of 1934 and, in accordance therewith, file periodic reports and other information with the commission. Such reports and other information, as well as the registration statement, may be inspected at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024, and at the regional offices of the SEC located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such materials may be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material may also be accessed electronically by means of the SEC's Internet web site (http://www.sec.gov), which contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. In addition, reports, proxy statements and other information concerning us may be inspected and copied at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

                       REPORTS TO CERTIFICATEHOLDERS

         State Street Bank and Trust Company of Connecticut, National Association, in its capacity as trustee under each of the pass through trusts, will provide the certificateholders of each pass through trust certain periodic reports concerning the distributions made from such pass through trust. See "Description of the Certificates--Reports to Certificateholders." Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the SEC (File No. 1-8442) are hereby incorporated by reference in this Prospectus: (i) our Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 30, 2001 and (ii) our Current Reports on Form 8-K, filed on January 9, 2001, January 10, 2001, January 12, 2001, January 17, 2001, February 13, 2001, February
21, 2001, March 1, 2001, March 7, 2001 and March 13, 2001.

         All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the exchange of the outstanding class C certificates exchanged hereby will be deemed to be incorporated by reference into this prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference, or contained in this prospectus, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or contained in the prospectus with respect to the certificates modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

         We will provide without charge to any person to whom a copy of this prospectus has been delivered, upon written or oral request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to US Airways, Inc., 2345 Crystal Drive, Arlington, Virginia 22227, Attn:
Secretary, telephone (703) 872-7000.

                                  GLOSSARY

         "Adjusted Expected Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date (for purposes of this definition, the "Current Distribution Date"), the sum of
(1) accrued and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits related to such class of certificates) and (2) the greater of:

                  (A) the difference between (x) the Pool Balance for such class of certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the certificates of such pass through trust) and (y) the Pool Balance for such certificates as of the Current Distribution Date calculated on the basis that (i) the principal of the Non-Performing Secured Promissory Notes held in such pass through trust has been paid in full and such payments have been distributed to the holders of certificates of such class, (ii) the principal of the Performing Secured Promissory Notes held in such pass through trust has been paid when due (but without giving effect to any acceleration of Performing Secured Promissory Notes) and such payments have been distributed to the holders of such certificates and (iii) the principal of any secured promissory notes formerly held in such pass through trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to the holders of such certificates, but without giving effect to any reduction in the Pool Balance of such class of certificates as a result of any distribution attributable to Deposits, if any, occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the certificates of such pass through trust), and

                  (B) the amount of the excess, if any, of (i) the Pool Balance for such class of certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the certificates of such pass through trust), less the amount of the Deposits, if any, as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such class of certificates) other than any portion of such Deposits thereafter used to acquire secured promissory notes pursuant to the Note Purchase Agreement over (ii) the Aggregate LTV Collateral Amount for such class of certificates for the Current Distribution Date;

     provided that, until the date of the initial LTV Appraisals, clause
(B) will not apply.

         For purposes of calculating Adjusted Expected Distributions with respect to any class of certificates, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the applicable certificate holders (other than such premium or a portion thereof applied to the payment of interest on such certificates or the reduction of the Pool Balance of such class of certificates) will be added to the amount of Adjusted Expected
Distributions. (Intercreditor Agreement, Section 1.1)

         "Aggregate LTV Collateral Amount" for any class of certificates for any Distribution Date means the sum of the applicable LTV Collateral Amounts for each aircraft, minus the Pool Balance for each class of certificates senior to such class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior class. (Intercreditor Agreement Section 1.1)

         "AIFS" means Airbus Industrie Financial Services.

         "Airbus" means Airbus Industrie, G.I.E.

         "Aircraft Operative Agreements" means, collectively, the Participation Agreements, leases and Indentures.

         "Amortization Schedule" means the amortization schedule for the secured promissory notes set forth in the table on page S-43 of the prospectus.

         "Appraised Current Market Value" means, for any aircraft, the lower of the average and the median of the three most recent appraisals of such aircraft.

         "Appraisers" means the independent aircraft appraisal and consulting firms of Aircraft Information Services, Inc. ("AISI"),
AvSolutions, Inc. ( "AvSolutions ") and Morten Beyer & Agnew, Inc. ( "MBA ") (Intercreditor Agreement, Section 1.1)

         "Assumed Appraised Value" means, with respect to any aircraft, the value for such aircraft set forth in the "Prospectus Summary-Secured Promissory Notes and the Aircraft" under the column "Appraised Base Value."

         "Average Life Date" for any secured promissory note to be redeemed means the date which follows the redemption date by a period equal to the then Remaining Weighted Average Life of such secured promissory note.

         "Base Rate" when used with respect to each Liquidity Facility, means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times to be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a business day, for the next preceding business day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a business day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%) per annum. (Liquidity Facilities, Section 1.01)

         "Basic Agreement" means the pass through trust agreement between US Airways and State Street Bank and Trust Company of Connecticut, National Association, as trustee, dated as of July 30, 1999. References to the Basic Agreement are references to the pass through trust agreement without regard to any supplements to that agreement.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Hartford, Connecticut, Pittsburgh,
Pennsylvania, or Salt Lake City, Utah.

         "Cash Collateral Account" means, for each class of certificates, the account in the name of the Subordination Agent into which the proceeds of any Downgrade Drawing, Non-Extension Drawing and Final Drawing will be deposited. (Intercreditor Agreement, Section 1.1)

         "Certificate Account" means one or more non-interest bearing accounts established and maintained by the pass through trustee, for the deposit of payments representing Scheduled Payments received by such pass through trustee. (Basic Agreement, Section 4.01)

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all of the Loan Trustee's right, title and interest in the property described in the granting clause of an Owned Aircraft Indenture.

         "Controlling Party" means:

     o      the class A pass through trustee;

     o upon payment of Final Distributions to the holders of class A certificate, the class B pass through trustee;

     o upon payment of Final Distributions to the holders of class B certificates, the class C pass through trustee.

         Under certain circumstances, the Liquidity Provider may elect to act as the Controlling Party. See "Description of the Intercreditor Agreement- Intercreditor Rights."

         "Convention" means the Convention on the International Recognition of Rights in Aircraft (Geneva 1948).

         "Deposit" means the proceeds of the sale of the class A, class B and outstanding class C certificates that were deposited with the Depositary pursuant to one of three Deposit Agreements dated August 31, 1999, between First Security Bank, National Association and the Depositary.

         "Depositary" means ABN AMRO Bank N.V., acting through its Chicago branch.

         "Depreciation Assumption" means the assumption that the initial appraised value of each aircraft declines by 3% per year for the first 15 years after the delivery of that aircraft, by 4% per year for the next 5 years and by approximately 5% per year after the first 20 years.

         "Distribution Date" means each Special Distribution Date and Regular Distribution Date.

         "Downgrade Drawing" means a drawing by the Subordination Agent of the Maximum Available Commitment under a Liquidity Facility at the time of such drawing as a result of the downgrading of the short-term unsecured debt rating of the Liquidity Provider below the applicable Threshold Rating. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement,
Section 3.6(c)).

         "Drawing" means any Interest Drawing, Downgrade Drawing,
Non-Extension Drawing or Final Drawing.

         "DTC" means The Depository Trust Company.

         "DTC Participants" means those securities brokers and dealers, banks, trust companies and clearing corporations for whom DTC effects, directly or indirectly, book-entry transfers and pledges of security deposited with DTC.

         "Escrow Agent" means First Security Bank, National Association.

         "Event of Loss" with respect to an aircraft, airframe or any engine means any of the following events with respect to such property:

     o The destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use.

     o Any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss or a constructive or compromised total loss.

     o Any theft or disappearance of such property for a period of 180 consecutive days or more (or, if earlier, the expiration of the term in the case of a leased aircraft).

     o The requisition for use of such property by any governmental entity (other than a requisition for use by the U.S. government or any government of registry of the aircraft) for a period exceeding 180 consecutive days (or, if earlier, the expiration of the term in the case of a leased aircraft).

     o The requisition for use by the U.S. government (or any government of registry of the aircraft) that continues until the 30th day after the last day of the term of the relevant lease (unless, in the case of a leased aircraft, the applicable Owner Trustee has elected not to treat such event as an Event of Loss).

     o The condemnation, confiscation, requisition or taking of title to such property for more than 30 days (or, if earlier, the expiration of the term in the case of leased aircraft).

     o As a result of any law, rule, regulation, order or other action by the FAA or any governmental body of the government of registry of the aircraft having jurisdiction, the use of such property in the normal course of business of air transportation is prohibited for a period of one hundred eighty (180) consecutive days, unless we (or any lessee or sublessee) have undertaken and are diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by us (or such lessee or sublessee), but in any event an Event of Loss will occur if such "grounding" extends for a period of more than three hundred sixty (360) days (or, if earlier, the expiration of the term in the case of a leased aircraft); provided that no Event of Loss will occur if such "grounding" has been applicable to our entire fleet of the applicable type of aircraft and we, prior to the expiration of one year from the prohibition of such use, have conformed at least one such aircraft in our fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and are diligently carrying forward, in a manner which does not discriminate against applicable property in so conforming such property, all steps which are necessary or desirable to permit the normal use of such property by us (or such lessee or sublessee) but in any event an Event of Loss will occur if such use is prohibited for a period of two (2) consecutive years or, in the case of such leased aircraft, such use is prohibited at the expiration of the term.

     o Any divestiture of title to or interest in an engine in connection with pooling or certain other arrangements will be treated as an Event of Loss with respect to such engine. (Leases, Section 10; Owned Aircraft Indenture, Section 5.06)

         "Expected Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date (for purposes of this distribution, the "Current Distribution Date"), the sum of (1) accrued and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits relating to such certificates) and (2) the difference between:

                  (A) the Pool Balance for such class of certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of such certificates); and

                  (B) the Pool Balance for such class of certificates as of the Current Distribution Date calculated on the basis that (x) the principal of the secured promissory notes held in such pass through trust has been paid when due (whether at stated maturity or upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to holders of such certificates and (y) the principal of any secured promissory notes formerly held in such pass through trust that have been sold pursuant to the Intercreditor Agreement has been paid in full and such payments have been distributed to holders of such certificates, but without giving effect to any reduction in the Pool Balance of such class of certificates as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of such certificates).

         For purposes of calculating Expected Distributions with respect to any certificates, any premium paid on the secured promissory notes held in such pass through trust that issued such certificates that has not been distributed to the certificateholders (other than such premium or a portion thereof applied to the payment of interest on such certificates or the reduction of the Pool Balance for such class of certificates) will be added to the amount of such Expected Distributions. (Intercreditor Agreement, Section 1.1)

         For purposes of determining the priority of distributions on account of the redemption, purchase or prepayment of all of the secured promissory notes issued pursuant to an Indenture, clause (1) of the definition of Expected Distributions is deemed to read as follows: "(1) accrued, due and unpaid interest on such certificates (excluding interest, if any, payable with respect to the Deposits relating to such pass through trust) together with (without duplication) accrued and unpaid interest on a portion of such certificates equal to the outstanding principal amount of the secured promissory notes being redeemed, purchased or prepaid (immediately prior to such redemption, purchase or prepayment)." (Intercreditor Agreement, Section 2.4(b))

         "Final Distributions" means, with respect to the certificates of any pass through trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such certificates (excluding interest payable, if any, on the Deposits relating to such pass through trust) and (y) the Pool Balance for such class of certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such class of certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire secured promissory notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions, any premium paid on the secured promissory notes held in such pass through trust that has not been distributed to the applicable certificateholders (other than such premium or a portion thereof applied to the payment of interest on such certificates or the reduction of the Pool Balance for such class of certificates) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1)

         "Final Drawing" means a drawing by the Subordination Agent under a Liquidity Facility in an amount equal to the Maximum Available Commitment under such Liquidity Facility at the time of such drawing as a result of the termination of such Liquidity Facility by the applicable Liquidity Provider. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement 3.6(i))

         "Final Maturity Date" means, July 20, 2020 for the class A and class B certificates, and July 20, 2019 for the class C certificates. (Intercreditor Agreement, Section 1.1)

         "Indenture" means each of the Leased Aircraft Indentures and the Owned Aircraft Indentures.

         "Indenture Default" means an event of default under any Indenture as the term "Event of Default" is defined under that Indenture.

         "Intercreditor Agreement" means the intercreditor agreement dated as of August 31, 1999, among the pass through trustees, Liquidity Providers and Subordination Agent.

         "Interest Drawing" means a drawing made by the Subordination Agent under any Liquidity Facility on any Distribution Date to pay interest then due and payable on the applicable certificates at the Stated Interest Rate for such certificates. (Liquidity Facilities, Section 2.02(a);
Intercreditor Agreement, Section 3.6(a))

         "Issuance Date" means August 31, 1999.

         "Lease Default" means any event that with the giving of notice, or lapse of time, or both would become a Lease Event of Default.

         "Lease Event of Default" means an event of default under any lease as the term "Event of Default" is defined under that lease.

         "Leased Aircraft Indenture" means each trust indenture and security agreement entered into in connection with the financing of an aircraft that we lease.

         "Leased Aircraft Trust Agreement" means, with respect to each aircraft, the trust agreement between the related Owner Trustee and the related Owner Participant.

         "LIBOR" means, with respect to any interest period (a) the rate per annum appearing on display page 3750 (British Bankers Association-LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two business days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or (b) if the rate calculated pursuant to clause (a) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two business days before the first day of such interest period in an amount approximately equal to the principal amount of the LIBOR advance to which such interest period is to apply and for a period comparable to such interest period. (Liquidity Facilities, Section 1.01)

         "Liquidity Event of Default" means the occurrence of either (a) the acceleration of all the secured promissory notes or (b) certain bankruptcy or similar events involving US Airways. (Liquidity Facilities, Section 1.01)

         "Liquidity Expenses" means all Liquidity Obligations other than
(a) the principal amount of any Drawings under any Liquidity Facility and
(b) any interest accrued on any Liquidity Obligations. (Intercreditor Agreement, Section 1.1)

         "Liquidity Facility" means each of the class A, class B and the class C revolving credit agreements between the Liquidity Provider and Subordination Agent, dated as of August 31, 1999, pursuant to which the applicable Liquidity Provider will, if necessary, make one or more advances to the Subordination Agent that will be used solely to pay up to three consecutive semi-annual installments of interest on the certificates of the relevant pass through trust when due, subject to certain limitations.

         "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Provider under the Liquidity
Facilities, the indemnification provisions of the Participation Agreement and the Liquidity Facilities fee letter or certain other agreements. (Intercreditor Agreement, Section 1.1)

         "Liquidity Provider'"means, for each pass through trust, AIG Matched Funding Corp. and any successor liquidity provider selected in accordance with the terms of the Intercreditor Agreement.

         "Loan Trustee" means the indenture trustee under any Indenture.

         "'LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts. (Intercreditor Agreement, Sections 1.1 and 4.1(a))

         "LTV Collateral Amount" of any aircraft for the certificates of any class means, as of any Distribution Date, the lesser of (a) the LTV Ratio for such class of certificates multiplied by the Appraised Current Market Value of such aircraft (or with respect to any such aircraft which has suffered an Event Loss, the amount of the insurance proceeds paid to the related Loan Trustee in respect of such aircraft to the extent then held by such Loan Trustee (and/or on deposit in a Special Payments Account) or payable to such Loan Trustee in respect of such aircraft) and (b) the outstanding principal amount of the secured promissory notes secured by such aircraft after giving effect to any principal payments of such secured promissory notes on or before such Distribution Date. (Intercreditor Agreement, Section 1.1)

         "LTV Ratio" means 40.8% for the class A certificates, 50.0% for the class B certificates and 63.0% for the class C certificates.
(Intercreditor Agreement, Section 1.1)

         "Make-Whole Premium" means, with respect to any secured promissory note, the amount (as determined by an independent investment banker selected by US Airways and reasonably acceptable to the relevant Loan Trustees and related Owner Participants, if any) by which (a) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such secured promissory note computed by discounting each payment on a semiannual basis from each payment date under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield exceeds (b) the outstanding principal amount of such secured promissory note plus accrued interest to the date of determination.

         "Mandatory Document Terms" means the Mandatory Document Terms described under "Description of Certificates- Purchase of Secured
Promissory Notes."

         "Mandatory Economic Terms" means the Mandatory Economic Terms described under "Description of Certificates- Purchase of Secured
Promissory Notes."

         "Maximum Available Commitment" means the amount, at the time of determination under each Liquidity Facility, equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under such Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero. (Liquidity Facilities, Section 1.01)

         "Minimum Sale Price" means, with respect to any aircraft or the secured promissory notes issued in respect of such aircraft, at any time, the lesser of (x) 75% of the Appraised Current Market Value of such aircraft and (y) the aggregate outstanding principal amount of such secured promissory notes, plus accrued and unpaid interest on such secured promissory notes. (Intercreditor Agreement, Section 1.1)

         "Non-Extension Drawing" means a drawing by the Subordination Agent of the Maximum Available Commitment under a Liquidity Facility at the time of such drawing, as a result of such Liquidity Facility not being extended or replaced by the 25th day prior to its then scheduled expiration date. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d))

         "Non-Performing Secured Promissory Note" means a secured promissory note that is not a Performing Secured Promissory Note.

         "Note Holders" means registered holders of the secured promissory notes.

         "Note Purchase Agreement" means the note purchase agreement dated as of August 31, 1999, among US Airways, the pass through trustees, the Subordination Agent, the Escrow Agent and State Street Bank of Connecticut, National Association, as Paying Agent.

         "Owned Aircraft Indenture" means each indenture and security agreement entered into in connection with the financing of an aircraft that we own.

         "Owner Participant" means the owner of the beneficial interest of an owner trust in a leveraged lease transaction.

         "Owner Trustee" means the trustee of an owner trust in a leveraged lease transaction.

         "Participation Agreements" means (a) in the case of a leased aircraft, an agreement among US Airways, the pass through trustees, the applicable Owner Trustee, the applicable Owner Participant, the Loan Trustee and the Subordination Agent stating the terms and conditions under which the parties agreed to participate in a leveraged lease financing relating to an aircraft and (b) in the case of an owned aircraft, an agreement among US Airways, the pass through trustees, the Loan Trustee and the Subordination Agent stating the terms and conditions under which the parties agreed to participate in a mortgage financing relating to an aircraft.

         "Performing Secured Promissory Note" means a secured promissory note with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced involving US Airways under the U.S. Bankruptcy Code, (a) any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or US Airways refuses to assume or agree to perform our obligations under the lease related to such secured promissory note (in the case of a leased aircraft) or under the Owned Aircraft Indenture related to such secured promissory note (in the case of an owned aircraft), and (b) any payment default occurring after the date of the order of relief in such proceeding will not be taken into consideration if such payment default is cured under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period. (Intercreditor Agreement, Section 1.1)

         "Permitted Investments" means obligations of the United States or agencies or instrumentalities thereof for the payment of which the full faith and credit of the United States is pledged and which mature in not more than 60 days after the date of acquisition thereof or such lesser time as is required for the distribution of any such funds on a Special Distribution Date. (Basic Agreement, Section 1.01)

         "Pool Balance" means for each pass through trust, the original aggregate face amount of the applicable certificates less the aggregate amount of all payments made in respect of such certificates or in respect of the related Deposits other than payments made in respect of interest or premium on the applicable certificates or such Deposits or reimbursement of any costs or expenses incurred in connection with the applicable certificates or such Deposits. The Pool Balance for each pass through trust or for the certificates issued by such pass through trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the secured promissory notes or payment with respect to other trust property held in such pass through trust, and the distribution to be made on that date. (Intercreditor Agreement, Section 1.1; Trust Supplements, Section 2.01)

         "Pool Factor" means as of any Distribution Date the quotient (rounded to the seventh decimal place) computed by dividing (a) the Pool Balance for the certificates of any pass through trust by (b) the original aggregate face amount of such certificates. The Pool Factor for such pass through trust or for the certificates issued by the pass through trust as of any Distribution Date will be computed after giving effect to any special distribution with respect to unused Deposits, payment of principal of the secured promissory notes or payments with respect to other trust property held in such pass through trust and the distribution of the trust property to be made on that date. (Trust Supplements, Section 2.01) The Pool Factor for each pass through trust was 1.0000000 on August 31, 1999. The Pool Factor for each pass through trust as of the date of this prospectus is set forth under "Prospectus Summary - Summary of Terms of Certificates". The Pool Factor for each pass through trust will continue to decline to reflect reductions in the Pool Balance of such pass through trust.

         "PTC Event of Default" means, with respect to any pass through trust agreement, the failure to pay (a) the outstanding Pool Balance of the applicable class of certificates within ten Business Days of the Final Maturity Date for such class; or (b) interest due on such a class of certificates within ten Business Days of any Distribution Date (unless the Subordination Agent has made Interest Drawings, or withdrawals from the applicable Cash Collateral Account sufficient to pay such interest and has distributed such amount to the applicable pass through trustee). (Intercreditor Agreement, Section 1.1)

         "Purchase Agreement" means the Purchase Agreement entered into between us and AIFS dated as of August 31, 1999, relating to the outstanding class C certificates.

         "Rating Agency" means collectively at any time, each nationally recognized rating agency that we have requested to rate the certificates and that is then rating the certificates. The initial Rating Agencies are Moody's Investors Service and Standard & Poor's Ratings Services.

         "Registration Agreement" means the Registration Agreement entered into between us and AIFS, and acknowledged by the pass through trustee, dated as of August 31, 1999, as amended.

         "Regular Distribution Dates" means January 20 and July 20 of each year.

         "Remaining Weighted Average Life" of a secured promissory note, at the redemption date of such secured promissory note, means the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (1) the amount of each then remaining installment of principal of such secured promissory note, including the payment due on the maturity date of such secured promissory note, by (2) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (b) the then unpaid principal amount of such secured promissory note.

         "Rent Payment Dates" means, with respect to each lease, each January 20 and July 20 of each year during the term of such lease.

         "Replacement Facility" for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the certificates (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider) in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the certificates (at the Stated Interest Rate, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating. (Intercreditor Agreement, Section 1.1)

         "Required Amount" means, for any day and with respect to any Liquidity Facility, or the Cash Collateral Account, for any class of certificates the sum of the aggregate amount of interest, calculated at the Stated Interest Rate for that class of certificates, that would be payable on such certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding two semiannual Regular Distribution Dates, in each case calculated based on the Pool Balance for that class of certificates on such day and without regard to expected future payments of principal on such certificates. (Intercreditor Agreement, Section 1.1)

         "Scheduled Payment" means, with respect to any secured promissory note (i) any payment of interest or principal on such secured promissory note (other than a scheduled payment that is overdue for five days or more) due from the obligor thereon, or (ii) any payment of interest on the corresponding class of certificates as specified in this prospectus at the Stated Interest Rate for such class, with funds drawn under the applicable Liquidity Facility, which payment represents the installment of principal at the stated maturity of such installment of principal on such secured promissory note, the payment of regularly scheduled interest accrued on the unpaid principal amount of such secured promissory note, or both; provided, however, that any payment of principal, premium, if any, or interest resulting from the redemption or purchase of any secured promissory note will not constitute a Scheduled Payment.

         "Special Distribution Date" means each date on which a Special Payment will be distributed to certificateholders.

         "Special Payment" means any payment received by a pass through trustee other than a Scheduled Payment.

         "Special Payments Account" means one or more accounts established and maintained by a pass through trustee for the deposit of payments representing Special Payments received by such pass through trustee.

         "Stated Interest Rate" means (i) 8.36% for the class A certificates; (ii) 9.01% for the class B certificates; and (iii) 7.96% for the class C certificates. The interest rate on the outstanding class C certificates may increase by up to 1.00% per annum if we fail to comply with our obligations under the Registration Agreement.

         "Subordination Agent" means State Street Bank and Trust Company of Connecticut, National Association or any successor Subordination Agent appointed in accordance with the Intercreditor Agreement.

         "Termination Notice" means a notice given by a Liquidity Provider of the termination of a Liquidity Facility. (Liquidity Facilities, Sections 1.01, 6.01)

         "Threshold Rating" means a short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor' in the case of the Liquidity Providers for the class A and class B certificates and the short-term unsecured debt rating of P-1 by Moody's and A-1 by Standard & Poor's in the case of the Liquidity Provider for the class C certificates. (Intercreditor Agreement, Section 1.1)

         "Treasury Yield" means, at the time of determination and for purposes of determining the Make-Whole Premium and the Deposit Make-Whole Premium, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date of such secured promissory note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities markets, (a) one maturing as close as possible to, but earlier than, the Average Life Date of such secured promissory note and (b) the other maturing as close as possible to, but later than, the Average Life Date of such secured promissory note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such secured promissory note is reported in the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium will be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

         "Triggering Event" means (x) the occurrence of an Indenture Default under all of the Indentures resulting in a PTC Event of Default with respect to the most senior class of certificates then outstanding, (y) the acceleration of all of the outstanding secured promissory notes (provided that, with respect to the period prior to the Delivery Period Termination Date, the aggregate principal balance of such secured promissory notes is in excess of $300 million) or (z) certain bankruptcy or similar events involving US Airways. (Intercreditor Agreement, Section 1.1)

         "Trust Indenture Estate" means all of the Loan Trustee's right, title and interest in the property described in the granting clause of a Leased Aircraft Indenture, excluding any property excluded from the lien of such Leased Aircraft Indenture.

         "Trust Supplements" means each of the class A, class B and class C pass through trust supplements, dated as of the August 31, 1999, between US Airways and the applicable pass through trustee.


                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

     ITEM 20.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  The Company's Restated Certificate of Incorporation and Bylaws provide that the Company will indemnify its directors, officers and employees, and will have the power to indemnify its other agents, to the full extent permitted by the General Corporation Law of the State of Delaware (the "GCL"), as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide on June 29, 1989). As of the date of the Prospectus,
Section 145 of the GCL, forming a part of this Registration Statement, provides as follows:

                  "(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

                  "(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                  "(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

                  "(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

                  "(e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

                  "(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

                  "(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

                  "(h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

                  "(i) For purposes of this section, references to 'other enterprises' shall include employee benefit plans; references to 'fines' shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to 'serving at the request of the corporation' shall include any services as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the corporation' as referred to in this section.

                  "(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                  "(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

                  The Company maintains directors' and officers' liability insurance.

     ITEM 21.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                  (a) Reference is made to the Exhibit Index which immediately precedes the exhibits filed with this Registration Statement, which is incorporated herein by reference.

                  (b) Not Applicable.

                  (c) Not Applicable.

     ITEM 22.     UNDERTAKINGS

                  (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

                  (c) The undersigned registrant hereby undertakes to supply by means of a posteffective amendment all information concerning a transaction, and the Company being acquired involved therein, if any, that was not the subject of and included in the registration statement when it became effective.

                  (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Arlington, Commonwealth of Virginia, on April 6, 2001.

                                 US AIRWAYS, INC.



                                 By:  /s/ Rakesh Gangwal
                                      -----------------------------------------
                                       Rakesh Gangwal, Director, President and
                                       Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on April 6, 2001.



     By:/s/ Rakesh Gangwal
        ------------------------------------------
          Rakesh Gangwal, Director, President
          and Chief Executive Officer
          (Principal Executive Officer)



     By:/s/ Thomas A. Mutryn
        ----------------------------------------
          Thomas A. Mutryn
          Senior Vice President-Finance and
          Chief Financial Officer (Principal
          Financial Officer)


     By:/s/ Anita P. Beier
        ----------------------------------------------
         Anita P. Beier
         Vice President and Controller
         (Chief Accounting Officer)



     By:/s/ Stephen M. Wolf
        -------------------------------------------
          Stephen M. Wolf, Director and Chairman


     By:                         *
        ---------------------------------------------------
          Mathias J. DeVito, Director


     By:                        *
        ---------------------------------------------------
          Peter M. George, Director


     By:                         *
        ---------------------------------------------------
          Robert L. Johnson, Director


     By:                         *
        ---------------------------------------------------
          Robert LeBuhn, Director


     By:                         *
        ---------------------------------------------------
          John G. Medlin, Jr., Director


     By:                         *
        ---------------------------------------------------
          Hanne M. Merriman, Director


     By:                         *
        ---------------------------------------------------
          Thomas H. O'Brien, Director


     By:                         *
        ---------------------------------------------------
          Hilda Ochoa-Brillembourg, Director


     By:                         *
        ---------------------------------------------------
          Richard B. Priory, Director


     By:                         *
        ---------------------------------------------------
          Raymond W. Smith, Director


     By:/s/ Thomas A. Mutryn
        -----------------------------------
          Thomas A. Mutryn, Attorney-In-Fact


     * Signed pursuant to power of attorney filed herewith.



                               EXHIBIT INDEX


     Exhibit No.           Description of Exhibit

     4.1 Purchase Agreement, dated August 31, 1999, between US Airways, Inc. and Airbus Industrie Financial Services+

     4.2 Registration Agreement, dated August 31, 1999, among US Airways, Inc., Airbus Industrie Financial Services and State Street Bank and Trust Company of Connecticut, National
                           Association+

     4.3 Amendment No. 1 to the Registration Agreement, dated as of December, 2000, among US Airways, Inc., Airbus Industrie Financial Services and State Street Bank and Trust Company of
                           Connecticut, National Association+

     4.4 Pass Through Trust Agreement, dated July 30, 1999, between State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee, and US Airways, Inc.**

     4.5 Pass Through Trust Supplement No. 1999-1C, dated August 31, 1999, between State Street Bank and Trust Company of Connecticut, National
                           Association, as Pass Through Trustee, and US
                           Airways, Inc.+

     4.6 Revolving Credit Agreement (Class C), dated August 31, 1999, between State Street Bank and Trust Company, as Subordination Agent, and ABN AMRO Bank N.V., as Liquidity Provider+

     4.7 Intercreditor Agreement, dated August 31, 1999, between State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee and as Subordination Agent, and ABN AMRO Bank N.V., as Liquidity Provider*

     4.8 Note Purchase Agreement, dated August 31, 1999, among US Airways, Inc., State Street Bank and Trust Company of Connecticut, National Association, as Pass Through Trustee, Subordination Agent, and as Paying Agent, and First Security Bank, National Association, as Escrow Agent*

     4.9 Exhibit A-1 to Note Purchase Agreement - Form of Leased Aircraft Participation Agreement*

     4.10 Exhibit A-2-1 to Note Purchase Agreement - Form of Basic Lease*

     4.11 [Exhibit A-2-2 to Note Purchase Agreement - Form of Deferred Equity/Prepaid-Deferred Rent Lease*

     4.12 Exhibit A-3 to Note Purchase Agreement - Form of Leased Aircraft Indenture*

     4.13 Exhibit A-4 to Note Purchase Agreement - Form of Aircraft Purchase Agreement Assignment*

     4.14 Exhibit A-5 to Note Purchase Agreement - Form of Leased Aircraft Trust Agreement*

     4.15 Exhibit A-6 to Note Purchase Agreement - Form of Leased Aircraft French Pledge Agreement*

     4.16 Exhibit C-1 to Note Purchase Agreement - Form of Owned Aircraft Participation Agreement*

     4.17 Exhibit C-2 to Note Purchase Agreement - Form of Owned Aircraft Indenture*

     4.18 Exhibit C-3 to Note Purchase Agreement - Form of Owned Aircraft Purchase Agreement Assignment*

     4.19 Exhibit C-4 to Note Purchase Agreement - Form of Owned Aircraft French Pledge Agreement*

     4.20                  Old Class C Global Certificate+

     4.21                  Form of New Class C Global Certificate+

     5.1                   Opinion of Skadden, Arps, Slate, Meagher & Flom LLP+

     12.1                  Statements re computation of ratios+

     23.1                  Consent of KPMG LLP+

     23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5.1)+

     23.3                  Consent of Aircraft Information Services, Inc.+

     23.4                  Consent of AvSolutions, Inc.+

     23.5                  Consent of Morton Beyer and Agnew, Inc.+

     24.1                  Powers of Attorney+

     25.1 Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939**

     99.1                  Form of Letter of Transmittal for the new class
                           C certificates+

     99.2 Form of Notice of Guaranteed Delivery for the new class C certificates+

     +   Filed herewith.

     * Incorporated by reference to US Airways' Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 1999.

     ** Incorporated by reference to US Airways' Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 2, 1999.


                                                                 APPENDIX I

           Aircraft Information Services, Inc. Logo Appears Here

   30 June 1999

   Mr. Jeffery A. McDougle
   Treasurer
   US Airways, Inc.
   2345 Crystal Dr.
   Arlington, VA 22227


   Subject:       AISI Report No.:A9S021BVO
                  AISI Sight Unseen New Aircraft Base Value Appraisal, Thirteen A319-100, Five A320-200 and Two A330-300
                  Aircraft.

   Reference:    (a) Credit Suisse First Boston Email 15 June 1999
                  (b) Credit Suisse First Boston Fax 24 June 1999

   Dear Mr. McDougle:

   Aircraft Information Services, Inc. (AISI) is pleased to offer US Airways, Inc., our opinion of the sight unseen base market value of various new aircraft scheduled to be delivered from the manufacturer between August 1999 and April 2000 as listed and defined in Table I.


   1.  Methodology and Definitions

   The method used by AISI in its valuation of the Aircraft was based both on a review of information and Aircraft specifications supplied by the client and also on a review of present and past market conditions, various expert opinions (such as aircraft brokers and financiers) and information contained in AISI's databases that help determine aircraft availability and price data and thus arrive at the appraised base values for the new aircraft to be delivered to US Airways, Inc.

   The standard terms of reference for commercial aircraft value are half-life base market value' and half-life current market value' of an average' aircraft. Base value is a theoretical value that assumes a balanced market while current market value is the value in the real market; both assume a hypothetical average aircraft condition. AISI value definitions are consistent with the current definitions of the International Society of Transport Aircraft Trading (ISTAT). AISI is a member of that organization and employs an ISTAT Certified and Senior Certified Aircraft Appraiser.

   AISI defines base value' as that of a transaction between equally willing and informed buyer and seller, neither under compulsion to buy or sell, for a single unit cash transaction with no hidden value or liability, and with supply and demand of the sale item roughly in balance. Base values are typically given for aircraft in new' condition, average half-life' condition, or in a specifically described condition unique to a single aircraft at a specific time. An average' aircraft is an operable airworthy aircraft in average physical condition and with average accumulated flight hours and cycles, with clear title and standard unrestricted certificate of airworthiness, and registered in an authority which does not represent a penalty to aircraft value or liquidity, with no damage history and with inventory configuration and level of modification which is normal for its intended use and age. AISI assumes average condition unless otherwise specified in this report. Half-life' condition assumes that every component or maintenance service which has a prescribed interval that determines its service life, overhaul interval or interval between maintenance services, is at a condition which is one-half of the total interval. It should be noted that AISI and ISTAT value definitions apply to a transaction involving a single aircraft, and that transactions involving more than one aircraft are often executed at considerable and highly variable discounts to a single aircraft price, for a variety of reasons relating to an individual buyer or seller.

   AISI defines a current market value', which is synonymous with the older term fair market value' as that value which reflects the real market conditions, whether at, above or below the base value conditions. Assumption of a single unit sale and definitions of aircraft condition, buyer/seller qualifications and type of transaction remain unchanged from that of base value. Current market value takes into consideration the status of the economy in which the aircraft is used, the status of supply and demand for the particular aircraft type, the value of recent transactions and the opinions of informed buyers and sellers. Current market value assumes that there is no short term time constraint to buy or sell.

   AISI encourages the use of base values to consider historical trends, to establish a consistent baseline for long term value comparisons and future value considerations, or to consider how actual market values vary from theoretical base values. Base values are less volatile than current market values and tend to diminish regularly with time. Base values are normally inappropriate to determine near term values. AISI encourages the use of current market values to consider the probable near term value of an aircraft.

   2.  Valuation

   Following is AISI's opinion of the base market value for the subject aircraft on their respective scheduled delivery dates in current US Dollars. Valuations are presented in Table I subject to the assumptions, definitions and disclaimers herein.

   Unless otherwise agreed by Aircraft Information Services, Inc. (AISI) in writing, this report shall be for the sole use of the client/addressee. This report is offered as a fair and unbiased assessment of the subject aircraft. AISI has no past, present, or anticipated future interest in the subject aircraft. The conclusions and opinions expressed in this report are based on published information, information provided by others, reasonable interpretations and calculations thereof and are given in good faith. Such conclusions and opinions are judgments that reflect conditions and values which are current at the time of this report. The values and conditions reported upon are subject to any subsequent change. AISI shall not be liable to any party for damages arising out of reliance or alleged reliance on this report, or for any parties action or failure to act as a result of reliance or alleged reliance on this report.


   Sincerely,


   AIRCRAFT INFORMATION SERVICES, INC.


   John D. McNicol
   Vice President
   Appraisals & Forecasts


                  US AIRWAYS, Inc. - AISI File # A9S021BVO
                                 30-Jun-99

                                  Table I




  Scheduled           Aircraft          Aircraft
anufacturer's          Serial         Registration      New Delivery Base Value
Delivery Date          Number            Number            Current US Dollars


                A319-100, CFM56-5B Engines, 166, 400lb MTOW


    Aug-99            1069              N717UW              $41,640,000

    Aug-99            1077              N718UW              $41,640,000

    Sep-99            1084              N719US              $41,660,000

    Sep-99            1089              N720US              $41,660,000

    Oct-99            1095              N721UW              $41,670,000

    Oct-99            1097              N722US              $41,670,000

    Oct-99            1109              N723UW              $41,670,000

    Nov-99            1122              N724UW              $41,690,000

    Nov-99            1135              N725UW              $41,690,000

    Dec-99            1136              N726US              $41,710,000

    Dec-99            1147              N727UW              $41,710,000

    Jan-00            1169              N728UW              $41,730,000

    Feb-00            1178              N729US              $41,740,000




                 A320-200, CFM56-5B Engines, 169,700lb MTOW


    Aug-99            1052              N107US              $46,080,000

    Aug-99            1061              N108UW              $46,080,000

    Sep-99            1065              N109UW              $46,100,000

    Nov-99            1112              N110UW              $46,140,000

    Nov-99            1114              N111US              $46,140,000




                 A330-300, PW4168A Engines, 507,000lb MTOW


    Mar-00             315              N670UW              $108,110,000

    Apr-00             323              N671UW              $108,150,000



                       AvSOLUTIONS Logo Appears Here

                               June 24, 1999


   Mr. Jeffery McDougle
   Treasurer
   US Airways, Inc.
   2345 Crystal Drive
   Arlington, Virginia 22227


   Dear Mr. McDougle:

        AvSOLUTIONS is pleased to provide this opinion on the base value, as of June 1999, of thirteen Airbus Industrie A319-100 aircraft, five Airbus Industrie A320-200 aircraft and two Airbus Industrie A330-300 aircraft (the aircraft). The Airbus A319-100 aircraft are powered by CFM International CFM56-5B engines and the Airbus A320-200 aircraft are powered by CFM International CFM56-5B engines. The Airbus A330-300 aircraft are powered by Pratt & Whitney PW 4168A engines. The total of twenty aircraft will be delivered new to US Airways, Inc. from the third quarter of 1999 through the second quarter of 2000. A listing of the particular aircraft is provided as attachment 1 of this document.

        Set forth below is a summary of the methodology, considerations and assumptions utilized in this appraisal.

   BASE VALUE


        Base value is the appraiser's opinion of the underlying economic value of an aircraft in an open, unrestricted, stable market environment with a reasonable balance of supply and demand, and assumes full consideration of its "highest and best use". An aircraft's base value is founded in the historical trend of values and in the projection of future value trends and presumes an arm's length, cash transaction between willing, able and knowledge parties, acting prudently, with an absence of duress and with a reasonable period of time available for marketing.

   CURRENT FAIR MARKET VALUE


        According to the International Society of Transport Aircraft Trading's (ISTAT) definition of Fair Market Value (FMV), to which AvSOLUTIONS subscribes, the quoted FMV is the appraiser's opinion of the most likely trading price that may be generated for an aircraft under the market circumstances that are perceived to exist at the time in question. The fair market value assumes that the aircraft is valued for its highest and best use, that the parties to the hypothetical sales transaction are willing, able, prudent and knowledgeable, and under no unusual pressure for a prompt sale, and that the transaction would be negotiated in an open and unrestricted market on an arm's length basis, for cash equivalent consideration, and given an adequate amount of time for effective market exposure to prospective buyers, which AvSOLUTIONS considers to be ten to twenty months.


   APPRAISAL METHODOLOGY


        The method employed by AvSOLUTIONS to appraise the current and future values of aircraft and the associated equipment addresses the factors that influence the market value of an aircraft, such as its age, condition, configuration, the population of similar aircraft, similar aircraft on the market, operating costs, cost to acquire a new aircraft, and the state of demand for transportation services.

        To achieve this objective, cross-sectional data concerning the values of aircraft in each of several general categories is collected and analyzed. Cross-sectional data is then postulated and compared with reported market values at a specified point in time. Such data reflects the effect of deterioration in aircraft performance due to usage and exposure to the elements, as well as the effect of obsolescence due to the evolutionary development and implementation of new designs and materials.

        The product of the analysis identifies the relationship between the value of each aircraft and its characteristics, such as age, model designation, service configuration and engine type. Once the relationship is identified, one can then postulate the effects of the difference between the economic circumstances at the time when the cross-sectional data were collected and the current situation. Therefore, if one can determine the current value of an aircraft in one category, it is possible to estimate the current values of all aircraft in that category.

        The manufacturer and size of the aircraft usually determine the specific category to which it is assigned. Segregating the world airplane fleet in this manner accommodates the potential effects of different size and different design philosophies.

        The variability of the data used by AvSOLUTIONS to determine the current and future market values implies that the actual value realized will fall within a range of values. Therefore, if a contemplated value falls within the specified confidence range, AvSOLUTIONS cannot reject the hypothesis that it is a reasonable representation of the current market situation.

   LIMITING CONDITIONS AND ASSUMPTIONS


        In order to conduct this valuation, AvSOLUTIONS is solely relying on information as supplied by US Airways, Inc. or Credit Suisse First Boston, and from data within AvSOLUTIONS' own database. In determining the base value of the subject aircraft, the following assumptions have been researched and determined:

   1. AvSOLUTIONS has not inspected these aircraft or their maintenance records; accordingly, AvSOLUTIONS cannot attest to their specific location or condition.

   2. The aircraft will be delivered new to US Airways, Inc. between the third quarter of 1999 and the second quarter of 2000.

   3. The aircraft will be certified, maintained and operated under United States Federal Aviation Regulation (FAR) part 121.

   4. All mandatory inspections and Airworthiness Directives have been complied with.

   5. The aircraft have no damage history.

   6. The aircraft are in good condition.

   7. AvSOLUTIONS considers the economic useful life of these aircraft to be at least 32 years.


        Based upon the above methodology, considerations and assumptions, it is AvSOLUTIONS' opinion that the base value of each aircraft is as listed in attachment 1.


   STATEMENT OF INDEPENDENCE


        This appraisal report represents the opinion of AvSOLUTIONS, and is intended to be advisory in nature. Therefore, AvSOLUTIONS assumes no responsibility or legal liability for actions taken or not taken by the Client or any other party with regard to the subject aircraft. By accepting this report, the Client agrees that AvSOLUTIONS shall bear no responsibility or legal liability regarding this report. Further, this report is prepared for the exclusive use of the Client and shall not be provided to other parties without the Client's express consent.

        Aviation Solutions Inc. (AvSOLUTIONS) hereby states that this valuation report has been independently prepared and fairly represents the subject aircraft and AvSOLUTIONS' opinion of their values. Aviation Solutions Inc. (AvSOLUTIONS) further states that it has no present or contemplated future interest or association with the subject aircraft.


   Signed,


   Bryant Lynch
   Manager, Commercial Appraisals



                                ATTACHMENT 1

                          EETC COLLATERAL SUMMARY



  Aircraft     Aircraft     Tail    Delivery  Engines   Serial     MTOW     Base Value
   Number                  Number    Mo/Yr              Number   (pounds)


 1 Airbus      A319-100    N717UW    Aug-99   CFM56-5B   1069    166,400   $38,980,000

 2 Airbus      A319-100    N718UW    Aug-99   CFM56-5B   1077    166,400   $38,980,000

 3 Airbus      A319-100    N719US    Sep-99   CFM56-5B   1084    166,400   $38,980,000

 4 Airbus      A319-100    N720US    Sep-99   CFM56-5B   1089    166,400   $38,980,000

 5 Airbus      A319-100    N721UW    Oct-99   CFM56-5B   1095    166,400   $39,250,000

 6 Airbus      A319-100    N722US    Oct-99   CFM56-5B   1097    166,400   $39,250,000

 7 Airbus      A319-100    N723UW    Oct-99   CFM56-5B   1109    166,400   $39,250,000

 8 Airbus      A319-100    N724UW    Nov-99   CFM56-5B   1122    166,400   $39,250,000

 9 Airbus      A319-100    N725UW    Nov-99   CFM56-5B   1135    166,400   $39,250,000

 10 Airbus     A319-100    N726US    Dec-99   CFM56-5B   1136    166,400   $39,250,000

 11 Airbus     A319-100    N727UW    Dec-99   CFM56-5B   1147    166,400   $39,250,000

 12 Airbus     A319-100    N728UW    Jan-00   CFM56-5B   1169    166,400   $39,560,000

 13 Airbus     A319-100    N729US    Feb-00   CFM56-5B   1178    166,400   $39,560,000

 14 Airbus     A320-200    N107US    Aug-99   CFM56-5B   1052    169,700   $45,030,000

 15 Airbus     A320-200    N108UW    Aug-99   CFM56-5B   1061    169,700   $45,030,000

 16 Airbus     A320-200    N109UW    Sep-99   CFM56-5B   1065    169,700   $45,030,000

 17 Airbus     A320-200    N110UW    Nov-99   CFM56-5B   1112    169,700   $45,350,000

 18 Airbus     A320-200    N111US    Nov-99   CFM56-5B   1114    169,700   $45,350,000

 19 Airbus     A330-300    N670UW    Mar-00   PW4168A     315    507,000   $106,200,000

 20 Airbus     A330-300    N671UW    Apr-00   PW4168A     323    507,000   $106,950,000




                   Morten Beyer & Agnew Logo Appears Here


                            MORTEN BEYER & AGNEW
                            --------------------
                          Aviation Consulting Firm
                      Appraisal of 20 Aircraft (EETC)
                               PREPARED FOR:
                                 USAirways

                               JULY 28, 1999


            WASHINGTON, D.C.                        LONDON
         8180 GREENSBORO DRIVE                LAHINCH 62, LASHMERE
               SUITE 1000                          COPTHORNE
         MCLEAN, VIRGINIA 22102                   WEST SUSSEX
          PHONE +703 847 6598                PHONE +44 1342 716248
           FAX +703 847 1911                   FAX +44 1342 718967




   I. Introduction and Executive Summary

   Morten Beyer & Agnew, Inc. (MBA), has been retained by USAirways to determine the Current Base Value of (13) A319-100, (5) A320-200 and (2) A330-300 aircraft, delivered new. The aircraft are further identified in
   Section II of this report.

   Based on the information set forth further in this report, it is our opinion that the Current Base Value of this portfolio is $966,360,000 as noted in Section IV.

   MBA uses the definition of certain terms, such as Current Market Value and Base Value, as promulgated by the Appraisal Program of International Society of Transport Aircraft Trading (ISTAT), a non-profit association of management personnel from banks, leasing companies, airlines, manufacturers, brokers, and others who have a vested interest in the commercial aviation industry and who have established a technical and ethical certification program for expert appraisers.

   ISTAT defines Current Market Value (CMV) as the appraiser's opinion of the most likely trading price that may be generated for an aircraft under market conditions that are perceived to exist at the time in question. Current Market Value assumes that the aircraft is valued for its highest, best use; that the parties to the hypothetical sale transaction are willing, able, prudent and knowledgeable and under no unusual pressure for a prompt sale; and that the transaction would be negotiated in an open and unrestricted market on an arm's-length basis, for cash or equivalent consideration, and given an adequate amount of time for effective exposure to prospective buyers.

   The ISTAT definition of Base Value (BV) has, essentially, the same elements of Market Value except that the market circumstances are assumed to be in a reasonable state of equilibrium. Thus, Base Value pertains to an idealized aircraft and market combination, but will not necessarily reflect the actual Current Market Value of the aircraft in question. BV is founded in the historical trend of values and is generally used to analyze historical values or to project future values.


   II.       Aircraft

                                                               Scheduled Mfr.
Aircraft       Tail #           S/N          Delivery Date       MTOW(lbs.)


A319-100       N717UW           1069            8-99             166,400
                                                               (141,094 std.)
               --------------------------------------------------------------
               N718UW           1077            8-99
               --------------------------------------------------------------
               N719US           1084            9-99
               --------------------------------------------------------------
               N720US           1089            9-99
               --------------------------------------------------------------
               N721UW           1095           10-99
               --------------------------------------------------------------
               N722US           1097           10-99
               --------------------------------------------------------------
               N723UW           1109           10-99
               --------------------------------------------------------------
               N724UW           1122           11-99
               --------------------------------------------------------------
               N725UW           1135           11-99
               --------------------------------------------------------------
               N726US           1136           12-99
               --------------------------------------------------------------
               N727UW           1147           12-99
               --------------------------------------------------------------
               N728UW           1169            1-00
               --------------------------------------------------------------
               N729US           1178            2-00

 A320-200      N107US           1052            8-99             169,700
                                                               (162,038 std.)
               --------------------------------------------------------------
               N108UW           1061            8-99
               --------------------------------------------------------------
               N109UW           1065            9-99
               --------------------------------------------------------------
               N110UW           1112           11-99
               --------------------------------------------------------------
               N111US           1114           11-99

   Total


   * Base Value includes adjustment for additional MTOW.



                                         Scheduled Mfr.
Aircraft     Tail #          S/N          Delivery Date      MTOW(lbs.)


A330-300      N670UW         315             3-00             507,000
                                                           (467,375 std.)
              -----------------------------------------------------------
              N671UW         323             4-00



   * Base Value includes adjustment for additional MTOW.


   III.       Current Market Conditions
                             ----------------
   PICTURE OF AIRBUS A319/A320 APPEARS HERE   AIRBUS A319/A320
                             ----------------

   The A320 was Airbus' first all new design since the launch of the original A300 in 1971. The program was initiated in 1983 and logged almost 400 orders prior to first delivery in 1988. The A320s are now offered with both the CFM-56 and the IAE V-2500 engine, with the CFM version having a long head start. At 5/31/99, 725 A320s have been delivered and 446 more are on order. There are 97 orders (23.5 percent of the A320 total) and numerous options held by leasing companies. The A320 has achieved a wide market base on all continents, with a total of 76 current operators to date.

   The A321, a stretched version designed to directly challenge the 757-200 and bridge the gap between the A320 and A330/340, was launched in 1989. The first deliveries were made to Lufthansa and Alitalia in early 1994. Seating in the A321 was increased to 186 (and more in all-coach configurations) from a nominal 150 in the A320 and the gross weight increased by 19,200 pounds. As of 5/31/99 there were 130 A321s delivered and 132 on order.

   The A319 is the opposite of the A321--that is, a truncated version of the original aircraft. The program was officially launched with a modest six-aircraft order by leasing giant ILFC in late 1992. Prospects were not encouraging as more than one year went by before subsequent orders were placed. However, Air Canada provided a major boost to Airbus with an order of 35 A319s in April 1994. Ironically, the carrier had reportedly decided against ordering new aircraft to replace its aging DC-9 fleet when Fokker Aircraft convinced the carrier to re-examine the benefits of new airframes. ACA Chairman Hollis Harris agreed, but Fokker lost the battle to its European competitor. As of the end of May 1999, 593 A319s have been ordered, 133 delivered, and 442 are on order.

   The Northwest and Air Canada situations are significant due to the Airbus family concept factor, (common type ratings and minimal differences training for pilots of the A319 through A340 aircraft), which is the core of the manufacturer's goal to develop entire fleets with major carriers. Air Canada, which operates A320s already, chose this Airbus concept with both the A319 order and an eight-plane A340 order as well. Northwest Airlines, which operates 67 A320s (and has 3 on order) ordered 50 A319s and switched their A340 order for 16 A330s for delivery beyond 2000. Other carriers, including Air France and Lufthansa, operate at least three of these five types, but the European influence may tilt decision-makers at airlines such as these. Airbus believes its concept will give its new designs significant advantages over Boeing aircraft, and the 1997 and 1998 order books indicate it is doing just that. MBA believes the combination of extremely efficient designs and the inherent savings in training and other costs make the Airbus family an attractive avenue for an entire fleet refurbishment, as US Airways' commitment for up to 400-some aircraft appears to justify.

   The A320 family incorporates an increased amount of composites in its secondary structure compared to older jets, a complete fly-by-wire control system, and a computerized flight management system which, when engaged, virtually precludes putting the aircraft into stalls or other extreme conditions. This system has been blamed by some for two early incidents in which the crews placed the aircraft in an untenable position close to the ground with the system disconnected and from which it was unable to recover. These two aircraft were totally cleared by the airworthiness authorities, as well as one involved in a third incident in which the crew made a below-minimum approach in bad weather and struck high ground. This third aircraft had no ground proximity warning device installed, a device now required by the French government and long required by many others. In general, all these components have held up well in service, and the reliability of the aircraft has been excellent.

   United's 1994 order for 50 A320s, plus an option for 50 more was announced as a 727 replacement, of which United still operates 53 and has 32 A320s on order. It is obvious that other airlines will use their large orders to surplus older aircraft as well. Alitalia, with 22 A321s in service and 3 on order, is replacing its stable of MD-82s. As mentioned, Air Canada's commitments for the A319 will eventually go to reduce the fleet count of DC-9s. Thus the advent of the A320 family is hastening the retirement of older, far less efficient jets. The A320s currently in service are operating at seat mile costs as low as half of that for older aircraft. The combination of all the above factors leads us to believe the A320 family will enjoy a long production run and in-service useful life, with strong residual values.

   The A320 also offers the advantage of being able to carry seven LD-3 cargo containers--a feat not even the 767 can perform. The fuselage is approximately 10 inches wider than that of the 727/737/757 series, offering wider aisles and roomier seats--a feature much appreciated by passengers. There are no cargo or Combi models currently offered by Airbus, although such a configuration is obviously possible. The exception is the A300 Beluga' outsized special cargo aircraft, which is already being leased for commercial applications.

   Economics

   The A320/321 vies with the 757 for top honors as the most efficient aircraft in service. Great fuel efficiency, new technology design and low operating cost parameters all combine to give these aircraft among the lowest seat mile costs of any being built or in service. The MBA Model indicates that both will produce very satisfactory operating and net ratios well into the next century. The A319 will not be quite as favorable, as is the case with most truncated derivatives (747SP, L-1011-500). They will, however, provide enough incentive for larger carriers (likely with Airbus aircraft already) to order and place them at the bottom of the capacity scale in their fleets.


                                               ---------------
   PICTURE OF AIRBUS A330-A300 APPEARS HERE   AIRBUS A330-300
                                               ---------------

   The A330 and A340 projects were launched simultaneously in 1989 and quickly racked up over 200 orders in two years for the new aircraft. Both aircraft utilize the same basic airframe and wing, and have identical dimensions in the basic models. The A330 is a big twin-engine aircraft, and the A340 utilizes four CFM-56 engines to obtain greater range and payload capability over water. Both aircraft continue the A300/310 fuselage cross section and design concepts, but are 33 feet longer than the A300. Gross weight for the initial delivery aircraft is about 140,000 pounds greater than the A300-B4 for the A330, and over 200,000 pounds greater for the A340.

   The A330 offers significantly greater capacity and lower seat mile costs than the Boeing 767 or the older A300s. The A330/340 now both come in two configurations, a standard body long-range aircraft, and a shorter-bodied longer-range model. In a nine-abreast, all economy configuration the A330/340 can carry 440 passengers, giving it a capacity close to the 747, identical to the 777-200 series and 10-to-20 percent greater than the DC-10/MD-11 or the L-1011.

   Prior to the 777, the A340's principal competitor was the MD-11. The three-year head start for the MD-11 was an initial marketing advantage, as some carriers were unwilling (among other things) to wait for the A340. However, many others did. The A340 has significant operating advantages over the MD-11 in that it has a lower gross weight and less engine thrust, thus reducing fuel consumption. MBA estimates specific fuel burn at 25 percent less per seat than the MD-11 and 2 percent greater than a 777-200 at comparable seating densities.

   We do not believe the A330/340 will make obsolete any of the earlier widebodies, though evidence exists that the A300-600 line was all but finished with the introduction of the A330. It will, however, hasten their replacement in the fleets of the major carriers, and increase the number on the market available for low cost services, cargo conversions, or alternative military missions. As we predicted last year, the economic superiority of the big Airbuses and the B-777s brought an end to the MD-11 production.

   Economics

   The MBA Economic Model shows the A330 to have one of the highest operating and net margins of any aircraft due to its excellent cost characteristics and great operating efficiency. Cost per seat mile is among the lowest of any aircraft type, and the wide range of capabilities of the A330, from domestic medium-range, high density to long-range ETOPS international routes, makes it very desirable.

   Current Operating Airlines

   Aer Lingus, Cathay Pacific, Dragonair, Garuda Indonesia, Korean, LTU, Malaysia, Philippine Airlines, Sabena, Thai International


   Current Confirmed Orders

   Aer Lingus, Air Canada, Air Inter Europe, Asiana, Cathay Pacific, Continental, Dragonair, Euralair, Garuda Indonesia, Gulf Air, Korean, LTU, Malaysia, Northwest Airlines, Philippine, Thai International, TWA, USAirways

                          [GRAPHICS APPEARS HERE]


   IV.       Valuation



                           Scheduled Mfr.
Aircraft   Tail #   S/N    Delivery Date      MTOW(lbs.)          * Base Value
                                                                   ($000,000)


A319-100   N717UW  1069       8-99             166,400                  38.95
                                           (141,094 std.)
           -------------------------------                            ---------
           N718UW  1077       8-99                                     38.95
           -------------------------------                            ---------
           N719US  1084       9-99                                     39.03
           -------------------------------                            ---------
           N720US  1089       9-99                                     39.03
           -------------------------------                            ---------
           N721UW  1095      10-99                                     39.11
           -------------------------------                            ---------
           N722US  1097      10-99                                     39.11
           -------------------------------                            ---------
           N723UW  1109      10-99                                     39.11
           -------------------------------                            ---------
           N724UW  1122      11-99                                     39.19
           -------------------------------                            ---------
           N725UW  1135      11-99                                     39.19
           -------------------------------                            ---------
           N726US  1136      12-99                                     39.26
           -------------------------------                            ---------
           N727UW  1147      12-99                                     39.26
           -------------------------------                            ---------
           N728UW  1169       1-00                                     39.34
           -------------------------------                            ---------
           N729US  1178       2-00                                     39.42

A320-200   N107US  1052       8-99             169,700                 44.42
                                           (162,038 std.)
           -------------------------------                            ---------
           N108UW  1061       8-99                                     44.42
           -------------------------------                            ---------
           N109UW  1065       9-99                                     44.51
           -------------------------------                            ---------
           N110UW  1112      11-99                                     44.70
           -------------------------------                            ---------
           N111US  1114      11-99                                     44.70

   Total                                                               731.70



                              Scheduled Mfr.
   Aircraft    Tail #   S/N   Delivery Date      MTOW(lbs.)   * Base Value
                                                                ($000,000)


   A330-300    N670UW   315     3-00              507,000         117.21
                                               (467,375 std.)
               -------------------------------                  ----------
               N671UW   323     4-00                              117.45

   Total                                                          234.66


   * Base Value includes adjustment for additional MTOW.

   In developing the Base Value of this aircraft, MBA did not inspect the aircraft nor its historical maintenance documentation, but relied on partial information supplied by the Client. Therefore, we used certain assumptions that are generally accepted industry practice to calculate the value of aircraft when more detailed information is not available. The principal assumptions are as follows for each aircraft:

           1.  The aircraft is delivered new.
           2. The specifications of the aircraft are those most common for an aircraft of this type new delivery.
           3.  The aircraft is in a standard airline configuration.
           4. Its modification status is comparable to that most common for an aircraft of its type and vintage.
           5. No accounting is made for lease obligations or terms of ownership.



   V.       Covenants

   This report has been prepared for the exclusive use of US Airways and shall not be provided to other parties by MBA without the express consent of US Airways.

   MBA certifies that this report has been independently prepared and that it fully and accurately reflects MBA's opinion as to the Current Base Value. MBA further certifies that it does not have, and does not expect to have, any financial or other interest in the subject or similar aircraft.

   This report represents the opinion of MBA as to the Current Base Value of the subject aircraft and is intended to be advisory only in nature. Therefore, MBA assumes no responsibility or legal liability for any actions taken or not taken by US Airways or any other party with regard to the subject aircraft. By accepting this report, all parties agree that MBA shall bear no such responsibility or legal liability.

                                          PREPARED BY:


                                          Bryson P. Monteleone
                                          Director of Operations

                                          REVIEWED BY:


                                          Morten S. Beyer
                                          Chairman and CEO
                                          ISTAT Certified Appraiser Fellow




                                                      APPENDIX II

                                            SERIES A SECURED PROMISSORY NOTES
                                                   PRINCIPAL PAYMENTS

     REGULAR DISTRIBUTION DATE          N717UW (A319)       N718UW (A319)       N719US (A319)       N720US (A319)    N721UW (A319)
----------------------------------------------------------------------------------------------------------------------------------
January 20, 2000.................              0.00                0.00                0.00                0.00              0.00
July 20, 2000....................              0.00                0.00                0.00                0.00              0.00
January 20, 2001.................        241,034.28          336,712.28          195,925.93          195,925.93         58,066.35
July 20, 2001....................        308,292.52          308,292.52          307,975.28          307,975.28        307,657.60
January 20, 2002.................        279,419.48          279,419.48          285,567.77          285,567.77        291,715.74
July 20, 2002....................        276,087.63          276,087.63          275,799.23          275,799.23        275,510.44
January 20, 2003.................        246,555.35          246,555.35          252,797.30          252,797.30        259,038.98
July 20, 2003....................        242,816.87          242,816.87          242,557.92          242,557.92        242,298.62
January 20, 2004.................        212,613.11          212,613.11          218,949.97          218,949.97        225,286.61
July 20, 2004....................        208,458.24          208,458.24          208,229.34          208,229.34        208,000.15
January 20, 2005.................        210,886.81          210,886.81          210,656.78          210,656.78        210,426.46
July 20, 2005....................        213,334.42          213,334.42          213,103.26          213,103.26        212,871.79
January 20, 2006.................        188,881.67          188,881.67          194,033.12          194,033.12        199,184.36
July 20, 2006....................        185,688.46          185,688.46          185,481.63          185,481.63        185,274.55
January 20, 2007.................        194,666.65          194,666.65          193,099.40          193,099.40        191,531.86
July 20, 2007....................        198,298.82          198,298.82          198,083.21          198,083.21        197,867.33
January 20, 2008.................        214,326.45          305,539.97          334,748.87          334,748.87        208,400.81
July 20, 2008....................        219,538.50          128,324.98           95,922.10           95,922.10        219,075.54
January 20, 2009.................        228,971.24          493,435.21          510,528.79          510,528.79        225,732.52
July 20, 2009....................        236,529.33          199,807.91          225,049.86          225,049.86        232,471.21
January 20, 2010.................        265,485.28          648,356.01          477,862.54          477,862.54        361,472.12
July 20, 2010....................        506,318.72          123,447.99          294,931.46          294,931.46        379,913.77
January 20, 2011.................        270,205.32        1,602,237.10        1,245,945.20        1,245,945.20        390,697.70
July 20, 2011....................        501,598.68                0.00          558,388.69          558,388.69        401,612.40
January 20, 2012.................      2,645,748.66          211,671.12                0.00                0.00      2,675,498.99
July 20, 2012....................              0.00                0.00                0.00                0.00              0.00
January 20, 2013.................              0.00          405,624.85           66,995.70           66,995.70              0.00
July 20, 2013....................              0.00                0.00                0.00                0.00              0.00
January 20, 2014.................      1,350,258.68        2,399,323.68        2,370,378.17        2,370,378.17      1,707,254.69
July 20, 2014....................              0.00                0.00                0.00                0.00              0.00
January 20, 2015.................              0.00        1,092,798.68        2,554,692.21        2,554,692.21              0.00
July 20, 2015....................              0.00                0.00                0.00                0.00              0.00
January 20, 2016.................              0.00                0.00                0.00                0.00              0.00
July 20, 2016....................              0.00                0.00                0.00                0.00              0.00
January 20, 2017.................      2,813,997.59        1,309,193.21          240,888.20        1,383,358.43      4,510,039.49
July 20, 2017....................      3,383,617.24                0.00                0.00                0.00      1,412,021.92
January 20, 2018.................                          3,716,834.98        3,704,070.07        2,561,599.84
July 20, 2018....................
January 20, 2019.................
July 20, 2019....................



     REGULAR DISTRIBUTION DATE       N722US (A319)       N723UW (A319)       N724UW (A319)       N725UW (A319)      N726US (A319)
---------------------------------------------------------------------------------------------------------------------------------
January 20, 2000.................              0.00                                    0.00                0.00              0.00
July 20, 2000....................              0.00                0.00                0.00                0.00              0.00
January 20, 2001.................         58,066.35          193,360.35          177,077.80          177,077.80              0.00
July 20, 2001....................        307,657.60          307,657.60          307,339.50          307,339.50        296,783.52
January 20, 2002.................        291,715.74          291,715.74          297,863.38          297,863.38        304,010.64
July 20, 2002....................        275,510.44          275,510.44          275,221.27          275,221.27        274,931.72
January 20, 2003.................        259,038.98          259,038.98          265,280.35          265,280.35        271,521.41
July 20, 2003....................        242,298.62          242,298.62          242,038.99          242,038.99        241,779.02
January 20, 2004.................        225,286.61          225,286.61          231,622.99          231,622.99        237,959.10
July 20, 2004....................        208,000.15          208,000.15          207,770.68          207,770.68        207,540.92
January 20, 2005.................        210,426.46          210,426.46          210,195.84          210,195.84        209,964.94
July 20, 2005....................        212,871.79          212,871.79          212,640.04          212,640.04        212,407.98
January 20, 2006.................        199,184.36          199,184.36          204,335.38          204,335.38        209,486.16
July 20, 2006....................        185,274.55          185,274.55          185,067.20          185,067.20        184,859.60
January 20, 2007.................        191,531.86          191,531.86          189,964.04          189,964.04        188,395.96
July 20, 2007....................        197,867.33          197,867.33          197,651.18          197,651.18        197,434.74
January 20, 2008.................        208,400.81          208,400.81          205,437.51          205,437.51        202,473.91
July 20, 2008....................        219,075.54          219,075.54          218,843.60          218,843.60        218,611.37
January 20, 2009.................        225,732.52          225,732.52          224,112.67          224,112.67        234,346.09
July 20, 2009....................        232,471.21          232,471.21          232,230.08          232,230.08        357,988.85
January 20, 2010.................        361,472.12          239,292.35          237,649.39          237,649.39        364,188.33
July 20, 2010....................        379,913.77          246,196.71          245,946.24          245,946.24        202,094.79
January 20, 2011.................        390,697.70          253,185.05          251,518.69          251,518.69         27,416.57
July 20, 2011....................        401,612.40          260,258.14          259,998.16          259,998.16        259,737.81
January 20, 2012.................      2,675,498.99          271,703.16          268,584.31          268,584.31        265,465.07
July 20, 2012....................              0.00          283,298.63          283,021.87          283,021.87      1,026,846.38
January 20, 2013.................              0.00          290,716.71          288,995.51          288,995.51      2,817,824.76
July 20, 2013....................              0.00        2,688,524.60          297,936.67          297,936.67              0.00
January 20, 2014.................      1,707,254.69                0.00        2,324,981.12          304,073.72      2,019,513.44
July 20, 2014....................              0.00                0.00                0.00        2,657,232.33              0.00
January 20, 2015.................              0.00                0.00                0.00                0.00              0.00
July 20, 2015....................              0.00        5,898,946.68        5,584,389.86        2,871,231.46              0.00
January 20, 2016.................              0.00        1,406,389.05        1,844,317.68        3,921,151.15              0.00
July 20, 2016....................              0.00                                                                          0.00
January 20, 2017.................      4,510,039.49                                                                  1,759,279.64
July 20, 2017....................      1,412,021.92                                                                  3,055,931.28
January 20, 2018.................
July 20, 2018....................
January 20, 2019.................
July 20, 2019....................



     REGULAR DISTRIBUTION DATE     N727UW (A319)       N728UW (A319)          N729US (A319)       N107US (A320)     N108UW (A320)
---------------------------------------------------------------------------------------------------------------------------------
January 20, 2000.................              0.00                0.00                                    0.00              0.00
July 20, 2000....................              0.00                0.00                0.00                0.00              0.00
January 20, 2001.................        138,225.55          173,798.05                0.00          341,009.23        341,009.23
July 20, 2001....................        307,020.98          336,713.22          338,266.65          362,798.23        362,798.23
January 20, 2002.................        304,010.64          308,292.52          309,836.55          328,820.47        328,820.47
July 20, 2002....................        274,931.72          279,419.48          280,818.89          324,899.56        324,899.56
January 20, 2003.................        271,521.41          276,087.63          277,470.37          290,146.01        290,146.01
July 20, 2003....................        241,779.02          246,555.35          247,790.18          285,746.57        285,746.57
January 20, 2004.................        237,959.10          242,816.87          244,032.97          250,202.83        250,202.83
July 20, 2004....................        207,540.92          212,613.11          213,677.95          245,313.37        245,313.37
January 20, 2005.................        209,964.94          208,458.24          209,502.26          248,171.31        248,171.31
July 20, 2005....................        212,407.98          210,886.81          211,943.00          251,051.66        251,051.66
January 20, 2006.................        209,486.16          213,334.42          214,402.87          222,275.69        222,275.69
July 20, 2006....................        184,859.60          188,881.67          189,827.65          258,273.40        258,273.40
January 20, 2007.................        360,265.25          185,688.46          186,618.45          189,327.99        189,327.99
July 20, 2007....................         25,565.45          194,666.65          195,641.60          427,570.50        427,570.50
January 20, 2008.................        421,085.28          198,298.82          199,291.96          383,452.02        383,452.02
July 20, 2008....................              0.00          214,326.45          215,399.87          508,141.98        508,141.98
January 20, 2009.................        462,023.40          382,610.11          454,888.72          287,083.84        287,083.84
July 20, 2009....................              0.00          247,888.31          154,387.54          604,510.16        604,510.16
January 20, 2010.................        948,451.84          468,319.33          529,513.70          417,711.84        417,711.84
July 20, 2010....................              0.00          265,485.28          207,966.05          473,882.16        473,882.16
January 20, 2011.................      1,665,677.76          739,046.12          845,306.83        1,179,394.98      1,179,394.98
July 20, 2011....................        870,344.72           37,477.91                0.00                0.00              0.00
January 20, 2012.................              0.00          109,039.92          164,586.37                0.00              0.00
July 20, 2012....................              0.00                0.00                0.00                0.00              0.00
January 20, 2013.................              0.00          318,472.65          321,636.32          792,583.62        792,583.62
July 20, 2013....................              0.00                0.00                0.00                0.00              0.00
January 20, 2014.................      2,180,880.48        2,321,927.51        2,327,616.65        2,818,627.37      2,818,627.37
July 20, 2014....................              0.00                0.00                0.00                0.00              0.00
January 20, 2015.................      2,151,237.09        2,523,579.99        2,529,763.21        1,107,054.05      1,107,054.05
July 20, 2015....................              0.00                0.00                0.00                0.00              0.00
January 20, 2016.................              0.00        2,133,804.31        2,344,234.42                0.00              0.00
July 20, 2016....................              0.00                0.00                0.00                0.00              0.00
January 20, 2017.................              0.00        2,874,617.81        2,604,583.97        1,713,569.80      1,713,569.80
July 20, 2017....................              0.00                                                        0.00              0.00
January 20, 2018.................      2,158,888.89                                                3,012,709.69      3,012,709.69
July 20, 2018....................              0.00                                                        0.00              0.00
January 20, 2019.................      1,953,128.82                                                1,377,794.67      1,377,794.67
July 20, 2019....................



     REGULAR DISTRIBUTION DATE     N109UW (A320)       N110UW (A320)          N111US (A320)       N670UW (A330)     N671UW (A330)
---------------------------------------------------------------------------------------------------------------------------------
January 20, 2000.................              0.00                0.00                0.00                0.00               0.00
July 20, 2000....................              0.00          342,389.04          342,389.04                0.00               0.00
January 20, 2001.................        166,719.96                0.00                0.00        2,581,801.80       2,579,632.85
July 20, 2001....................        362,424.90          712,201.94          712,201.94        1,300,938.61       1,299,809.96
January 20, 2002.................        336,055.77                0.00                0.00          450,324.90         449,934.22
July 20, 2002....................        324,560.17          636,061.59          636,061.59          450,324.90         449,934.22
January 20, 2003.................        297,491.52                0.00                0.00          250,180.50         249,963.45
July 20, 2003....................        285,441.83          557,404.78          557,404.78          700,505.41         699,897.67
January 20, 2004.................        257,660.03                0.00                0.00          600,433.20         599,912.29
July 20, 2004....................        245,044.01          752,888.16          752,888.16          900,649.81         899,868.44
January 20, 2005.................        247,900.62                0.00                0.00          650,469.31         649,904.98
July 20, 2005....................        250,779.63        1,055,864.85        1,055,864.85          650,469.31         649,904.98
January 20, 2006.................        228,337.91                0.00                0.00          575,415.15         574,915.95
July 20, 2006....................        225,588.52        1,151,852.56        1,151,852.56        1,275,920.56       1,274,813.62
January 20, 2007.................        219,925.14                0.00                0.00        1,951,407.92       1,949,714.95
July 20, 2007....................        500,329.52        1,055,864.85        1,055,864.85        2,701,949.42       2,699,605.31
January 20, 2008.................        321,265.97                0.00                0.00        1,876,353.77       1,874,725.91
July 20, 2008....................        570,328.03           63,769.82           63,769.82        1,125,812.26       1,124,835.55
January 20, 2009.................        188,633.32                0.00                0.00        1,205,870.02       1,204,823.85
July 20, 2009....................        702,960.68                0.00                0.00        1,941,400.70       1,939,716.41
January 20, 2010.................        131,045.25                0.00                0.00        1,856,339.33       1,854,728.83
July 20, 2010....................        760,548.75                0.00                0.00          450,324.90         449,934.22
January 20, 2011.................      1,253,419.71                0.00                0.00        1,300,938.61       1,299,809.96
July 20, 2011....................        674,140.36                0.00                0.00        1,446,043.30       1,444,788.77
January 20, 2012.................              0.00           99,683.89           99,683.89        1,606,158.82       1,604,765.38
July 20, 2012....................              0.00          333,059.76          333,059.76        1,576,137.16       1,574,769.76
January 20, 2013.................              0.00          690,701.01          690,701.01        1,626,173.26       1,624,762.46
July 20, 2013....................              0.00                0.00                0.00        1,666,202.14       1,664,756.61
January 20, 2014.................      2,632,905.39        1,944,103.46          726,417.12        1,836,324.88       1,834,731.76
July 20, 2014....................              0.00                0.00                0.00        1,651,191.31       1,649,758.80
January 20, 2015.................      1,653,946.39        1,305,729.38        1,305,729.38          850,613.71         849,875.75
July 20, 2015....................              0.00                0.00                0.00          650,469.31         649,904.98
January 20, 2016.................              0.00        2,769,870.73        3,987,557.07          935,442.08         934,630.53
July 20, 2016....................              0.00                0.00                0.00          615,677.03         615,142.89
January 20, 2017.................      2,757,441.32        5,458,424.18        5,458,424.18          545,393.49         544,920.33
July 20, 2017....................              0.00                                                  505,364.61         504,926.18
January 20, 2018.................      3,008,419.30                                                1,751,263.51       1,749,744.18
July 20, 2018....................
January 20, 2019.................
July 20, 2019....................





                                  SERIES B SECURED PROMISSORY NOTES
                                         PRINCIPAL PAYMENTS

  REGULAR DISTRIBUTION DATE    N717UW (A319)   N718UW (A319)    N719US (A319)   N720US (A319)   N721UW (A319)
--------------------------------------------------------------------------------------------------------------
January 20, 2000..............      0.00             0.00            0.00            0.00            0.00
July 20, 2000.................      0.00             0.00            0.00            0.00            0.00
January 20, 2001..............  4,670.73             0.00            0.00            0.00      156,818.61
July 20, 2001.................167,443.22             0.00            0.00            0.00      167,098.38
January 20, 2002..............151,761.38        10,036.33            0.00            0.00      158,439.86
July 20, 2002.................149,951.75       149,951.75      149,794.85      149,794.85      149,638.26
January 20, 2003..............133,911.85       133,911.85      137,302.05      137,302.05      140,692.10
July 20, 2003.................131,881.37       131,881.37      131,740.72      131,740.72      131,599.89
January 20, 2004..............115,476.77       115,476.77      118,918.51      118,918.51      122,360.14
July 20, 2004.................113,220.13       113,220.13      113,095.81      113,095.81      112,971.33
January 20, 2005..............114,539.16       114,539.16      114,414.23      114,414.23      114,289.13
July 20, 2005.................115,868.54       115,868.54      115,742.98      115,742.98      115,617.27
January 20, 2006..............102,587.49       102,587.49      105,385.40      105,385.40      108,183.20
July 20, 2006.................100,853.16       100,853.16      100,740.82      100,740.82      100,628.35
January 20, 2007..............105,729.49       105,729.49      187,616.80      187,616.80      104,026.89
July 20, 2007.................107,702.23       107,702.23       24,846.60       24,846.60      107,467.88
January 20, 2008..............116,407.34       285,493.45      332,196.14      332,196.14      113,188.94
July 20, 2008.................169,086.11             0.00            0.00            0.00      118,986.72
January 20, 2009.............. 74,513.43        78,560.88       37,215.35       37,215.35      122,602.33
July 20, 2009.................231,790.00             0.00            0.00            0.00      126,262.32
January 20, 2010..............      0.00             0.00            0.00            0.00        7,787.32
July 20, 2010.................      0.00             0.00            0.00            0.00            0.00
January 20, 2011..............      0.00             0.00            0.00            0.00            0.00
July 20, 2011.................      0.00             0.00            0.00            0.00            0.00
January 20, 2012..............      0.00             0.00            0.00            0.00            0.00
July 20, 2012.................      0.00             0.00            0.00            0.00            0.00
January 20, 2013..............      0.00             0.00            0.00            0.00            0.00
July 20, 2013.................      0.00             0.00            0.00            0.00            0.00
January 20, 2014..............      0.00             0.00            0.00            0.00            0.00
July 20, 2014.................      0.00             0.00            0.00            0.00            0.00
January 20, 2015..............      0.00             0.00            0.00            0.00            0.00
July 20, 2015.................      0.00             0.00            0.00            0.00            0.00
January 20, 2016..............      0.00             0.00            0.00            0.00            0.00
July 20, 2016.................      0.00             0.00            0.00            0.00            0.00
January 20, 2017..............      0.00             0.00            0.00            0.00            0.00
July 20, 2017.................      0.00             0.00            0.00            0.00            0.00
January 20, 2018..............510,924.85       694,933.40      701,250.74      701,250.74      606,554.90
July 20, 2018.................
January 20, 2019..............
July 20, 2019.................

  REGULAR DISTRIBUTION DATE    N722US (A319)   N723UW (A319)    N724UW (A319)   N725UW (A319)   N726US (A319)
--------------------------------------------------------------------------------------------------------------
January 20, 2000..............      0.00             0.00            0.00            0.00            0.00
July 20, 2000.................      0.00             0.00            0.00            0.00            0.00
January 20, 2001..............156,818.61             0.00            0.00            0.00            0.00
July 20, 2001.................167,098.38             0.00            0.00            0.00            0.00
January 20, 2002..............158,439.86        68,286.02      161,778.32      161,778.32            0.00
July 20, 2002.................149,638.26       149,638.26      149,481.20      149,481.20      149,323.69
January 20, 2003..............140,692.10       140,692.10      144,081.98      144,081.98      147,471.69
July 20, 2003.................131,599.89       131,599.89      131,458.88      131,458.88      131,317.68
January 20, 2004..............122,360.14       122,360.14      125,801.62      125,801.62      129,242.96
July 20, 2004.................112,971.33       112,971.33      112,846.69      112,846.69      112,721.90
January 20, 2005..............114,289.13       114,289.13      114,163.88      114,163.88      114,038.47
July 20, 2005.................115,617.27       115,617.27      115,491.39      115,491.39      115,365.36
January 20, 2006..............108,183.20       108,183.20      110,980.88      110,980.88      113,778.43
July 20, 2006.................100,628.35       100,628.35      100,515.73      100,515.73      100,402.98
January 20, 2007..............104,026.89       104,026.89      103,175.36      103,175.36      102,323.68
July 20, 2007.................107,467.88       107,467.88      107,350.48      107,350.48      107,232.93
January 20, 2008..............113,188.94       113,188.94      111,579.48      111,579.48      109,969.85
July 20, 2008.................118,986.72       118,986.72      118,860.74      118,860.74      118,734.61
January 20, 2009..............122,602.33       122,602.33      121,722.54      121,722.54      108,988.98
July 20, 2009.................126,262.32       126,262.32      126,131.35      126,131.35            0.00
January 20, 2010..............  7,787.32       129,967.09      129,074.75            0.00            0.00
July 20, 2010.................      0.00       133,717.06      133,581.02            0.00            0.00
January 20, 2011..............      0.00       137,512.65      136,607.60            0.00            0.00
July 20, 2011.................      0.00       141,354.26      141,213.06            0.00            0.00
January 20, 2012..............      0.00        71,791.16       74,961.05            0.00            0.00
July 20, 2012.................      0.00                                             0.00            0.00
January 20, 2013..............      0.00                                       615,437.48            0.00
July 20, 2013.................      0.00                                                             0.00
January 20, 2014..............      0.00                                                             0.00
July 20, 2014.................      0.00                                                             0.00
January 20, 2015..............      0.00                                                             0.00
July 20, 2015.................      0.00                                                             0.00
January 20, 2016..............      0.00                                                             0.00
July 20, 2016.................      0.00                                                             0.00
January 20, 2017..............      0.00                                                             0.00
July 20, 2017.................      0.00                                                       773,618.79
January 20, 2018..............606,554.90
July 20, 2018.................
January 20, 2019..............
July 20, 2019.................


REGULAR DISTRIBUTION DATE     N727UW (A319)   N728UW (A319)    N729US (A319)   N107US (A320)   N108UW (A320)
-------------------------------------------------------------------------------------------------------------
January 20, 2000..............      0.00             0.00                            0.00            0.00
July 20, 2000.................      0.00             0.00            0.00            0.00            0.00
January 20, 2001..............      0.00             0.00            0.00            0.00            0.00
July 20, 2001.................      0.00             0.00            0.00            0.00            0.00
January 20, 2002..............      0.00       167,442.95            0.00            0.00            0.00
July 20, 2002.................      0.00       151,761.38      152,521.44      176,462.66      176,462.66
January 20, 2003.............. 16,414.38       149,951.75      150,702.76      157,587.29      157,587.29
July 20, 2003.................131,317.68       133,911.85      134,582.53      155,197.82      155,197.82
January 20, 2004..............129,242.96       131,881.37      132,541.87      135,892.91      135,892.91
July 20, 2004.................112,721.90       115,476.77      116,055.12      133,237.30      133,237.30
January 20, 2005..............114,038.47       113,220.13      113,787.17      134,789.53      134,789.53
July 20, 2005.................115,365.36       114,539.16      115,112.81      136,353.94      136,353.94
January 20, 2006..............127,454.72       115,868.54      116,448.84      120,724.82      120,724.82
July 20, 2006................. 86,726.68       102,587.49      103,101.28      261,376.38      261,376.38
January 20, 2007..............209,556.61       100,853.16      101,358.26            0.00            0.00
July 20, 2007.................      0.00       105,729.49      106,259.02      274,695.51      274,695.51
January 20, 2008..............413,123.17       107,702.23      119,308.12            0.00            0.00
July 20, 2008.................      0.00       116,407.34      105,923.86            0.00            0.00
January 20, 2009..............161,533.44        61,610.85      121,619.29            0.00            0.00
July 20, 2009.................      0.00             0.00                            0.00            0.00
January 20, 2010..............      0.00             0.00                            0.00            0.00
July 20, 2010.................      0.00             0.00                            0.00            0.00
January 20, 2011..............      0.00             0.00                            0.00            0.00
July 20, 2011.................      0.00             0.00                            0.00            0.00
January 20, 2012..............      0.00             0.00                            0.00            0.00
July 20, 2012.................      0.00             0.00                            0.00            0.00
January 20, 2013..............      0.00             0.00                            0.00            0.00
July 20, 2013.................      0.00             0.00                            0.00            0.00
January 20, 2014..............      0.00             0.00                            0.00            0.00
July 20, 2014.................      0.00             0.00                            0.00            0.00
January 20, 2015..............      0.00             0.00                            0.00            0.00
July 20, 2015.................      0.00             0.00                            0.00            0.00
January 20, 2016..............      0.00             0.00                            0.00            0.00
July 20, 2016.................      0.00             0.00                            0.00            0.00
January 20, 2017..............      0.00       829,625.54                            0.00            0.00
July 20, 2017.................      0.00                                             0.00            0.00
January 20, 2018..............      0.00                                             0.00            0.00
July 20, 2018.................      0.00                                             0.00            0.00
January 20, 2019..............536,655.63                                       793,675.84      793,675.84
July 20, 2019.................


REGULAR DISTRIBUTION DATE     N109UW (A320)   N110UW (A320)    N111US (A320)   N670UW (A330)   N671UW (A330)
-------------------------------------------------------------------------------------------------------------
January 20, 2000..............      0.00             0.00            0.00            0.00            0.00
July 20, 2000.................      0.00        14,867.99       14,867.99            0.00            0.00
January 20, 2001..............      0.00             0.00            0.00    1,117,121.78    1,116,532.60
July 20, 2001.................      0.00       982,661.08      982,661.08      686,049.43      685,590.13
January 20, 2002..............      0.00             0.00            0.00      735,052.96      734,560.85
July 20, 2002.................157,427.60       433,477.93      433,477.93      245,017.65      244,853.62
January 20, 2003..............161,576.87             0.00            0.00      490,035.31      489,707.24
July 20, 2003.................155,032.30       552,298.98      552,298.98            0.00            0.00
January 20, 2004..............139,943.15             0.00            0.00            0.00            0.00
July 20, 2004.................133,091.00       436,815.02      436,815.02            0.00            0.00
January 20, 2005..............134,642.51                                             0.00            0.00
July 20, 2005.................192,554.16                                             0.00            0.00
January 20, 2006.............. 67,669.42                                       490,035.31      465,222.00
July 20, 2006.................369,998.15                                     1,715,123.58    1,714,990.33
January 20, 2007..............      0.00                                     1,180,985.09    1,180,194.44
July 20, 2007.................171,339.33                                       583,665.54      974,517.40
January 20, 2008..............      0.00                                       563,540.60      563,163.32
July 20, 2008.................      0.00                                       735,052.96      734,560.85
January 20, 2009..............      0.00                                       436,131.42      435,839.44
July 20, 2009.................      0.00                                       715,451.55      714,972.57
January 20, 2010..............      0.00                                       514,537.07      514,192.60
July 20, 2010.................      0.00                                       690,949.78      690,487.20
January 20, 2011..............      0.00                                       661,547.67      661,104.77
July 20, 2011.................      0.00                                       901,664.97      901,061.32
January 20, 2012..............      0.00                                       784,056.49      783,531.58
July 20, 2012.................      0.00                                       636,563.40      636,137.23
January 20, 2013..............      0.00                                       686,531.94      686,072.31
July 20, 2013.................      0.00                                     1,122,180.86    1,121,429.57
January 20, 2014..............      0.00                                             0.00            0.00
July 20, 2014.................      0.00                                             0.00            0.00
January 20, 2015..............      0.00                                       764,455.08            0.00
July 20, 2015.................      0.00                                       784,056.49      763,943.29
January 20, 2016..............      0.00                                       612,544.14      783,531.58
July 20, 2016.................      0.00                                             0.00      612,134.05
January 20, 2017..............      0.00                                             0.00            0.00
July 20, 2017.................      0.00                                     1,470,105.93    1,469,121.71
January 20, 2018..............801,137.51
July 20, 2018.................
January 20, 2019..............
July 20, 2019.................






                                            SERIES C SECURED PROMISSORY NOTES
                                                   PRINCIPAL PAYMENTS

REGULAR DISTRIBUTION DATE              N717UW (A319)       N718UW (A319)       N719US (A319)      N720US (A319)     N721UW (A319)
---------------------------------------------------------------------------------------------------------------------------------
January 20, 2000...............           0.00                0.00                0.00               0.00                0.00
July 20, 2000..................           0.00                0.00                0.00               0.00                0.00
January 20, 2001...............           0.00                0.00                0.00               0.00                0.00
July 20, 2001..................           0.00                0.00                0.00               0.00                0.00
January 20, 2002...............           0.00                0.00                0.00               0.00                0.00
July 20, 2002..................           0.00                0.00                0.00               0.00                0.00
January 20, 2003...............           0.00                0.00                0.00               0.00                0.00
July 20, 2003..................           0.00                0.00                0.00               0.00                0.00
January 20, 2004...............           0.00                0.00                0.00               0.00                0.00
July 20, 2004..................           0.00                0.00                0.00               0.00                0.00
January 20, 2005...............           0.00                0.00                0.00               0.00                0.00
July 20, 2005..................           0.00                0.00                0.00               0.00                0.00
January 20, 2006...............           0.00                0.00                0.00               0.00                0.00
July 20, 2006..................           0.00                0.00                0.00               0.00                0.00
January 20, 2007...............           0.00                0.00                0.00               0.00                0.00
July 20, 2007..................           0.00                0.00                0.00               0.00                0.00
January 20, 2008...............           0.00                0.00                0.00               0.00                0.00
July 20, 2008..................           0.00                0.00                0.00               0.00                0.00
January 20, 2009...............           0.00                0.00                0.00               0.00                0.00
July 20, 2009..................           0.00                0.00                0.00               0.00                0.00
January 20, 2010...............           0.00                0.00                0.00               0.00                0.00
July 20, 2010..................           0.00                0.00                0.00               0.00                0.00
January 20, 2011...............           0.00                0.00                0.00               0.00                0.00
July 20, 2011..................           0.00                0.00          617,774.71         617,774.71                0.00
January 20, 2012...............   4,096,190.15        3,998,547.22        3,080,233.13       3,055,395.13        4,145,611.18
July 20, 2012..................           0.00                0.00                0.00               0.00                0.00
January 20, 2013...............   1,536,643.39        1,776,034.78        2,093,611.16       2,118,449.16        1,530,544.10
July 20, 2013..................           0.00                                                                           0.00
January 20, 2014...............     127,771.46                                                                     139,364.72
July 20, 2014..................
January 20, 2015...............
July 20, 2015..................
January 20, 2016...............
July 20, 2016..................
January 20, 2017...............
July 20, 2017..................
January 20, 2018...............
July 20, 2018..................
January 20, 2019...............
July 20, 2019..................


REGULAR DISTRIBUTION DATE              N722US (A319)       N723UW (A319)       N724UW (A319)      N725UW (A319)    N726US (A319)
--------------------------------------------------------------------------------------------------------------------------------
January 20, 2000...............           0.00                0.00                0.00               0.00                0.00
July 20, 2000..................           0.00                0.00                0.00               0.00                0.00
January 20, 2001...............           0.00                0.00                0.00               0.00                0.00
July 20, 2001..................           0.00                0.00                0.00               0.00                0.00
January 20, 2002...............           0.00                0.00                0.00               0.00                0.00
July 20, 2002..................           0.00                0.00                0.00               0.00                0.00
January 20, 2003...............           0.00                0.00                0.00               0.00                0.00
July 20, 2003..................           0.00                0.00                0.00               0.00                0.00
January 20, 2004...............           0.00                0.00                0.00               0.00                0.00
July 20, 2004..................           0.00                0.00                0.00               0.00                0.00
January 20, 2005...............           0.00                0.00                0.00               0.00                0.00
July 20, 2005..................           0.00                0.00                0.00               0.00                0.00
January 20, 2006...............           0.00                0.00                0.00               0.00                0.00
July 20, 2006..................           0.00                0.00                0.00               0.00                0.00
January 20, 2007...............           0.00                0.00                0.00               0.00                0.00
July 20, 2007..................           0.00                0.00                0.00               0.00                0.00
January 20, 2008...............           0.00                0.00                0.00               0.00                0.00
July 20, 2008..................           0.00                0.00                0.00               0.00                0.00
January 20, 2009...............           0.00                0.00                0.00               0.00                0.00
July 20, 2009..................           0.00                0.00                0.00               0.00                0.00
January 20, 2010...............           0.00                0.00                0.00         129,074.75                0.00
July 20, 2010..................           0.00                0.00                0.00         133,581.02          177,045.43
January 20, 2011...............           0.00                0.00                0.00         136,607.60          358,137.76
July 20, 2011..................           0.00                0.00                0.00         467,388.65          141,071.65
January 20, 2012...............   4,145,611.18        2,196,978.10        2,206,581.82               0.00          144,182.30
July 20, 2012..................           0.00        3,618,541.90        3,634,363.18       4,656,578.17        5,026,691.86
January 20, 2013...............   1,530,544.10                                                 317,714.81
July 20, 2013..................           0.00
January 20, 2014...............     139,364.72
July 20, 2014..................
January 20, 2015...............
July 20, 2015..................
January 20, 2016...............
July 20, 2016..................
January 20, 2017...............
July 20, 2017..................
January 20, 2018...............
July 20, 2018..................
January 20, 2019...............
July 20, 2019..................


REGULAR DISTRIBUTION DATE              N727UW (A319)       N728UW (A319)       N729US (A319)      N107US (A320)    N108UW (A320)
--------------------------------------------------------------------------------------------------------------------------------
January 20, 2000...............          0.00                0.00                                   0.00                0.00
July 20, 2000..................          0.00                0.00                0.00               0.00                0.00
January 20, 2001...............          0.00                0.00                0.00               0.00                0.00
July 20, 2001..................          0.00                0.00                0.00               0.00                0.00
January 20, 2002...............          0.00                0.00                0.00               0.00                0.00
July 20, 2002..................          0.00                0.00                0.00               0.00                0.00
January 20, 2003...............          0.00                0.00                0.00               0.00                0.00
July 20, 2003..................          0.00                0.00                0.00               0.00                0.00
January 20, 2004...............          0.00                0.00                0.00               0.00                0.00
July 20, 2004..................          0.00                0.00                0.00               0.00                0.00
January 20, 2005...............          0.00                0.00                0.00               0.00                0.00
July 20, 2005..................          0.00                0.00                0.00               0.00                0.00
January 20, 2006...............          0.00                0.00                0.00               0.00                0.00
July 20, 2006..................          0.00                0.00                0.00               0.00                0.00
January 20, 2007...............          0.00                0.00                0.00               0.00                0.00
July 20, 2007..................          0.00                0.00                0.00               0.00                0.00
January 20, 2008...............          0.00                0.00                0.00               0.00                0.00
July 20, 2008..................          0.00                0.00                0.00               0.00                0.00
January 20, 2009...............          0.00                0.00                0.00               0.00                0.00
July 20, 2009..................          0.00                0.00                0.00               0.00                0.00
January 20, 2010...............          0.00                0.00                0.00               0.00                0.00
July 20, 2010..................          0.00                0.00                0.00               0.00                0.00
January 20, 2011...............          0.00                0.00                0.00         394,728.75          394,728.75
July 20, 2011..................  1,644,445.19                0.00                0.00               0.00                0.00
January 20, 2012...............  1,776,992.32        4,033,916.91        4,038,501.65       3,094,919.14        3,094,919.14
July 20, 2012..................          0.00                0.00                0.00       2,036,699.09        2,036,699.09
January 20, 2013...............  2,210,056.20        1,821,766.09        1,823,841.35       1,587,066.02        1,587,066.02
July 20, 2013..................          0.00
January 20, 2014...............    215,635.29
July 20, 2014..................
January 20, 2015...............
July 20, 2015..................
January 20, 2016...............
July 20, 2016..................
January 20, 2017...............
July 20, 2017..................
January 20, 2018...............
July 20, 2018..................
January 20, 2019...............
July 20, 2019..................


REGULAR DISTRIBUTION DATE              N109UW (A320)       N110UW (A320)       N111US (A320)      N670UW (A330)    N671UW (A330)
--------------------------------------------------------------------------------------------------------------------------------
January 20, 2000................         0.00                0.00                0.00               0.00                   -
July 20, 2000...................         0.00                0.00                0.00               0.00                   -
January 20, 2001................         0.00                0.00                0.00               0.00                   -
July 20, 2001...................         0.00                0.00                0.00               0.00                   -
January 20, 2002................         0.00                0.00                0.00               0.00                   -
July 20, 2002...................         0.00                0.00                0.00               0.00                   -
January 20, 2003................         0.00                0.00                0.00               0.00                   -
July 20, 2003...................         0.00                0.00                0.00               0.00                   -
January 20, 2004................         0.00                0.00                0.00               0.00                   -
July 20, 2004...................         0.00                0.00                0.00               0.00                   -
January 20, 2005................         0.00                0.00                0.00               0.00                   -
July 20, 2005...................         0.00                0.00                0.00               0.00                   -
January 20, 2006................         0.00                0.00                0.00               0.00                   -
July 20, 2006...................         0.00                0.00                0.00         500,406.00          500,000.00
January 20, 2007................         0.00                0.00                0.00               0.00                   -
July 20, 2007...................         0.00                0.00                0.00         500,000.00          500,000.00
January 20, 2008................         0.00                0.00                0.00               0.00                   -
July 20, 2008...................         0.00          994,003.27          994,003.27               0.00                   -
January 20, 2009................         0.00                0.00                0.00         500,000.00          500,000.00
July 20, 2009...................         0.00          546,187.30          546,187.30               0.00                   -
January 20, 2010................         0.00                0.00                0.00         500,000.00          500,000.00
July 20, 2010...................         0.00          569,265.93          569,265.93               0.00                   -
January 20, 2011................         0.00                0.00                0.00         500,000.00          500,000.00
July 20, 2011................... 1,382,344.20          652,982.59          652,982.59               0.00                   -
January 20, 2012................ 3,003,714.17          200,321.75          200,321.75               0.00                   -
July 20, 2012...................         0.00          279,823.33          279,823.33         500,000.00          500,000.00
January 20, 2013................ 2,579,937.79          971,864.97          971,864.97               0.00                   -
July 20, 2013...................         0.00                0.00                0.00         500,000.00          500,000.00
January 20, 2014................   164,859.84        1,700,567.86        1,700,567.86               0.00                   -
July 20, 2014...................                             0.00                0.00               0.00                   -
January 20, 2015................                     1,246,681.00        1,246,681.00               0.00                   -
July 20, 2015...................                                                              500,000.00          500,000.00
January 20, 2016................                                                                    0.00                   -
July 20, 2016...................                                                                    0.00                   -
January 20, 2017................                                                              500,000.00          500,000.00
July 20, 2017...................                                                                    0.00                   -
January 20, 2018................                                                              500,000.00          500,000.00
July 20, 2018...................
January 20, 2019................
July 20, 2019...................





                                               APPENDIX III

                             Loan to Value Ratios of Secured Promissory Notes

                       Airbus Model A319-100 (Leased)                     Airbus Model A319-100 (Leased)
                                   N717UW                                             N721UW
              -------------------------------------------------  --------------------------------------------------

                   Secured                                             Secured
                  Promissory                                         Promissory
                     Note             Assumed         Loan              Note             Assumed          Loan
                 Outstanding         Aircraft          to            Outstanding         Aircraft          to
                   Balance             Value         Value             Balance            Value          Value
    Date          (Millions)        (Millions)       Ratio           (Millions)         (Millions)       Ratio
-------------- ---------------    -------------   ----------        ------------       ------------     -----------

July 20, 2000       $24.32            $37.81         64.33%            $24.49             $39.25         62.39%
July 20, 2001       23.60              36.64         64.41              23.80             38.07          62.51
July 20, 2002       22.74              35.47         64.12              22.92             36.90          62.14
July 20, 2003       21.99              34.30         64.10              22.15             35.72          62.02
July 20, 2004       21.34              33.13         64.40              21.48             34.54          62.20
July 20, 2005       20.68              31.96         64.71              20.83             33.36          62.43
July 20, 2006       20.11              30.79         65.29              20.24             32.19          62.87
July 20, 2007       19.50              29.62         65.82              19.64             31.01          63.32
July 20, 2008       18.78              28.46         66.00              18.98             29.83          63.61
July 20, 2009       18.01              27.29         66.00              18.27             28.65          63.76
July 20, 2010       17.24              26.12         66.00              17.52             27.48          63.76
July 20, 2011       16.47              24.95         66.00              16.73             26.30          63.61
July 20, 2012        9.72              23.78         40.89              9.91              25.12          39.43
July 20, 2013        8.19              22.61         36.21              8.38              23.94          34.98
July 20, 2014        6.71              21.44         31.29              6.53              22.77          28.68
July 20, 2015        6.71              19.88         33.75              6.53              21.59          30.24
July 20, 2016        6.71              18.32         36.62              6.53              20.02          32.61
July 20, 2017        0.51              16.76          3.05              0.61              18.45           3.29
July 20, 2018        0.00              15.20          0.00              0.00              16.88           0.00
July 20, 2019         --                --             --                --                 --             --



                       Airbus Model A319-100 (Leased)                       Airbus Model A319-100 (Leased)
                                   N722US                                               N723UW
               -----------------------------------------------      ----------------------------------------------

                    Secured                                              Secured
                   Promissory                                           Promissory
                      Note           Assumed         Loan                  Note            Assumed        Loan
                  Outstanding        Aircraft         to               Outstanding        Aircraft         to
                    Balance           Value          Value               Balance            Value         Value
    Date           (Millions)       (Millions)       Ratio              (Millions)       (Millions)       Ratio
-------------- ---------------------------------- ------------      -----------------------------------------------
July 20, 2000        $24.49           $39.25        62.39%                $24.21           $39.25        61.68%
July 20, 2001        23.80            38.07          62.51                23.71             38.07         62.28
July 20, 2002        22.92            36.90          62.14                22.92             36.90         62.14
July 20, 2003        22.15            35.72          62.02                22.15             35.72         62.02
July 20, 2004        21.48            34.54          62.20                21.48             34.54         62.20
July 20, 2005        20.83            33.36          62.43                20.83             33.36         62.43
July 20, 2006        20.24            32.19          62.87                20.24             32.19         62.87
July 20, 2007        19.64            31.01          63.32                19.64             31.01         63.32
July 20, 2008        18.98            29.83          63.61                18.98             29.83         63.61
July 20, 2009        18.27            28.65          63.76                18.27             28.65         63.76
July 20, 2010        17.52            27.48          63.76                17.52             27.48         63.76
July 20, 2011        16.73            26.30          63.61                16.73             26.30         63.61
July 20, 2012         9.91            25.12          39.43                10.28             25.12         40.94
July 20, 2013         8.38            23.94          34.98                 7.31             23.94         30.51
July 20, 2014         6.53            22.77          28.68                 7.31             22.77         32.09
July 20, 2015         6.53            21.59          30.24                 1.41             21.59         6.51
July 20, 2016         6.53            20.02          32.61                 0.00             20.02         0.00
July 20, 2017         0.61            18.45          3.29                  0.00             18.45         0.00
July 20, 2018         0.00            16.88          0.00                  0.00             16.88         0.00
July 20, 2019          --               --            --                    --               --            --



                        Airbus Model A319-100 (Leased)                        Airbus Model A319-100 (Leased)
                                    N724UW                                                N725UW
                 ----------------------------------------------       -----------------------------------------------

                      Secured                                              Secured
                    Promissory                                           Promissory
                       Note            Assumed        Loan                  Note            Assumed         Loan
                    Outstanding       Aircraft         to                Outstanding       Aircraft          to
                      Balance           Value         Value                Balance           Value         Value
    Date            (Millions)       (Millions)       Ratio              (Millions)       (Millions)       Ratio
--------------   ----------------------------------------------       -----------------------------------------------
July 20, 2000         $24.38           $39.25        62.12%                $24.38           $39.25         62.12%
July 20, 2001          23.90            38.07         62.77                 23.90            38.07         62.77
July 20, 2002          23.02            36.90         62.38                 23.02            36.90         62.38
July 20, 2003          22.23            35.72         62.24                 22.23            35.72         62.24
July 20, 2004          21.55            34.54         62.40                 21.55            34.54         62.40
July 20, 2005          20.90            33.36         62.65                 20.90            33.36         62.65
July 20, 2006          20.30            32.19         63.08                 20.30            32.19         63.08
July 20, 2007          19.70            31.01         63.54                 19.70            31.01         63.54
July 20, 2008          19.05            29.83         63.85                 19.05            29.83         63.85
July 20, 2009          18.34            28.65         64.02                 18.34            28.65         64.02
July 20, 2010          17.60            27.48         64.05                 17.60            27.48         64.05
July 20, 2011          16.81            26.30         63.92                 16.48            26.30         62.67
July 20, 2012          10.34            25.12         41.16                 11.27            25.12         44.88
July 20, 2013          9.75             23.94         40.74                 9.75             23.94         40.74
July 20, 2014          7.43             22.77         32.63                 6.79             22.77         29.84
July 20, 2015          1.84             21.59         8.54                  3.92             21.59         18.16
July 20, 2016          0.00             20.02         0.00                  0.00             20.02          0.00
July 20, 2017          0.00             18.45         0.00                  0.00             18.45          0.00
July 20, 2018          0.00             16.88         0.00                  0.00             16.88          0.00
July 20, 2019           --               --            --                    --               --             --



                         Airbus Model A319-100 (Owned)                       Airbus Model A319-100 (Owned)
                                    N718UW                                              N719US
                 ----------------------------------------------      ----------------------------------------------

                      Secured                                             Secured
                    Promissory                                          Promissory
                       Note            Assumed        Loan                 Note            Assumed        Loan
                    Outstanding       Aircraft         to               Outstanding       Aircraft         to
                      Balance           Value         Value               Balance           Value         Value
    Date            (Millions)       (Millions)       Ratio             (Millions)       (Millions)       Ratio
--------------   ----------------------------------------------      ----------------------------------------------
July 20, 2000         $24.07           $37.81        63.67%               $24.02           $37.86        63.46%
July 20, 2001          23.43            36.64         63.94                23.52            36.69         64.11
July 20, 2002          22.71            35.47         64.03                22.81            35.52         64.22
July 20, 2003          21.96            34.30         64.02                22.05            34.35         64.18
July 20, 2004          21.31            33.13         64.31                21.39            33.18         64.46
July 20, 2005          20.65            31.96         64.62                20.73            32.00         64.78
July 20, 2006          20.08            30.79         65.20                20.15            30.83         65.34
July 20, 2007          19.47            29.62         65.72                19.54            29.66         65.88
July 20, 2008          18.75            28.46         65.90                18.78            28.49         65.91
July 20, 2009          17.98            27.29         65.89                18.01            27.32         65.91
July 20, 2010          17.21            26.12         65.89                17.23            26.15         65.91
July 20, 2011          15.60            24.95         62.55                14.81            24.98         59.30
July 20, 2012          11.39            23.78         47.92                11.73            23.81         49.28
July 20, 2013          9.21             22.61         40.75                9.57             22.64         42.28
July 20, 2014          6.81             21.44         31.78                7.20             21.47         33.54
July 20, 2015          5.72             19.88         28.78                4.65             19.91         23.34
July 20, 2016          5.72             18.32         31.23                4.65             18.34         25.33
July 20, 2017          4.41             16.76         26.32                4.41             16.78         26.25
July 20, 2018          0.00             15.20         0.00                 0.00             15.22         0.00
July 20, 2019           --               --            --                   --               --            --



                         Airbus Model A319-100 (Owned)                       Airbus Model A319-100 (Owned)
                                    N720US                                               N726US
                 ----------------------------------------------      -----------------------------------------------

                      Secured                                             Secured
                    Promissory                                           Promissory
                       Note            Assumed        Loan                  Note            Assumed        Loan
                    Outstanding       Aircraft         to               Outstanding        Aircraft         to
                      Balance           Value         Value               Balance            Value         Value
    Date            (Millions)       (Millions)       Ratio              (Millions)       (Millions)       Ratio
--------------   ----------------------------------------------      -----------------------------------------------
July 20, 2000         $24.02           $37.86        63.46%                $24.13           $39.26        61.46%
July 20, 2001          23.52            36.69         64.11                23.83             38.08         62.58
July 20, 2002          22.81            35.52         64.22                23.11             36.90         62.61
July 20, 2003          22.05            34.35         64.18                22.31             35.73         62.46
July 20, 2004          21.39            33.18         64.46                21.63             34.55         62.60
July 20, 2005          20.73            32.00         64.78                20.97             33.37         62.85
July 20, 2006          20.15            30.83         65.34                20.37             32.19         63.26
July 20, 2007          19.54            29.66         65.88                19.77             31.02         63.74
July 20, 2008          18.78            28.49         65.91                19.12             29.84         64.08
July 20, 2009          18.01            27.32         65.91                18.42             28.66         64.27
July 20, 2010          17.23            26.15         65.91                17.68             27.48         64.32
July 20, 2011          14.81            24.98         59.30                16.89             26.30         64.21
July 20, 2012          11.76            23.81         49.38                10.43             25.13         41.49
July 20, 2013          9.57             22.64         42.28                 7.61             23.95         31.77
July 20, 2014          7.20             21.47         33.54                 5.59             22.77         24.54
July 20, 2015          4.65             19.91         23.34                 5.59             21.59         25.88
July 20, 2016          4.65             18.34         25.33                 5.59             20.02         27.91
July 20, 2017          3.26             16.78         19.44                 0.00             18.45         0.00
July 20, 2018          0.00             15.22         0.00                  0.00             16.88         0.00
July 20, 2019           --               --            --                    --               --            --




                         Airbus Model A319-100 (Owned)                       Airbus Model A319-100 (Owned)
                                    N727UW                                              N728UW
                 ----------------------------------------------      ----------------------------------------------

                      Secured                                             Secured
                    Promissory                                          Promissory
                       Note            Assumed        Loan                 Note            Assumed        Loan
                    Outstanding       Aircraft         to               Outstanding       Aircraft         to
                      Balance           Value         Value               Balance           Value         Value
    Date            (Millions)       (Millions)       Ratio             (Millions)       (Millions)       Ratio
--------------   ----------------------------------------------      ----------------------------------------------
July 20, 2000         $24.00           $39.26        61.13%               $24.59           $39.56        62.15%
July 20, 2001          23.55            38.08         61.85                24.08            38.37         62.74
July 20, 2002          22.97            36.90         62.25                23.17            37.19         62.31
July 20, 2003          22.31            35.73         62.46                22.36            36.00         62.12
July 20, 2004          21.63            34.55         62.60                21.66            34.81         62.22
July 20, 2005          20.97            33.37         62.85                21.01            33.63         62.49
July 20, 2006          20.37            32.19         63.26                20.39            32.44         62.86
July 20, 2007          19.77            31.02         63.74                19.81            31.25         63.37
July 20, 2008          18.94            29.84         63.46                19.17            30.07         63.76
July 20, 2009          18.31            28.66         63.90                18.48            28.88         63.98
July 20, 2010          17.36            27.48         63.18                17.74            27.69         64.07
July 20, 2011          13.18            26.30         50.12                16.97            26.51         64.01
July 20, 2012          11.41            25.13         45.40                12.82            25.32         50.65
July 20, 2013          9.20             23.95         38.40                10.68            24.13         44.27
July 20, 2014          6.80             22.77         29.86                8.36             22.94         36.44
July 20, 2015          4.65             21.59         21.53                5.84             21.76         26.83
July 20, 2016          4.65             20.02         23.22                3.70             20.18         18.36
July 20, 2017          4.65             18.45         25.19                0.00             18.59         0.00
July 20, 2018          2.49             16.88         14.75                0.00             17.01         0.00
July 20, 2019           --               --            --                   --               --            --



                         Airbus Model A319-100 (Owned)                        Airbus Model A320-200 (Owned)
                                    N729US                                               N107US
                 ----------------------------------------------       ----------------------------------------------

                      Secured                                              Secured
                    Promissory                                           Promissory
                       Note            Assumed        Loan                  Note            Assumed        Loan
                    Outstanding       Aircraft         to                Outstanding       Aircraft         to
                      Balance           Value         Value                Balance           Value         Value
    Date            (Millions)       (Millions)       Ratio              (Millions)       (Millions)       Ratio
--------------   ----------------------------------------------       ----------------------------------------------
July 20, 2000         $23.57           $39.56        59.58%                $28.30           $43.68        64.78%
July 20, 2001          23.23            38.37         60.54                 27.59            42.33         65.19
July 20, 2002          22.49            37.19         60.48                 26.76            40.98         65.31
July 20, 2003          21.68            36.00         60.22                 25.87            39.63         65.29
July 20, 2004          20.97            34.81         60.24                 25.11            38.28         65.60
July 20, 2005          20.32            33.63         60.44                 24.34            36.92         65.91
July 20, 2006          19.70            32.44         60.72                 23.48            35.57         65.99
July 20, 2007          19.11            31.25         61.14                 22.58            34.22         65.99
July 20, 2008          18.47            30.07         61.43                 21.69            32.87         65.99
July 20, 2009          17.74            28.88         61.42                 20.80            31.52         65.99
July 20, 2010          17.00            27.69         61.39                 19.91            30.17         65.99
July 20, 2011          16.15            26.51         60.95                 18.33            28.82         63.62
July 20, 2012          11.95            25.32         47.21                 13.20            27.47         48.07
July 20, 2013          9.81             24.13         40.64                 10.82            26.12         41.44
July 20, 2014          7.48             22.94         32.59                 8.00             24.77         32.32
July 20, 2015          4.95             21.76         22.74                 6.90             22.97         30.04
July 20, 2016          2.60             20.18         12.91                 6.90             21.16         32.59
July 20, 2017          0.00             18.59         0.00                  5.18             19.36         26.77
July 20, 2018          0.00             17.01         0.00                  2.17             17.56         12.36
July 20, 2019           --               --            --                    --               --            --



                         Airbus Model A320-200 (Owned)                       Airbus Model A320-200 (Owned)
                                    N108UW                                               N109UW
                 ----------------------------------------------      -----------------------------------------------

                      Secured                                             Secured
                    Promissory                                           Promissory
                       Note            Assumed        Loan                  Note            Assumed        Loan
                    Outstanding       Aircraft         to               Outstanding        Aircraft         to
                      Balance           Value         Value               Balance            Value         Value
    Date            (Millions)       (Millions)       Ratio              (Millions)       (Millions)       Ratio
--------------   ----------------------------------------------      -----------------------------------------------
July 20, 2000         $28.30           $43.68        64.78%                $28.22           $43.68        64.60%
July 20, 2001          27.59            42.33         65.19                27.69             42.33         65.42
July 20, 2002          26.76            40.98         65.31                26.87             40.98         65.58
July 20, 2003          25.87            39.63         65.29                25.97             39.63         65.54
July 20, 2004          25.11            38.28         65.60                25.20             38.28         65.83
July 20, 2005          24.34            36.92         65.91                24.37             36.92         66.00
July 20, 2006          23.48            35.57         65.99                23.48             35.57         66.00
July 20, 2007          22.58            34.22         65.99                22.59             34.22         66.00
July 20, 2008          21.69            32.87         65.99                21.70             32.87         66.00
July 20, 2009          20.80            31.52         65.99                20.80             31.52         66.00
July 20, 2010          19.91            30.17         65.99                19.91             30.17         66.00
July 20, 2011          18.33            28.82         63.62                16.60             28.82         57.61
July 20, 2012          13.20            27.47         48.07                13.60             27.47         49.51
July 20, 2013          10.82            26.12         41.44                11.02             26.12         42.19
July 20, 2014          8.00             24.77         32.32                 8.22             24.77         33.19
July 20, 2015          6.90             22.97         30.04                 6.57             22.97         28.60
July 20, 2016          6.90             21.16         32.59                 6.57             21.16         31.03
July 20, 2017          5.18             19.36         26.77                 3.81             19.36         19.67
July 20, 2018          2.17             17.56         12.36                 0.00             17.56         0.00
July 20, 2019           --               --            --                    --               --            --




                         Airbus Model A320-200 (Owned)                        Airbus Model A320-200 (Owned)
                                    N110UW                                               N111US
                 ----------------------------------------------       ----------------------------------------------

                      Secured                                              Secured
                    Promissory                                           Promissory
                       Note            Assumed        Loan                  Note            Assumed        Loan
                    Outstanding       Aircraft         to                Outstanding       Aircraft         to
                      Balance           Value         Value                Balance           Value         Value
    Date            (Millions)       (Millions)       Ratio              (Millions)       (Millions)       Ratio
--------------   ----------------------------------------------       ----------------------------------------------
July 20, 2000         2$8.15           $45.35        62.08%                $28.15           $45.35        62.08%
July 20, 2001          26.46            43.99         60.15                 26.46            43.99         60.15
July 20, 2002          25.39            42.63         59.56                 25.39            42.63         59.56
July 20, 2003          24.28            41.27         58.84                 24.28            41.27         58.84
July 20, 2004          23.09            39.91         57.86                 23.09            39.91         57.86
July 20, 2005          22.03            38.55         57.16                 22.03            38.55         57.16
July 20, 2006          20.88            37.19         56.16                 20.88            37.19         56.16
July 20, 2007          19.83            35.83         55.34                 19.83            35.83         55.34
July 20, 2008          18.77            34.47         54.46                 18.77            34.47         54.46
July 20, 2009          18.22            33.11         55.05                 18.22            33.11         55.05
July 20, 2010          17.65            31.75         55.61                 17.65            31.75         55.61
July 20, 2011          17.00            30.38         55.95                 17.00            30.38         55.95
July 20, 2012          16.09            29.02         55.43                 16.09            29.02         55.43
July 20, 2013          14.43            27.66         52.15                 14.43            27.66         52.15
July 20, 2014          10.78            26.30         40.99                 12.00            26.30         45.62
July 20, 2015          8.23             24.94         32.99                 9.45             24.94         37.87
July 20, 2016          5.46             23.13         23.60                 5.46             23.13         23.60
July 20, 2017          0.00             21.31         0.00                  0.00             21.31         0.00
July 20, 2018          0.00             19.50         0.00                  0.00             19.50         0.00
July 20, 2019           --               --            --                    --               --            --



                         Airbus Model A330-300 (Owned)                        Airbus Model A330-300 (Owned)
                                    N670UW                                               N671UW
                 ----------------------------------------------       ----------------------------------------------

                      Secured                                              Secured
                    Promissory                                           Promissory
                       Note            Assumed        Loan                  Note            Assumed        Loan
                    Outstanding       Aircraft         to                Outstanding       Aircraft         to
                      Balance           Value         Value                Balance           Value         Value
    Date            (Millions)       (Millions)       Ratio              (Millions)       (Millions)       Ratio
--------------   ----------------------------------------------       ----------------------------------------------
July 20, 2000         $66.38           $108.11       61.40%                $66.70           $108.15       61.67%
July 20, 2001          60.70           104.87         57.88                 61.02           104.91         58.17
July 20, 2002          58.82           101.62         57.88                 59.14           101.66         58.17
July 20, 2003          57.38            98.38         58.32                 57.70            98.42         58.63
July 20, 2004          55.87            95.14         58.73                 56.20            95.17         59.05
July 20, 2005          54.57            91.89         59.39                 54.90            91.93         59.72
July 20, 2006          50.02            88.65         56.42                 50.37            88.68         56.80
July 20, 2007          43.10            85.41         50.46                 43.07            85.44         50.41
July 20, 2008          38.80            82.16         47.22                 38.77            82.19         47.17
July 20, 2009          34.00            78.92         43.08                 33.97            78.95         43.03
July 20, 2010          29.99            75.68         39.63                 29.97            75.71         39.58
July 20, 2011          25.18            72.43         34.76                 25.16            72.46         34.72
July 20, 2012          20.07            69.19         29.01                 20.06            69.22         28.98
July 20, 2013          14.47            65.95         21.95                 14.46            65.97         21.92
July 20, 2014          10.99            62.70         17.52                 10.98            62.73         17.50
July 20, 2015          7.44             59.46         12.51                 8.21             59.48         13.81
July 20, 2016          5.27             55.14         9.56                  5.27             55.16         9.55
July 20, 2017          2.25             50.81         4.43                  2.25             50.83         4.43
July 20, 2018          0.00             46.49         0.00                  0.00             46.50         0.00
July 20, 2019           --               --            --                    --               --            --
